Exhibit 10.1

[*]: THE IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE AGREEMENT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT No. 4 to the Credit Agreement, dated as of December 6, 2022 (this “Amendment”), among NCL CORPORATION LTD., a Bermuda company, and VOYAGER VESSEL COMPANY, LLC, a Delaware limited liability company, as Borrowers, the Subsidiary Guarantors party hereto, the Lenders party hereto (the “Amendment No. 4 Consenting Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders and Collateral Agent for the Secured Parties (the “Administrative Agent”).

RECITALS

A.        the Borrowers, the Subsidiary Guarantors party thereto (with respect to Section 1.04 thereof only), the Lenders party thereto from time to time and the Administrative Agent are party to that certain Fifth Amended and Restated Credit Agreement, dated as of May 8, 2020 (as amended by that certain Amendment No. 1, dated as of January 29, 2021, that certain Amendment No. 2, dated as of March 25, 2021 and that certain Amendment No. 3, dated as of November 12, 2021, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”).

B.        The Credit Agreement permits the Borrowers to make certain amendments and modifications to the Credit Agreement and other Loan Documents with the consent of the Borrowers and Required Lenders.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged parties hereto hereby agree as follows:

ARTICLE I.

SECTION 1.01.           Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Amendment.

SECTION 1.02.           Amendment of the Credit Agreement(a). Effective as of the Amendment No. 4 Effective Date and in accordance with Section 10.08 of the Credit Agreement, (i) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the conformed copy of the Amended Credit Agreement attached as Exhibit A hereto, (ii) Schedule 2.01 to the Credit Agreement is hereby amended by replacing the table in its entirety with Schedule I hereto, (iii) Exhibits D-1, E, K-1 and K-3 to the Credit Agreement are hereby amended and restated in their entirety as set forth on Exhibits B-1, B-2, B-3 and B-4 hereto, respectively and (iv) new Exhibit K-2 is hereby added as set forth on Exhibit B-5 hereto.

SECTION 1.03.           Amendment Effectiveness. This Amendment shall become effective as of the first date (the “Amendment No. 4 Effective Date”) on which the following conditions have been satisfied:

(a)               The Administrative Agent (or its counsel) shall have received from Lenders constituting the Required Lenders and each Borrower either (i) a counterpart of (or, in the case of the Lenders, a consent to) this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include by electronic means transmission of a signed signature page of this Agreement) that such party has signed a counterpart of (or, in the case of the Lenders, a consent to) this Agreement.

(b)               The Administrative Agent shall have received such copies of amendments to the Loan Documents as may be requested by the Administrative Agent in connection with the transactions contemplated by the Amendment to ensure the continued validity, enforceability and priority of the Loan Documents after giving effect to the Amendment as may have been reasonably requested by the Administrative Agent together with such opinions of counsel, certificates, and other documents as the Administrative Agent may have reasonably requested in connection therewith.

(c)               All accrued interest on the Loans through the Amendment No. 4 Effective Date shall have been paid.

(d)               The Administrative Agent shall have received from the Company a consent fee payable for the account of each (i) Amendment No. 4 Consenting Lender consenting on or before December 5, 2022 in an amount equal to 0.25% of the aggregate principal amount of such Lender’s Term Loans and Revolving Facility Commitments outstanding immediately prior to the Amendment No. 4 Effective Date which are converted to Term A-3 Loans, Deferred Term A-2 Loans and/or Revolving Facility C Commitments, as applicable, on the Amendment No. 4 Effective Date and (ii) without duplication of the fee set forth in clause (i) above, Term A-3 Lender in an amount equal to the percentage set forth in the funds flow agreed to between the Administrative Agent and the Company of the aggregate principal amount of such Lender’s Term A-3 Loans on the Amendment No. 4 Effective Date.

(e)               The Administrative Agent shall have received on the Amendment No. 4 Effective Date, on behalf of itself, the Lenders and each Issuing Bank, a favorable written opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel for the Loan Parties, (ii) Walkers (Bermuda) Limited, Bermuda counsel for the Loan Parties and (iii) Mayer Brown, Marshall Islands counsel for the Loan Parties, in each case (A) dated the Amendment No. 4 Effective Date, (B) addressed to each Issuing Bank, the Administrative Agent, the Collateral Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

2

(f)                The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Amendment No. 4 Effective Date and certifying:

(i)               that attached thereto is a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) if available from an official in such jurisdiction, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary or Assistant Secretary of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,

(ii)              that attached thereto is a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),

(iii)               that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Amendment No. 4 Effective Date and at all times since a date prior to the date of the resolutions described in clause (iv) below,

(iv)               that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Amendment No. 4 Effective Date to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 4 Effective Date,

(v)              as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(vi)               as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party;

provided that, in lieu of delivering the foregoing attachments, each Loan Party may certify that any such attachment that was provided to the Administrative Agent or certified to on the Amendment No. 1 Effective Date has not been in any way modified, rescinded, revoked or amended in whole or in part, in any respect, and is in full force and effect on the date hereof.

(g)               The Lenders shall have received a solvency certificate substantially in form of Exhibit C to the Credit Agreement and signed by a Financial Officer of the Company.

3

(h)               The Administrative Agent shall have received all fees due and payable to it on or prior to the Amendment No. 4 Effective Date and, to the extent invoiced at least three (3) Business Days prior to the Amendment No. 4 Effective Date, all other amounts due and payable pursuant to the Loan Documents on or prior to the Amendment No. 4 Effective Date, including, to the extent invoiced at least three (3) Business Days prior to the Amendment No. 4 Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, Appleby (Bermuda) Limited, Higgs & Johnson and Watson, Farley & Williams LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

(i)                 (i) The Lenders shall have received, at least three (3) Business Days prior to the Amendment No. 4 Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing at least five (5) Business Days prior to the Amendment No. 4 Effective Date and (ii) to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Amendment No. 4 Effective Date, any Lender that has requested, in a written notice to the Company at least five Business Days prior to the Amendment No. 4 Effective Date, a Beneficial Ownership Certification in relation to each Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(j)                 (i) On and as of the Amendment No. 4 Effective Date, the representations and warranties of the Borrower and each other Loan Party set forth in Sections 4.01(b) and 4.01(c) of the Credit Agreement shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) and (ii) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying as to the matters set forth in Sections 4.01(b) and 4.01(c) of the Credit Agreement.

(k)               All Non-extended Loans being refinanced with Term A-3 Loans incurred pursuant to Section 2.01(i)(y) of the Amended Credit Agreement on the Amendment No. 4 Effective Date shall be repaid pursuant to Section 2.11(a) thereof.

SECTION 1.04.           Post-Closing Matters. Within five (5) Business Days of the Amendment No. 4 Effective Date, the Collateral Agent shall have received (a) counterparts of each Amendment to Vessel Mortgage in respect of any Marshall Islands flagged Mortgaged Vessel duly executed and delivered by the registered owner of such Mortgaged Vessel and the Mortgage Trustee suitable for recordation with the central office of the Maritime Administrator for the Republic of the Marshall Islands in New York City (the “Maritime Administrator’s Office”), (b) evidence that each Amendment to Vessel Mortgage in respect of any Marshall Islands flagged Mortgaged Vessel has been (or will, promptly following the Amendment No. 4 Effective Date, be) duly registered with the Maritime Administrator’s Office in accordance with the laws of the Republic of the Marshall Islands and such other evidence that the Mortgage Trustee may deem necessary and that all registration fees in connection therewith have been duly paid, (c) a Certificate of Ownership and Encumbrances issued by the Maritime Administrator’s Office stating that such Marshall Islands flagged Mortgage Vessel is owned by the Subsidiary Guarantor and showing that there are of record no other liens or encumbrances on such Marshall Islands flagged Mortgaged Vessel except the Vessel Mortgage as amended by the Amendment in favor of the Mortgage Trustee, (d) such other documents, including any consents, agreements or confirmation of third parties as may be required under any Amendment to the Mortgages in respect of the Marshall Islands flagged Mortgage Ships or otherwise as the Collateral Agent or the Mortgage Trustee may reasonably request and (e) a favorable opinion of Mayer Brown, Marshall Islands counsel to the Loan Parties.

4

ARTICLE II.

Miscellaneous

SECTION 2.01.           Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment, each Loan Party represents and warrants to each of the Lenders, including the Amendment No. 4 Consenting Lenders, and the Administrative Agent that, as of the Amendment No. 4 Effective Date and after giving effect to the transactions and amendments to occur on the Amendment No. 4 Effective Date, this Amendment has been duly authorized, executed and delivered by such Loan Party and constitutes, and the Amended Credit Agreement will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)               The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on such date, true and correct in all material respects on and as of the Amendment No. 4 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date and, to the extent any such representations and warranties are qualified as to materiality, Material Adverse Effect or similar language, such representations and warranties shall be true and correct in all respects).

(c)               After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing on the Amendment No. 4 Effective Date.

SECTION 2.02.           Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 4 Effective Date. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

5

(b)               For the avoidance of doubt, each Borrower and each other Loan Party hereby reaffirms that (a) the Obligations of the Borrowers and the other Loan Parties under the Credit Agreement and the other Loan Documents that remain unpaid and outstanding as of the date of this Amendment shall, except as expressly set forth herein, continue to exist under and be evidenced by the Credit Agreement and the other Loan Documents, (b) except as expressly set forth herein, the Term A Loans, the Term A-1 Loans, the Term A-2 Loans, the Deferred Term A Loans, the Deferred Term A-1 Loans, the Revolving Facility A Commitments and the Revolving Facility B Commitments shall continue to exist under and be evidenced by this Agreement and the other Loan Documents and (c) the Collateral and the Loan Documents shall continue to secure, guarantee, support and otherwise benefit the Obligations on the same terms as prior to the effectiveness hereof. Upon the effectiveness of this Amendment, each Loan Document that was in effect immediately prior to the date of this Agreement shall continue to be effective on its terms unless otherwise expressly stated herein. The parties hereto acknowledge and agree that neither the execution and delivery of this Agreement nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Credit Agreement or any other Loan Document.

(c)               On and after the Amendment No. 4 Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Amended Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2.03.           Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. The provisions of Sections 10.11 and 10.15 of the Amended Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 2.04.           Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (each as defined under 15 USC §7006, as it may be amended from time to time) (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention.

SECTION 2.05.           Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

NCL CORPORATION LTD.,
as the Company

By:	/s/ Daniel S. Farkas
	Name:	Daniel S. Farkas
	Title:	Executive Vice President, General Counsel & Assistant Secretary

VOYAGER VESSEL COMPANY, LLC,
as the Co-Borrower

By:	/s/ Daniel S. Farkas
	Name:	Daniel S. Farkas
	Title:	Authorized Person

NORWEGIAN DAWN LIMITED

NORWEGIAN STAR LIMITED,
as Subsidiary Guarantors

By:	/s/ Daniel S. Farkas
	Name:	Daniel S. Farkas
	Title:	Director

NORWEGIAN GEM, LTD.

NORWEGIAN PEARL, LTD.

NORWEGIAN SPIRIT, LTD.

NORWEGIAN SUN LIMITED,
as Subsidiary Guarantors

By:	/s/ Daniel S. Farkas
	Name:	Daniel S. Farkas
	Title:	Executive Vice President, General Counsel & Secretary

[NCL Fifth Amended and Restated CA – Signature Page to Amendment No. 4]

MARINER, LLC, as Subsidiary Guarantor

By:	/s/ Daniel S. Farkas
	Name:	Daniel S. Farkas
	Title:	Authorized Person

INSIGNIA VESSEL ACQUISITION, LLC

NAUTICA ACQUISITION, LLC

REGATTA ACQUISITION, LLC

NAVIGATOR VESSEL COMPANY, LLC,
as Subsidiary Guarantors

By:	/s/ Daniel S. Farkas
	Name:	Daniel S. Farkas
	Title:	Authorized Person

NORWEGIAN SKY, LTD., as Subsidiary Guarantor

By:	/s/ Daniel S. Farkas
	Name:	Daniel S. Farkas
	Title:	Executive Vice President, General Counsel & Secretary

[NCL Fifth Amended and Restated CA – Signature Page to Amendment No. 4]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Collateral Agent and Issuing Bank

By:	/s/ Nadeige Dang
	Name:	Nadeige Dang
	Title:	Executive Director

[NCL Fifth Amended and Restated CA – Signature Page to Amendment No. 4]

LENDER SIGNATURE PAGES ON FILE WITH ADMINISTRATIVE AGENT

Exhibit A

(attached)

Exhibit A

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of May 8, 2020,

among

NCL CORPORATION LTD.,
as Company,

VOYAGER VESSEL COMPANY, LLC,
as Co-Borrower,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as Collateral Agent

JPMORGAN CHASE BANK, N.A.,

MIZUHO BANK, LTD.,

TRUIST BANK,

DNB Markets, INC.,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

HSBC BANK PLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

NORDEA BANK ABP, NEW YORK BRANCH,

and

skandinaviska enskilda banken ab (publ)

as Joint Bookrunners and Arrangers

and

bnp paribas,

CITIBANK, n.a.,

citizens bank, N.A.,

commerzbank AG, NEW YORK BRANCH,

credit agricole CORPORATE AND INVESTMENT BANK,

MufG BANK, ltd.,

PNC BANK, NATIONAL ASSOCIATION,

and

SUNTRUST BANK
as Co-Documentation Agents

TABLE OF CONTENTS

Page

Article I Definitions

Section 1.01.	Defined Terms	1
Section 1.02.	Terms Generally	~~65~~73
Section 1.03.	Exchange Rates; Currency Equivalents	~~65~~74
Section 1.04.	Effect of this Agreement on the Original Credit Agreement and the Other Existing Loan Documents	~~66~~74
Section 1.05.	Interest Rates; ~~LIBOR~~Benchmark Notification	~~66~~74

Article II The Credits

Section 2.01.	Commitments	~~67~~75
Section 2.02.	Loans and Borrowings	~~68~~76
Section 2.03.	Requests for Borrowings	~~69~~77
Section 2.04.	[Reserved]	~~70~~78
Section 2.05.	Letters of Credit	~~70~~78
Section 2.06.	Funding of Borrowings	~~76~~84
Section 2.07.	Interest Elections	~~77~~85
Section 2.08.	Termination and Reduction of Commitments	~~78~~86
Section 2.09.	Repayment of Loans; Evidence of Debt	~~79~~87
Section 2.10.	Repayment of Term Loans and Revolving Facility Loans	~~79~~88
Section 2.11.	Prepayment of Loans	~~82~~92
Section 2.12.	Fees	~~83~~93
Section 2.13.	Interest	~~84~~95
Section 2.14.	Alternate Rate of Interest	~~85~~95
Section 2.15.	Increased Costs	~~86~~98
Section 2.16.	Break Funding Payments	~~88~~99
Section 2.17.	Taxes	~~88~~99
Section 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Set offs	~~92~~103
Section 2.19.	Mitigation Obligations; Replacement of Lenders	~~93~~104
Section 2.20.	Illegality	~~95~~106
Section 2.21.	Incremental Commitments	~~95~~106
Section 2.22.	Defaulting Lender	~~102~~114

- i -

Page

Article III Representations and Warranties

Section 3.01.	Organization; Powers	~~104~~116
Section 3.02.	Authorization	~~105~~116
Section 3.03.	Enforceability	~~105~~117
Section 3.04.	Governmental Approvals	~~105~~117
Section 3.05.	Financial Statements	~~106~~117
Section 3.06.	No Material Adverse Effect	~~106~~117
Section 3.07.	Title to Properties; Possession Under Leases	~~106~~118
Section 3.08.	Subsidiaries	~~107~~118
Section 3.09.	Litigation; Compliance with Laws	~~107~~119
Section 3.10.	Federal Reserve Regulations	~~107~~119
Section 3.11.	Investment Company Act	~~108~~119
Section 3.12.	Use of Proceeds	~~108~~120
Section 3.13.	Tax Returns	~~108~~120
Section 3.14.	No Material Misstatements	~~108~~120
Section 3.15.	Employee Benefit Plans	~~109~~121
Section 3.16.	Environmental Matters	~~109~~121
Section 3.17.	Security Documents	~~110~~122
Section 3.18.	Solvency	~~111~~123
Section 3.19.	Labor Matters	~~112~~123
Section 3.20.	Insurance	~~112~~124
Section 3.21.	No Default	~~112~~124
Section 3.22.	No Event of Loss	~~112~~124
Section 3.23.	The Mortgaged Vessels	~~112~~124
Section 3.24.	Anti-Corruption Laws and Sanctions.	~~112~~124
Section 3.25.	Affected Financial Institutions	~~113~~125

Article IV Conditions of Lending

Section 4.01.	All Credit Events	~~113~~125
Section 4.02.	Restatement Effective Date	~~114~~126

Article V Affirmative Covenants

Section 5.01.	Existence; Business and Properties	~~118~~130
Section 5.02.	Insurance	~~118~~130
Section 5.03.	Taxes	~~119~~132
Section 5.04.	Financial Statements, Reports, etc.	~~120~~132
Section 5.05.	Litigation and Other Notices	~~122~~134
Section 5.06.	Compliance with Laws	~~122~~134
Section 5.07.	Maintaining Records; Access to Properties and Inspections	~~123~~135
Section 5.08.	Use of Proceeds	~~123~~135
Section 5.09.	Environmental Matters	~~123~~135
Section 5.10.	Further Assurances; Additional Security and Guarantees	~~124~~136
Section 5.11.	Rating	~~127~~139
Section 5.12.	Annual Insurance Report	~~127~~139
Section 5.13.	Approval and Authorization	~~128~~140
Section 5.14.	Concerning the Mortgaged Vessels	~~128~~140
Section 5.15.	Compliance with Maritime Conventions	~~129~~141
Section 5.16.	Valuations	~~129~~141
Section 5.17.	Poseidon Principles	142

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Page

Article VI Negative Covenants

Section 6.01.	Indebtedness	~~130~~142
Section 6.02.	Liens	~~135~~148
Section 6.03.	Sale and Lease-Back Transactions	~~137~~149
Section 6.04.	Investments, Loans and Advances	~~137~~149
Section 6.05.	Mergers, Consolidations, Sales of Assets and Acquisitions	~~141~~154
Section 6.06.	Dividends and Distributions	~~144~~157
Section 6.07.	Transactions with Affiliates	~~146~~159
Section 6.08.	Business of the Loan Parties and the Subsidiaries	~~148~~161
Section 6.09.	Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.	~~149~~161
Section 6.10.	Swap Agreements	~~151~~164
Section 6.11.	Fiscal Year; Accounting	~~151~~164
Section 6.12.	Loan-to-Value Ratio	~~151~~164
Section 6.13.	Free Liquidity	~~152~~164
Section 6.14.	Total Net Funded Debt to Total Capitalization	~~152~~164
Section 6.15.	EBITDA to Consolidated Debt Service	~~152~~165
Section 6.16.	Deferral Period Additional Covenants	~~152~~165
Section 6.17.	Covenant Relief Period Additional Covenants	~~152~~166

Article VII [RESERVED]

Article VIII Events of Default

Section 8.01.	Events of Default	~~154~~167
Section 8.02.	Right to Cure	~~157~~170
Section 8.03.	Application of Proceeds	~~158~~171

- iii -

Page

Article IX The Agents

Section 9.01.	Appointment	~~159~~172
Section 9.02.	Delegation of Duties	~~160~~174
Section 9.03.	Exculpatory Provisions	~~161~~174
Section 9.04.	Reliance by Administrative Agent	~~162~~175
Section 9.05.	Notice of Default	~~162~~176
Section 9.06.	Non-Reliance on Agents and Other Lenders	~~163~~176
Section 9.07.	Indemnification	~~163~~176
Section 9.08.	Agent in Its Individual Capacity	~~164~~177
Section 9.09.	Successor Administrative Agent	~~164~~177
Section 9.10.	Withholding Tax	~~164~~178
Section 9.11.	Agent and Arrangers	~~165~~178
Section 9.12.	Ship Mortgage Trust	~~165~~178
Section 9.13.	Acknowledgements of Lenders and Issuing Banks	179

Article X Miscellaneous

Section 10.01.	Notices; Communications	~~166~~180
Section 10.02.	Survival of Agreement	~~167~~181
Section 10.03.	Binding Effect	~~167~~181
Section 10.04.	Successors and Assigns	~~167~~182
Section 10.05.	Expenses; Indemnity	~~173~~187
Section 10.06.	Right of Set-off	~~175~~189
Section 10.07.	Applicable Law	~~175~~190
Section 10.08.	Waivers; Amendment	~~175~~190
Section 10.09.	Entire Agreement	~~178~~193
Section 10.10.	No Liability of the Issuing Bank	~~178~~193
Section 10.11.	WAIVER OF JURY TRIAL.	~~179~~193
Section 10.12.	Severability	~~179~~194
Section 10.13.	Counterparts	~~179~~194
Section 10.14.	Headings	~~180~~194
Section 10.15.	Jurisdiction; Consent to Service of Process	~~180~~194
Section 10.16.	Confidentiality	~~181~~195
Section 10.17.	Platform; Borrower Materials	~~181~~196
Section 10.18.	Release of Liens and Guarantees	~~182~~196
Section 10.19.	Judgment Currency	~~183~~197
Section 10.20.	USA PATRIOT Act Notice	~~183~~198
Section 10.21.	Affiliate Lenders	~~183~~198
Section 10.22.	No Advisory or Fiduciary Responsibility	~~184~~199
Section 10.23.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~185~~199
Section 10.24.	Borrower Representative	~~185~~200
Section 10.25.	Joint and Several Liability	~~186~~200
Section 10.26.	Certain ERISA Matters	~~186~~200
Section 10.27.	Acknowledgement Regarding Any Supported QFCs	~~188~~202

- iv -

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Administrative Questionnaire
Exhibit C	Form of Solvency Certificate
Exhibit D-1	Form of Borrowing Request
Exhibit E	Form of Interest Election Request
Exhibit F	[reserved]
Exhibit G-1	Form of Deed of Covenants for Bahamian-Flagged Vessels
Exhibit G-2	Form of Ship Mortgage for Marshall Islands-Flagged Vessels
Exhibit H	Form of Earnings Assignment
Exhibit I	Form of Insurance Assignment
Exhibit J	[reserved]
Exhibit K-1	Form of First Lien (Single Agent) Intercreditor Agreement
Exhibit K-2	Form of First Lien (Separate Agents) Intercreditor Agreement
Exhibit K-3	Form of Second Lien Intercreditor Agreement
Exhibit L	Forms of Note
Exhibit M	Form of Perfection Certificate
Exhibit N	Form of Permitted Loan Purchase Assignment and Acceptance
Exhibits O-1 to O-4	Forms of Tax Certificates

Schedule 1.01(a)	Immaterial Subsidiaries
Schedule 1.01(b)	Specified Target Subsidiaries
Schedule 1.01(c)	Specified Target Mortgaged Vessels
Schedule 1.01(d)	Issuing Bank Sublimits
Schedule 2.01	Commitments
Schedule 3.01	Organization and Good Standing
Schedule 3.04	Governmental Approvals
Schedule 3.07(b)	Possession under Leases
Schedule 3.07(c)	Intellectual Property
Schedule 3.08(a)	Subsidiaries
Schedule 3.08(b)	Subscriptions
Schedule 3.17	UCC Filing Jurisdictions
Schedule 3.20	Insurance
Schedule 6.01	Indebtedness
Schedule 6.02(b)	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates
Schedule 6.09	Contractual Encumbrances
Schedule 10.01	Notice Information

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FIFTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 8, 2020 (this “Agreement”), among NCL CORPORATION LTD., a Bermuda company (“NCL” or the “Company”), Voyager Vessel Company, LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Company, the “Borrowers”), the Subsidiary Guarantors party hereto (with respect to Section 1.04 only), the LENDERS party hereto from time to time, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

WHEREAS, the Company, the Lenders and the Administrative Agent are party to a credit agreement dated as of May 24, 2013, as amended and restated by the Amended and Restated Credit Agreement dated as of October 31, 2014, as further amended and restated by the Second Amended and Restated Credit Agreement dated as of June 6, 2016, as further amended and restated by the Third Amended and Restated Credit Agreement dated as of October 10, 2017, and as further amended and restated by the Fourth Amended and Restated Credit Agreement dated as of January 2, 2019 (as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Credit Agreement”). The parties hereto have agreed to amend and restate in its entirety the Original Credit Agreement and replace it in its entirety with this Agreement;

NOW, THEREFORE, the Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

Article I

Definitions

Section 1.01.             Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2024 Springing Maturity Date” shall mean September 16, 2024, which is the date that is ninety (90) days prior to the stated maturity date of NCL’s 3.625% senior notes due 2024.

“ABR” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted ~~LIBO~~Term SOFR Rate for a one month Interest Period ~~on~~as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%, provided that, the Adjusted ~~LIBO~~Term SOFR Rate for any day shall be based on the ~~LIBO Rate (after giving effect to any minimum rate set forth therein)~~Term SOFR Reference Rate at approximately ~~11:00 a.m. London~~5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.14 hereof (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the ABR shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan.

“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Acquired Company” shall mean the Target, together with its Subsidiaries.

“Acquisition” means the acquisition of the Target by Holdings pursuant to the Acquisition Agreement.

“Acquisition Agreement” shall mean the Agreement and Plan of Merger, dated as of September 2, 2014 (as amended, restated, supplemented or otherwise modified from time to time), by and among Prestige Cruises International, Inc., Holdings, Portland Merger Sub, Inc. and Apollo Management, L.P.

“Acquisition Closing Date” means November 19, 2014.

“Acquisition Loans” shall mean the Term Loans borrowed on the Acquisition Closing Date.

“Acquisition Transactions” shall mean the Acquisition, the Refinancing, the issuance of NCL’s 5.25% senior notes due 2019, the borrowing of the Acquisition Loans, the rollover (or borrowing) of the Prestige Newbuild Debt and the payment of fees and expenses in connection therewith.

“Additional Subsidiary Guarantor” shall mean any Material Subsidiary that the Company has elected to have become a Subsidiary Guarantor; provided that if such Material Subsidiary is organized in any jurisdiction where no existing Subsidiary Guarantor is organized, then such Material Subsidiary shall be reasonably satisfactory to the Administrative Agent (it being understood that the Specified Target Subsidiaries are reasonably satisfactory to the Administrative Agent).

“Additional Subsidiary Guarantor Accession Supplement” shall mean a supplement to the Collateral Agreement substantially in the form attached thereto.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted ~~LIBO~~Term SOFR Rate” ~~shall mean, with respect to any Eurocurrency Borrowing~~means, for any Interest Period, an interest rate per annum equal to (a) the ~~LIBO~~Term SOFR Rate for ~~the applicable Class of Loans in effect for~~ such Interest Period ~~divided by~~, plus (b) ~~one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any.~~0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjustment Date” shall have the meaning assigned to such term in the definition of “Pricing Grid.”

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement; provided that, with respect to periods prior to the First Restatement Effective Date (and the activities of the Former Agent prior to such date), such term shall refer to the Former Agent.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B or such other form supplied by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Affiliate Lender” shall have the meaning assigned to such term in Section 10.21(a).

“Agents” shall mean the Administrative Agent, the Collateral Agent and the Mortgage Trustee.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement Currency” shall have the meaning assigned to such term in Section 10.19.

“All-in Yield” shall mean, as to any Indebtedness, the yield thereon as reasonably determined by the Administrative Agent, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided that original issue discount and up-front fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the life of such Indebtedness); and provided further that “All-in Yield” shall not include arrangement, underwriting, structuring or similar fees paid to arrangers for such Indebtedness and customary consent fees for an amendment paid generally to consenting Lenders.

“Amended Tax Agreements” shall have the meaning assigned to such term in Section 6.06(b).

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of January 27, 2021 by and among the Loan Parties, the Lenders and the Administrative Agent.

“Amendment No. 1 Consenting Lender” means each Lender that has delivered an executed counterpart to Amendment No. 1 to the Administrative Agent prior to deadline specified in Amendment No. 1.

“Amendment No. 1 Effective Date” has the meaning set forth in Amendment No. 1.

“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of December 6, 2022 by and among the Loan Parties, the Lenders and the Administrative Agent.

“Amendment No. 4 Converted Deferred Term A Loan” means, with respect to each Amendment No. 4 Extending Lender that has indicated on its counterpart to Amendment No. 4 that it is electing to convert all or a portion of its Deferred Term A Loan or Deferred Term A-1 Loan, as applicable, into a Deferred Term A-2 Loan, the entire principal amount or such other percentage indicated on such counterpart, as applicable, of such Lender’s Deferred Term A Loan or Deferred Term A-1 Loan, as applicable, immediately prior to the Amendment No. 4 Effective Date.

“Amendment No. 4 Converted Term A Loan” means, with respect to each Amendment No. 4 Extending Lender that has indicated on its counterpart to Amendment No. 4 that it is electing to convert all or a portion of its Term A Loan, Term A-1 Loan or Term A-2 Loan, as applicable, into a Term A-3 Loan, the entire principal amount or such other percentage indicated on such counterpart, as applicable, of such Lender’s Term A Loan, Term A-1 Loan or Term A-2 Loan, as applicable, immediately prior to the Amendment No. 4 Effective Date.

“Amendment No. 4 Effective Date” means December 6, 2022.

“Amendment No. 4 Extending Lender” means each Lender that has delivered an executed counterpart to Amendment No. 4 to the Administrative Agent prior to the deadline specified in Amendment No. 4 indicating an election to convert all or a portion of such Lender’s Loans and/or Commitments outstanding prior to the Amendment No. 4 Effective Date.

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Lender, the Company or the Company’s Subsidiaries from time to time concerning or relating to anti-money laundering.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Apollo Bridge Facility” shall mean the Indebtedness contemplated by that certain Amended and Restated Commitment Letter, dated as of July 26, 2022 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time), among the Borrower and each Purchaser (as defined therein) party thereto.

“Applicable Commitment Fee” shall mean the Applicable Commitment Fee as determined pursuant to the Pricing Grid or, with respect to the Other Revolving Facility Commitments, Replacement Revolving Facility Commitment, or Incremental Revolving Facility Commitments, the “Applicable Commitment Fee” set forth in the applicable Incremental Assumption Agreement.

“Applicable Margin” shall mean for any day (i) with respect to any Term A Loan, Term A-1 Loan, Term A-2 Loan, Term A-3 Loan or any Revolving Facility Loan, the applicable rate determined pursuant to the Pricing Grid, (ii) with respect to any Deferred Term A Loan or Deferred Term A-1 Loan, (x) in the case of ABR Loans, 1.50% per annum and (y) in the case of ~~Eurocurrency~~Term Benchmark Loans, 2.50% per annum, (iii) with respect to any Deferred Term A-2 Loan, (x) in the case of ABR Loans, 1.75% per annum and (y) in the case of Term Benchmark Loans, 2.75% per annum, (iv) with respect to any Other Incremental Term Loan or Other Incremental Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto and (~~iv~~v) with respect to any Refinancing Term Loan or Other Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto.

“Applicable Ship Percentage” shall mean the fair market value of the applicable Mortgaged Vessel divided by the fair market value of all the Mortgaged Vessels (in each case based on the most recent Valuation).

“Approved Broker” shall mean Brax Shipping AS; Barry Rogliano Salles S.A., Paris; Clarksons, London; Rocca & Partners S.R.L., Genova; Fearnsale, a division of Astrup Fearnley AS, Oslo; any affiliate of the foregoing; or any other independent sale and purchase ship brokerage firm nominated by the Company and approved by the Administrative Agent (such approval not to be withheld unreasonably).

“Approved Fund” shall have the meaning assigned to such term in Section 10.04(b)(ii).

“Approved Insurance Evaluator” shall mean (a) BankAssure, a division of Aon Corporation, or (b) any other firm of established and reputable independent marine insurance brokers or other professional advisors on insurance matters appointed by the Company and approved by the Administrative Agent (such approval not to be withheld unreasonably), which other firm has not placed or otherwise acted on behalf of any of the Loan Parties in connection with any of the insurances to be covered within any insurance report required under Section 5.12.

“Approved Manager” shall mean NCL (Bahamas) Ltd. d/b/a NCL, a company incorporated in and existing under the laws of Bermuda, or one or more affiliates of the Company, or any other company approved by the Administrative Agent (such approval not to be withheld unreasonably) from time to time as the technical manager of one or more of the Mortgaged Vessels.

“Arranger” shall mean, collectively, (i) with respect to Original Credit Agreement, each entity listed as such on the cover of the Original Credit Agreement and (ii) with respect to this Agreement, each entity listed as such on the cover of this Agreement, in each case in its capacity as such.

“ASC” shall mean the Accounting Standards Codification of the Financial Accounting Standards Board.

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and lease-back of assets and any mortgage or lease of Real Property) to any person of any asset or assets of the Borrowers or any Subsidiary Guarantor.

“Assignee” shall have the meaning assigned to such term in Section 10.04(b)(i).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Company (if required by Section 10.04), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Assignment Taxes” shall have the meaning given such term in the definition of the term “Other Taxes.”

“Assignor” shall have the meaning assigned to such term in Section 10.04(b)(i).

“Availability Period” shall mean, with respect to any Class of Revolving Facility Commitments, the period from and including the Restatement Effective Date (or, if later, the effective date for such Class of Revolving Facility Commitments) to but excluding the earlier of the Revolving Facility Maturity Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings and Letters of Credit, the date of termination of the Revolving Facility Commitments of such Class.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.

“Bahamas” shall mean the Commonwealth of The Bahamas.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Below Threshold Asset Sale Proceeds” shall have the meaning assigned to such term in the definition of the term “Cumulative Credit.”

“Benchmark” shall mean, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)       the Adjusted Daily Simple SOFR;

(2)       the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in its reasonable discretion (and in consultation with the Company) that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership of a Borrower as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” shall have the meaning assigned to such term in Section 10.17.

“Borrowers” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date and, in the case of ~~Eurocurrency~~Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean $3,000,000.

“Borrowing Multiple” shall mean $1,000,000.

“Borrowing Request” shall mean a request by the Company, in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D-1.

“Budget” shall have the meaning assigned to such term in Section 5.04(e).

“Business Day” shall mean any day ~~that is not~~(other than a Saturday~~,~~ or a Sunday ~~or other day~~) on which ~~commercial~~ banks are open for business in New York City, Oslo and Frankfurt ~~are authorized or required by law to remain closed; provided, that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in Dollars in the London interbank market.~~; provided that, in addition to the foregoing, a Business Day shall be, in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided that obligations of the Company or its Subsidiaries, or of a special purpose or other entity not consolidated with the Company and its Subsidiaries, either existing on December 31, 2018 or created thereafter that (a) initially were not included on the consolidated balance sheet of the Company as capital or finance lease obligations and were subsequently recharacterized as capital or finance lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Company and its Subsidiaries were required to be characterized as capital or finance lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on December 31, 2018 and were required to be characterized as finance lease obligations but would not have been required to be treated as finance lease obligations on December 31, 2018 had they existed at that time, shall for all purposes not be treated as Capital Lease Obligations or Indebtedness; provided further, for clarification purposes, operating leases recorded as liabilities on the balance sheet due to a change in accounting treatment, or otherwise, shall for all purposes not be treated as Indebtedness or Capital Lease Obligations.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for Revolving L/C Exposure or obligations of the Lenders to fund participations in respect of Revolving L/C Exposure, cash or deposit account balances or, if the Collateral Agent and each Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Collateral Agent and each applicable Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Interest Expense” shall mean, with respect to the Company and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of, without duplication, (a) pay in kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Company or any Subsidiary, including such fees paid in connection with the Transactions, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements and (d) cash interest income of the Company and the Subsidiaries for such period; provided, that Cash Interest Expense shall exclude any one time financing fees, including those paid in connection with the Transactions, or any amendment of this Agreement.

A “Change in Control” shall be deemed to occur if:

(a)       (i) a majority of the seats (other than vacant seats) on the board of directors of the Company shall at any time be occupied by persons who were neither (A) nominated by the board of directors of the Company or a Permitted Holder, (B) appointed or approved by directors so nominated nor (C) appointed by a Permitted Holder or (ii) a “change of control” (or similar event) shall occur under any Permitted Ratio Debt, a Senior Unsecured Notes Indenture or any Permitted Refinancing Indebtedness in respect of any of the foregoing or any Disqualified Stock;

(b)       any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any combination of the Permitted Holders or any “group” including any Permitted Holders, shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in the Company’s Equity Interests and the Permitted Holders shall own, directly or indirectly, less than such person or “group” on a fully diluted basis of the voting interest in the Company’s Equity Interests; or

(c)       a “Change of Control” occurs, as such term is defined under the Senior Unsecured Notes Indentures.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 10.08.

“Class” shall mean (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Term A Loans, Term A-1 Loans, Term A-2 Loans, Term A-3 Loans, Deferred Term A Loans, Deferred Term A-1 Loans, Deferred Term A-2 Loans, Refinancing Term Loans, Other Incremental Term Loans, Revolving Facility Loans (it being understood that Revolving Facility A Loans ~~and~~, Revolving Facility B Loans and Revolving Facility C Loans constitute a single Class of Loans until the Revolving Facility Maturity Date applicable to the Revolving Facility A Loans and Revolving Facility B Loans), Other Revolving Loans or Other Incremental Revolving Loans and (b) when used in respect of any Commitment, whether such Commitment is a Term A Loan Commitment, a Term A-1 Loan Commitment, a Term A-3 Loan Commitment, a Deferred Term A Loan Commitment, a Revolving Facility Commitment (~~it~~ being understood that Revolving Facility A ~~Commitments and~~Loans, Revolving Facility B ~~Commitments~~Loans and Revolving Facility C Loans constitute a single Class of ~~Commitments~~Loans until the Revolving Facility Maturity Date applicable to the Revolving Facility A Loans and Revolving Facility B Loans), a Replacement Revolving Facility Commitment, an Other Revolving Facility Commitment, an Other Incremental Revolving Loan Commitment, or an Incremental Term Loan Commitment.

“Classification Society” shall mean, in respect of any Mortgaged Vessel, Bureau Veritas, the American Bureau of Shipping, Lloyd’s Register of Shipping, Det norske Veritas, or such other classification society that is a member of the International Association of Classification Societies (IACS) as selected by the Company that is reasonably acceptable to the Administrative Agent.

“Closing Date” shall mean May 24, 2013.

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Co-Documentation Agents” shall mean, collectively, (i) with respect to Original Credit Agreement, each entity listed as such on the cover of the Original Credit Agreement and (ii) with respect to this Agreement, each entity listed as such on the cover of this Agreement, in each case in its capacity as such.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Vessels and all other property that is subject or purported to be subject to any Lien in favor of the Administrative Agent, the Collateral Agent or any Subagent for the benefit of the Secured Parties pursuant to any Security Documents.

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Parties.

“Collateral Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Collateral Agreement” shall mean the Amended and Restated Guarantee and Collateral Agreement, dated as of the ~~Closing~~Amendment No. 4 Effective Date, as amended, restated, supplemented or otherwise modified from time to time, among the Subsidiary Guarantors and the Collateral Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a)       (i) on the Closing Date, the Collateral Agent shall have received a counterpart of the Collateral Agreement duly executed and delivered on behalf of each of the Subsidiary Guarantors and the Perfection Certificate duly executed and delivered on behalf of each Loan Party, (ii) on the Acquisition Closing Date, the Collateral Agent shall have received a counterpart of an Additional Subsidiary Guarantor Accession Supplement duly executed and delivered on behalf of each of the Specified Target Subsidiaries and a Perfection Certificate duly executed and delivered on behalf of each Specified Target Subsidiary and (iii) on the Third Restatement Effective Date, the Collateral Agent shall have received a counterpart of an Additional Subsidiary Guarantor Accession Supplement duly executed and delivered on behalf of the Specified Additional Subsidiary Guarantor and a Perfection Certificate duly executed and delivered on behalf of the Specified Additional Subsidiary Guarantor;

(b)       (i) on the Closing Date, the Collateral Agent shall have received (x) each Subsidiary Guarantor Pledge Agreement duly executed and delivered by each holder of Equity Interests of the applicable Subsidiary Guarantor(s) (and, if required under the applicable governing law, the applicable Subsidiary Guarantor(s)), effecting pledges of all the issued and outstanding Equity Interests of the Subsidiary Guarantors, together with (y) all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer (if applicable under the applicable governing law) with respect thereto endorsed in blank, (ii) on the Acquisition Closing Date, the Collateral Agent shall have received (x) each Subsidiary Guarantor Pledge Agreement duly executed and delivered by each holder of Equity Interests of the applicable Specified Target Subsidiary (and, if required under the applicable governing law, the applicable Specified Target Subsidiary), effecting pledges of all the issued and outstanding Equity Interests of the Specified Target Subsidiaries, together with (y) all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer (if applicable under the applicable governing law) with respect thereto endorsed in blank and (iii) on the Third Restatement Effective Date, the Collateral Agent shall have received (x) the Subsidiary Guarantor Pledge Agreement duly executed and delivered by the holder of Equity Interests of the Specified Additional Subsidiary Guarantor (and, if required under the applicable governing law, the Specified Additional Subsidiary Guarantor), effecting pledges of all the issued and outstanding Equity Interests of the Specified Additional Subsidiary Guarantor, together with (y) all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer (if applicable under the applicable governing law) with respect thereto endorsed in blank;

(c)       (i) on the Closing Date, the Collateral Agent shall have received all Instruments (as defined in the Collateral Agreement) that are held by a Loan Party and required to be pledged pursuant to the applicable Security Document, together with instruments of transfer with respect thereto endorsed in blank, and (ii) on the Third Restatement Effective Date, the Collateral Agent shall have received all Instruments (as defined in the Collateral Agreement) that are held by the Specified Additional Subsidiary Guarantor and required to be pledged pursuant to the applicable Security Document, together with instruments of transfer with respect thereto endorsed in blank;

(d)       on the Closing Date, except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, filings with the United States Patent and Trademark Office and United States Copyright Office and similar filings, instruments and registrations in any applicable jurisdiction, and all other actions required by law or reasonably requested by the Collateral Agent to be taken, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been taken, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(e)       except as otherwise contemplated by any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder;

(f)       (i) on the Closing Date, the Collateral Agent shall have received (x) counterparts of each Vessel Mortgage and Deed of Covenants to be entered into with respect to each Mortgaged Vessel duly executed and delivered by the registered owner of such Mortgaged Vessel and suitable for registration, recording or filing and (y) such other documents, including any consents, agreements and confirmations of third parties, as may be required under such Vessel Mortgage, Deed of Covenants or otherwise as the Collateral Agent may reasonably request with respect to any such Vessel Mortgage, Deed of Covenants or Mortgaged Vessel, (ii) on the Acquisition Closing Date, the Collateral Agent shall have received (x) counterparts of each Vessel Mortgage and Deed of Covenants to be entered into with respect to each Specified Target Mortgaged Vessel duly executed and delivered by the registered owner of such Specified Target Mortgaged Vessel and suitable for registration, recording or filing and (y) such other documents, including any consents, agreements and confirmations of third parties, as may be required under such Vessel Mortgage, Deed of Covenants or otherwise as the Collateral Agent may reasonably request with respect to any such Vessel Mortgage, Deed of Covenants or Specified Target Mortgaged Vessel and (iii) on the Third Restatement Effective Date (or, to the extent the Collateral Agent shall be reasonably satisfied that it will receive such documents promptly after the funding of Loans on the Third Restatement Effective Date, promptly after the Third Restatement Effective Date), the Collateral Agent shall have received (x) counterparts of each Vessel Mortgage and Deed of Covenants to be entered into with respect to the Specified Additional Vessel duly executed and delivered by the registered owner of such Specified Additional Vessel and suitable for registration, recording or filing and (y) such other documents, including any consents, agreements and confirmations of third parties, as may be required under such Vessel Mortgage, Deed of Covenants or otherwise as the Collateral Agent may reasonably request with respect to any such Vessel Mortgage, Deed of Covenants or Specified Additional Vessel;

(g)       (i) on the Closing Date, the Collateral Agent shall have received (x) counterparts of each Earnings Assignment to be entered into with respect to each Mortgaged Vessel duly executed and delivered by the applicable Subsidiary Guarantor and (y) such other documents, including any consents, agreements and confirmations of third parties, as may be required under such Earnings Assignment or otherwise as the Collateral Agent may reasonably request with respect to any such Earnings Assignment, (ii) on the Acquisition Closing Date, the Collateral Agent shall have received (x) counterparts of each Earnings Assignment to be entered into with respect to each Specified Target Mortgaged Vessel duly executed and delivered by the applicable Specified Target Subsidiary and (y) such other documents, including any consents, agreements and confirmations of third parties, as may be required under such Earnings Assignment or otherwise as the Collateral Agent may reasonably request with respect to any such Earnings Assignment and (iii) on the Third Restatement Effective Date (or, to the extent the Collateral Agent shall be reasonably satisfied that it will receive such documents promptly after the funding of Loans on the Third Restatement Effective Date, promptly after the Third Restatement Effective Date), the Collateral Agent shall have received (x) counterparts of the Earnings Assignment to be entered into with respect to the Specified Additional Vessel duly executed and delivered by the Specified Additional Subsidiary Guarantor and (y) such other documents, including any consents, agreements and confirmations of third parties, as may be required under such Earnings Assignment or otherwise as the Collateral Agent may reasonably request with respect to such Earnings Assignment;

(h)       (i) on the Closing Date, the Collateral Agent shall have received (x) counterparts of (A) each Insurance Assignment to be entered into with respect to each Mortgaged Vessel duly executed and delivered by the applicable Subsidiary Guarantor and (B) the Insurance Assignment to be entered into with respect to all of the Mortgaged Vessels duly executed and delivered by the Company and (y) such other documents, including any consents, agreements and confirmations of third parties, as may be required under such Insurance Assignment or otherwise as the Collateral Agent may reasonably request with respect to any such Insurance Assignment, (ii) on the Acquisition Closing Date, the Collateral Agent shall have received (x) counterparts of (A) each Insurance Assignment to be entered into with respect to each Specified Target Mortgaged Vessel duly executed and delivered by the applicable Specified Target Subsidiary and (B) each Insurance Assignment to be entered into with respect to all of the Specified Target Mortgaged Vessels duly executed and delivered by the policy holder thereof and (y) such other documents, including any consents, agreements and confirmations of third parties, as may be required under such Insurance Assignment or otherwise as the Collateral Agent may reasonably request with respect to any such Insurance Assignment and (iii) on the Third Restatement Effective Date (or, to the extent the Collateral Agent shall be reasonably satisfied that it will receive such documents promptly after the funding of Loans on the Third Restatement Effective Date, promptly after the Third Restatement Effective Date), the Collateral Agent shall have received (x) counterparts of (A) the Insurance Assignment to be entered into with respect to the Specified Additional Vessel duly executed and delivered by the Specified Additional Subsidiary Guarantor and (B) the Insurance Assignment to be entered into with respect to the Specified Additional Vessel duly executed and delivered by the policy holder thereof and (y) such other documents, including any consents, agreements and confirmations of third parties, as may be required under such Insurance Assignment or otherwise as the Collateral Agent may reasonably request with respect to such Insurance Assignment;

(i)       in the case of any person that becomes an Additional Subsidiary Guarantor after the Closing Date (other than the Specified Target Subsidiaries and the Specified Additional Subsidiary Guarantor, which are addressed in clauses (a) and (b) above), (i) the Administrative Agent and the Collateral Agent shall have received an Additional Subsidiary Guarantor Accession Supplement duly executed on behalf of such Additional Subsidiary Guarantor and the Company and the other documents required by Section 5.10(c), and (ii) all the issued and outstanding Equity Interests of such Additional Subsidiary Guarantor shall have been pledged pursuant to the Collateral Agreement, an existing Subsidiary Guarantor Pledge Agreement or an additional Subsidiary Guarantor Pledge Agreement, as applicable, and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer (if applicable under the applicable governing law) with respect thereto endorsed in blank;

(j)       after the Closing Date (or the Acquisition Closing Date in the case of the Specified Target Subsidiaries or the Third Restatement Effective Date in the case of the Specified Additional Subsidiary Guarantor), (i) all the Equity Interests of each Subsidiary Guarantor issued after the Closing Date (or the Acquisition Closing Date in the case of the Specified Target Subsidiaries or the Third Restatement Effective Date in the case of the Specified Additional Subsidiary Guarantor) shall have been pledged pursuant to the applicable Subsidiary Guarantor Pledge Agreement, and (ii) all other Equity Interests of any other Subsidiary that are acquired by a Subsidiary Guarantor after the Closing Date (or the Acquisition Closing Date in the case of the Specified Target Subsidiaries or the Third Restatement Effective Date in the case of the Specified Additional Subsidiary Guarantor) shall have been pledged pursuant to the Collateral Agreement, and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer (if applicable under the applicable governing law) with respect thereto endorsed in blank; and

(k)       after the Closing Date (or the Acquisition Closing Date in the case of the Specified Target Subsidiaries or the Third Restatement Effective Date in the case of the Specified Additional Subsidiary Guarantor), the Administrative Agent or the Collateral Agent (as applicable) shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10, and (ii) upon reasonable request by the Administrative Agent or the Collateral Agent (as applicable), evidence of compliance with any other requirements of Section 5.10.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean with respect to any Lender, such Lender’s Revolving Facility Commitment (including any Incremental Revolving Facility Commitment, Replacement Revolving Facility Commitment, and Other Revolving Facility Commitment), Term A Loan Commitment, Term A-1 Loan Commitment, Term A-3 Loan Commitment, Deferred Term A Loan Commitment or Incremental Term Loan Commitment.

“Company” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.15, 2.16, 2.17 or 10.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender, unless the grant of the Loan to such Conduit Lender is made with the Company’s prior written consent (not to be unreasonably withheld or delayed) or (b) be deemed to have any Commitment.

“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness (other than letters of credit, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money and Disqualified Stock of the Company and the Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.

“Consolidated Debt Service” shall mean, with respect to the Company and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Debt for such period (it being understood that scheduled principal amortization does not include balloon payments (for purposes of this definition, “balloon payments” shall not include any scheduled repayment installment of such Indebtedness for borrowed money which forms part of the balloon) or any prepayments).

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication:

(a)       any net after tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto) including, without limitation, any severance, relocation or other restructuring expenses, and fees, expenses or charges related to any offering of Equity Interests, any Investment, acquisition (including the Acquisition) or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including any such fees, expenses or charges related to the Transactions, in each case, shall be excluded,

(b)       any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded,

(c)       any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the board of directors of the Company) shall be excluded,

(d)       any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded,

(e)       (i) the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period and (ii) the Net Income for such period shall include any ordinary course dividend, distribution or other payment in cash received from any person in excess of the amounts included in clause (i),

(f)       Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(g)       any increase in amortization or depreciation or any non-cash charges or increases or reductions in Net Income resulting from purchase accounting in connection with the Transactions or any acquisition (including the Acquisition) that is consummated on or after the Closing Date shall be excluded,

(h)       any non-cash impairment charges resulting from the application of ASC 350 and ASC 360, and the amortization of intangibles and other fair value adjustments arising pursuant to ASC 805, shall be excluded,

(i)       any non-cash expenses realized or resulting from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options, restricted stock grants or other rights to officers, directors and employees of such person or any of its subsidiaries shall be excluded,

(j)       accruals and reserves that are established within twelve months after the Closing Date and that are so required to be established in accordance with GAAP shall be excluded; provided that to the extent (i) any such accrual or reserve is later reduced or eliminated or (ii) any cash expenditure is later incurred with respect to such accrual or reserve, then in each case a corresponding amount shall be included in Consolidated Net Income in the same period,

(k)       non-cash gains, losses, income and expenses resulting from fair value accounting required by ASC 815 shall be excluded,

(l)       any gain, loss, income, expense or charge resulting from the application of last in first out accounting shall be excluded,

(m)       currency translation gains and losses related to currency re-measurements of Indebtedness, and any net loss or gain resulting from Swap Agreements for currency exchange risk, shall be excluded,

(n)       to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; provided that any proceeds of such reimbursement when received shall be excluded from the calculation of Consolidated Net Income to the extent the expense reimbursed was previously excluded pursuant to this clause (n), and

(o)       non-cash charges for deferred tax asset valuation allowances shall be excluded.

“Consolidated Total Assets” shall mean, as of any date, the total assets of the Company and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Company as of such date.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall have the meaning assigned to such term in the Collateral Agreement.

“Converted Term A Loan” means, with respect to each Amendment No. 1 Consenting Lender that has indicated on its counterpart to Amendment No. 1 that it is electing to convert its Term A Loan into a Term A-2 Loan and a Deferred Term A-1 Loan, the entire principal amount of such Lender’s Term A Loan immediately prior to the Amendment No. 1 Effective Date.

“Converted Term A-1 Loan” means, with respect to each Amendment No. 1 Consenting Lender that has indicated on its counterpart to Amendment No. 1 that it is electing to convert its Term A-1 Loan into a Term A-2 Loan and a Deferred Term A-1 Loan, the entire principal amount of such Lender’s Term A-1 Loan immediately prior to the Amendment No. 1 Effective Date.

“Converted Deferred Term A Loan” means, with respect to each Amendment No. 1 Consenting Lender that has indicated on its counterpart to Amendment No. 1 that it is electing to convert its Deferred Term A Loan into a Deferred Term A-1 Loan, the entire principal amount of such Lender’s Deferred Term A Loan immediately prior to the Amendment No. 1 Effective Date.

“Converted Deferred Term A-1 Loan Amount” means, with respect to any Converted Term A Loan or Converted Term A-1 Loan, an amount equal to the amount of all scheduled principal payments that would have been due on such Term Loan during the period from the Amendment No. 1 Effective Date to but excluding June 30, 2022.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covenant Relief Period” means the period commencing on the Amendment No. 1 Effective Date and ending on and including December 31, 2022.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to such term in Section 10.27.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a)       $[*], plus:

(b)       an amount (which amount shall not be less than zero) equal to [*]% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from June 30, 2009 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at such date, plus

(c)       the aggregate amount of proceeds received after the Closing Date and prior to such time that would have constituted Net Proceeds pursuant to clause (a) of the definition thereof except for the operation of clause (x) or (y) of the second proviso thereof (the “Below Threshold Asset Sale Proceeds”), plus

(d)       the cumulative amount of proceeds (including cash and the fair market value of property other than cash) from the sale of Equity Interests of a Parent Entity after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Company and common Equity Interests of the Company issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Obligations) of the Company or any Subsidiary owed to a person other than the Company or a Subsidiary not previously applied for a purpose other than use in the Cumulative Credit; provided, that this clause (d) shall exclude Permitted Cure Securities and the proceeds thereof, sales of Equity Interests financed as contemplated by Section 6.04(d) and any amounts used to finance the payments or distributions in respect of any Junior Financing pursuant to Section 6.09(b), plus

(e)       [*]% of the aggregate amount of contributions to the common capital of the Company received in cash (and the fair market value of property other than cash) after the Closing Date (subject to the same exclusions as are applicable to clause (d) above); plus

(f)       the principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of the Company or any Subsidiary thereof issued after the Closing Date (other than Indebtedness issued to a Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) in any Parent Entity, plus

(g)       [*]% of the aggregate amount received by the Company or any Subsidiary in cash (and the fair market value of property other than cash received by the Company or any Subsidiary) after the Closing Date from:

(A)       the sale (other than to the Company or any Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, or

(B)       any dividend or other distribution by an Unrestricted Subsidiary, plus

(h)       in the event any Unrestricted Subsidiary has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or any Subsidiary, the fair market value of the Investments of the Company or any Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus

(i)       an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Company or any Subsidiary in respect of any Investments made pursuant to Section 6.04(i), minus

(j)       any amounts thereof used to make Investments pursuant to Section 6.04(a)(y) after the Closing Date prior to such time, minus

(k)       any amounts thereof used to make Investments pursuant to Section 6.04(i)(2) after the Closing Date prior to such time, minus

(l)       the cumulative amount of dividends paid and distributions made pursuant to Section 6.06(e) after the Closing Date prior to such time, minus

(m)       payments or distributions in respect of Junior Financings pursuant to Section 6.09(b)(i) (other than payments made with proceeds from the issuance of Equity Interests that were excluded from the calculation of the Cumulative Credit pursuant to clause (d) above);

provided, however, for purposes of Section 6.06(e), the calculation of the Cumulative Credit shall not include any Below Threshold Asset Sale Proceeds except to the extent they are used as contemplated in clauses (j) and (k) above.

“Cure Amount” shall have the meaning assigned to such term in Section 8.02(c).

“Cure Collateral Fair Market Value” shall mean, when determining the value to be ascribed to any property added as Collateral pursuant to Section 8.02(a), (a) for any cash or Permitted Investments added as Collateral pursuant to Section 8.02(a), the Dollar Equivalent thereof as of any date of determination or (b) for any other property added as Collateral pursuant to Section 8.02(a), the Administrative Agent’s determination (in its reasonable judgment) of the price at which a willing buyer would purchase, were it to purchase, such other property in an arm’s-length transaction for all cash consideration on the date such property is added as Collateral pursuant to Section 8.02(a).

“Cure Right” shall have the meaning assigned to such term in Section 8.02(c).

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrowers.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“December 2020 Notes” shall mean NCL’s 5.875% senior notes due 2026, outstanding on the Amendment No. 1 Effective Date, issued pursuant to an indenture, dated as of December 18, 2020, among NCL, the guarantors named therein and U.S. Bank National Association, as trustee.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.10(c)(ii).

“Declining Lender” shall have the meaning assigned to such term in Section 2.10(c)(ii).

“Deed of Covenants” shall mean each deed of covenants collateral to a Vessel Mortgage, each substantially in the form of Exhibit G-1 or Exhibit G-2 or otherwise reasonably satisfactory to the Administrative Agent.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean, subject to Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) becomes the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, each Issuing Bank, and each Lender promptly following such determination.

“Deferral Period” shall mean the period from and including the Restatement Effective Date to and including the first anniversary of the Restatement Effective Date.

“Deferred Term A Borrowing” shall mean a Borrowing comprised of Deferred Term A Loans.

“Deferred Term A Facility” shall mean the Deferred Term A Loan Commitments and any Deferred Term A Loans made thereunder.

“Deferred Term A Lender” shall mean a Lender with a Deferred Term A Loan Commitment and/or an outstanding Deferred Term A Loan.

“Deferred Term A Loan Commitment” shall mean with respect to each Deferred Term A Lender, the commitment of such Deferred Term A Lender to make Deferred Term A Loans in Dollars on the Restatement Effective Date as set forth in Section 2.01(c). The initial amount of each Deferred Term A Lender’s Deferred Term A Loan Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Deferred Term A Lender shall have assumed its Deferred Term A Loan Commitment, as applicable. The aggregate amount of the Deferred Term A Loan Commitments on the Restatement Effective Date is $71,500,000.

“Deferred Term A Loans” shall mean any term loans made by the Deferred Term A Lenders to the Borrowers on the Restatement Effective Date pursuant to Section 2.01(c). The amount of each Lender’s Deferred Term A Loan on the Amendment No. 1 Effective Date (after giving effect to the conversion of all Converted Deferred Term A Loans to Deferred Term A-1 Loans) is set forth on Schedule I to Amendment No. 1. The aggregate principal amount of Deferred Term A Loans held by each Lender on the Amendment No. 4 Effective Date (immediately following the conversion of all Amendment No. 4 Converted Deferred Term A Loans on such date) is set forth on Schedule I to Amendment No. 4.

“Deferred Term A-1 Borrowing” shall mean a Borrowing comprised of Deferred Term A-1 Loans.

“Deferred Term A-1 Facility” shall mean the Deferred Term A-1 Loans.

“Deferred Term A-1 Lender” shall mean a Lender with a Deferred Term A-1 Loan.

“Deferred Term A-1 Loans” shall mean any term loans established on the Amendment No. 1 Effective Date as a result of the conversion of any Converted Term A Loan, Converted Term A-1 Loan or Converted Deferred Term A Loan pursuant to Section 2.01(f)(x), Section 2.01(g)(x) or Section 2.01(h). The amount of each Lender’s Deferred Term A-1 Loan on the Amendment No. 1 Effective Date (after giving effect to the conversion of all Converted Term A Loans, Converted Term A-1 Loans and Converted Deferred Term A Loans to Deferred Term A-1 Loans) is set forth on Schedule I to Amendment No. 1. The aggregate principal amount of Deferred Term A-1 Loans held by each Lender on the Amendment No. 4 Effective Date (immediately following the conversion of all Amendment No. 4 Converted Deferred Term A Loans on such date) is set forth on Schedule I to Amendment No. 4.

“Deferred Term A-2 Borrowing” shall mean a Borrowing comprised of Deferred Term A-2 Loans.

“Deferred Term A-2 Facility” shall mean the Deferred Term A-2 Loans.

“Deferred Term A-2 Lender” shall mean a Lender with a Deferred Term A-2 Loan.

“Deferred Term A-2 Loan Maturity Date” shall mean January 2, 2025.

“Deferred Term A-2 Loans” shall mean (a) the term loans established on the Amendment No. 4 Effective Date as a result of the conversion of any Amendment No. 4 Converted Deferred A Term Loan on the Amendment No. 4 Effective Date pursuant to Section 2.01(j) and (b) any Incremental Term Loans in the form of Deferred Term A-2 Loans made by the Incremental Term Lenders to the Borrowers pursuant to Section 2.01(e). The aggregate principal amount of Deferred Term A-2 Loans held by each Lender on the Amendment No. 4 Effective Date (immediately following the conversion of all Amendment No. 4 Converted Deferred Term A Loans on such date) is set forth on Schedule I to Amendment No. 4.

“Delaware Divided LLC” shall mean any limited liability company which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC Division” shall mean the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other Requirement of Law.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Company, setting forth such valuation, less the amount of cash or cash equivalents received in connection with a subsequent disposition of such Designated Non-Cash Consideration.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interest of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interest is issued to any employee or to any plan for the benefit of employees of the Company or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company or any Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that, with respect to clause (d) above, Equity Interests constituting Qualified Equity Interests when issued shall not cease to constitute Qualified Equity Interests as a result of the subsequent extension of the Latest Maturity Date.

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the applicable date of determination) for the purchase of Dollars with such currency.

“Dollars” or “$” shall mean the lawful currency of the United States of America.

“Earnings Assignments” shall mean, collectively, each of the first priority collateral assignments of earnings entered into by each Subsidiary Guarantor in favor of the Collateral Agent in respect of a Mortgaged Vessel, each in substantially the form of Exhibit H or otherwise reasonably satisfactory to the Administrative Agent.

“EBITDA” shall mean, with respect to Company and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Company and the Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (vi) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):

(i)       provision for Taxes (including without duplication, Tax distributions) based on income, profits or capital of the Company and the Subsidiaries for such period, including, without limitation, state, franchise and similar taxes,

(ii)       Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of the Company and the Subsidiaries for such period (net of interest income of the Company and the Subsidiaries for such period),

(iii)       depreciation and amortization expenses of the Company and the Subsidiaries for such period,

(iv)       business optimization expenses and other restructuring charges (which, for the avoidance of doubt, shall include, without limitation, the effect of optimization programs, facility closures, retention, severance, systems establishment costs and excess pension charges); provided that with respect to each business optimization expense or other restructuring charge, the Company shall have delivered to the Administrative Agent an officers’ certificate specifying and quantifying such expense or charge,

(v)       any other non-cash charges; provided that, for purposes of this subclause (v) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made,

(vi)       the amount of management, consulting, monitoring, transaction and advisory fees and related expenses paid to any Affiliate (or any accruals related to such fees and related expenses) during such period not in contravention of this Agreement, and minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the Company and the Subsidiaries for such period (but excluding any such items (i) in respect of which cash was received in a prior period or will be received in a future period or (ii) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“ECA Facilities” shall mean each of (i) that certain Credit Agreement dated October 12, 2012, as amended by a first amendment dated July 25, 2014 and as further amended and restated by a supplemental agreement dated April 21, 2020, as further amended and restated by a third supplemental agreement dated February 18, 2021, and as further modified from time to time, among Breakaway Four, Ltd. as Borrower, NCL Corporation Ltd., various lenders, KfW IPEX-Bank GmbH as facility agent, collateral agent and Hermes agent and the other agents and parties named therein and (ii) that certain Loan Agreement dated December 19, 2018 (effective January 8, 2019), as amended and restated by an amendment and restatement agreement dated February 17, 2021, as further amended and restated by an amendment and restatement agreement dated June 17, 2021 and as further modified from time to time, among O Class Plus One, LLC as Borrower, various lenders, Crédit Agricole Corporate and Investment Bank as SACE agent, BNP Paribas, as facility agent and HSBC Corporate Trustee Company (UK) Limited, as security trustee and the other agents and parties named therein, as guaranteed by NCL Corporation Ltd.

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any and all actions, suits, orders, demands, directives, claims, liens, request for information, investigations, proceedings or notices of noncompliance or violation by or from any person alleging liability of whatever kind or nature arising out of, based on or resulting from (i) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law (including any matters related to compliance with OPA 90).

“Environmental Law” shall mean any applicable law, regulation, rule or ordinance, order, decree, judgment, injunction, or other legally binding requirement or agreement issued, promulgated or entered into by any Governmental Authority, relating to pollution or protection of the environment, or health and safety, including laws relating to Releases or threatened Releases of Hazardous Materials into the environment or otherwise relating to Hazardous Materials.

“Environmental Liability” shall mean any loss or liability (including any liability for damages, costs of remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based on: (a) any actual or alleged violation of any Environmental Law; (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; (c) exposure to any Hazardous Material; (d) any actual or alleged Release or threatened Release of any Hazardous Material; or (e) any Environmental Claim that relates to or is based upon the operation of any Mortgaged Vessel, including Environmental Claims based on indemnities or other contractual undertakings.

“Environmental Permits” shall have the meaning assigned to such term in Section 3.16.

“Equity Conversion Amount” shall mean, at any date of determination, with respect to any Indebtedness which, by its terms, is convertible or exchangeable into Equity Interests, an amount equal to the difference between (i) the stated principal amount of the Indebtedness repurchased (in whole or in part) and (ii) the aggregate repurchase price of such Indebtedness.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Loan Party or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Company, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the receipt by the Company, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by the Company, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Company, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) the conditions for imposition of a lien under ERISA shall have been met with respect to any Plan; (i) with respect to a Plan, the provision of security pursuant to Section 206(g) of ERISA; (j) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); or (k) the withdrawal of the Company, any Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.~~

~~“Eurocurrency Loan” shall mean any Eurocurrency Term Loan or Eurocurrency Revolving Loan.~~

~~“Eurocurrency Revolving Facility Borrowing” shall mean a Borrowing comprised of Eurocurrency Revolving Loans.~~

~~“Eurocurrency Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.~~

~~“Eurocurrency Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.~~

“European Union” shall mean the political and economic community of twenty-seven member states as of January 1, 2007 (and all additional member states that accede thereto thereafter in accordance with applicable laws of the European Union) with supranational and intergovernmental features, located in Europe.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Event of Loss” shall mean any of the following events: (a) the actual or constructive total loss or the arranged or compromised total loss of a Mortgaged Vessel or (b) the capture, condemnation, confiscation, requisition, purchase, sale, seizure or forfeiture of, or any taking of title to, a Mortgaged Vessel. An Event of Loss shall be deemed to have occurred (i) in the event of an actual loss of a Mortgaged Vessel, at noon Greenwich Mean Time on the date of such loss, or if that is not known, on the date which such Mortgaged Vessel was last heard from, (ii) in the event of damage which results in a constructive or compromised or arranged total loss of a Mortgaged Vessel, at noon Greenwich Mean Time on the date of the event giving rise to such damage, or (iii) in the case of an event referred to in clause (b) above, at noon Greenwich Mean Time on the date on which such event is expressed to take effect by the person making the same.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excluded Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01 (other than Section 6.01(z)).

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (b) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is required to be imposed on amounts payable to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Company under Section 2.19) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts or indemnification payments from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (c) any withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 2.17(e), or (d) any U.S. federal withholding Tax imposed under FATCA.

“Existing Loans” means all outstanding “Term A Loans” under and as defined in the Original Credit Agreement immediately prior to the Restatement Effective Date.

“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.21(e).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.21(e).

“Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).

“Extension” shall have the meaning assigned to such term in Section 2.21(e).

“Facility” shall mean the respective facility and commitments utilized in making any Class of Loans and Extensions thereunder.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any Treasury regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) or any intergovernmental agreement (and any related laws or legislation) implementing the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees, the Administrative Agent Fees and the Collateral Agent Fees.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“First Lien (Single Agent) Intercreditor Agreement” shall mean an Intercreditor Agreement ~~between~~among the Administrative Agent, the Collateral Agent and ~~the~~one or more authorized ~~representative~~representatives named therein for the holders of the Pari Passu Senior Secured Notes that constitute “Senior Secured Note Obligations” as defined in and under the Collateral Agreement, substantially in the form of Exhibit K~~-2~~-1, with such changes that are reasonably satisfactory to the Administrative Agent and Collateral Agent or in such other form as is customary at such time for transactions of the type contemplated thereby and otherwise reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Borrower.

“First Lien (Separate Agents) Intercreditor Agreement” shall mean an intercreditor agreement among the Collateral Agent and one or more collateral agents or representatives named therein for the holders of Pari Passu Senior Secured Notes that do not constitute “Senior Secured Note Obligations” as defined in and under the Collateral Agreement substantially in the form of Exhibit K-2, with such changes that are reasonably satisfactory to the Administrative Agent and Collateral Agent or in such other form as is customary at such time for transactions of the type contemplated thereby and otherwise reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Borrower, as such intercreditor agreement may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“First Lien Intercreditor Agreements” means the First Lien (Single Agent) Intercreditor Agreement and the First Lien (Separate Agents) Intercreditor Agreement.

“First Restatement Effective Date” shall mean November 6, 2014.

“First Valuation” shall have the meaning assigned to such term in Section 5.16.

“Fiscal Year” shall mean the fiscal year of the Company and the Subsidiaries ending on December 31st of each calendar year or such other calendar date as notified by the Company to the Administrative Agent.

“Fixed Charge Coverage Ratio” shall mean, with respect to any person for any period, the ratio of EBITDA of such person for such period to the Fixed Charges (other than Fixed Charges in respect of Indebtedness that is non-recourse to the Loan Parties) of such person for such period.

“Fixed Charges” shall mean, with respect to any person for any period, the sum, without duplication, of:

(a)       Interest Expense of such person for such period, and

(b)       all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of such person and its Subsidiaries.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be 0.00%.

“Foreign Lender” shall mean any Lender (a) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section 7701(a)(30) of the Code or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Former Agent” shall mean Deutsche Bank Trust Company Americas, in its capacity as administrative agent and collateral agent under the Original Credit Agreement prior to the First Restatement Effective Date.

“Fourth Restatement Effective Date” shall mean January 2, 2019.

“Free Liquidity” shall mean, at any date of determination, the aggregate amount of Unrestricted Cash and any Available Unused Commitments or other amounts available for drawing under other revolving or other credit facilities of the Company, which remain undrawn, could be drawn for general working capital purposes or other general corporate purposes and would not, if drawn, be mandatorily repayable within six months.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to any Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of Revolving L/C Exposure with respect to Letters of Credit issued by such Issuing Bank other than such Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02; provided that any reference to the application of GAAP in Sections 3.13(b), 3.19, 5.03, 5.04, 5.07 and 6.02(e) to any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia (but not as a consolidated Subsidiary of the Company) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such non-U.S. Subsidiary.

“Governmental Authority” shall mean the government of the United States of America, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum by-products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls or radon gas, biological waste, toxic mold, infectious materials, potentially infectious materials or disinfecting agents, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Holdings” shall mean Norwegian Cruise Line Holdings Ltd., an exempted company incorporated in Bermuda.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Company most recently ended, have assets with a value in excess of 5% of the Consolidated Total Assets or revenues representing in excess of 5% of total revenues of the Company and the Subsidiaries on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of the Company most recently ended, did not have assets with a value in excess of 10% of Consolidated Total Assets or revenues representing in excess of 10% of total revenues of the Company and the Subsidiaries on a consolidated basis as of such date. Each Immaterial Subsidiary shall be set forth in Schedule 1.01(a), and the Company shall update such Schedule from time to time after the Closing Date as necessary to reflect all Immaterial Subsidiaries at such time (the selection of Subsidiaries to be added to or removed from such Schedule to be made as the Company may determine). Notwithstanding the foregoing, no New Vessel Subsidiary, Subsidiary Guarantor or the Co-Borrower shall be an Immaterial Subsidiary.

~~“Impacted Interest Period” shall have the meaning assigned to it in the definition of “LIBO Rate.”~~

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.21(a)(ii).

“Incremental Amount” shall mean, at any time, (i) the excess, if any, of (a) $250,000,000, over (b) the sum of (x) the aggregate amount of all Incremental Term Loan Commitments and Incremental Revolving Facility Commitments, in each case, established after the Restatement Effective Date and prior to such time pursuant to Section 2.21 (other than any Incremental Term Loan Commitments and Incremental Revolving Facility Commitments in respect of Refinancing Term Loans, Extended Term Loans, Extended Revolving Facility Commitments or Replacement Revolving Facility Commitments) and (y) the aggregate principal amount of Indebtedness incurred pursuant to Section 6.01(aa); plus (ii) any additional amounts so long as after giving effect to the issuance or incurrence of such Indebtedness the Loan-to-Value Ratio (assuming, when being tested in connection with any Incremental Revolving Facility Commitments, that such Incremental Revolving Facility Commitments are fully drawn as of such test date) on a Pro Forma Basis is equal to or less than 0.5 to 1.0.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders.

“Incremental Revolving Facility Commitment” shall mean any increased or incremental Revolving Facility Commitment provided pursuant to Section 2.21.

“Incremental Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender) with a Revolving Facility Commitment or an outstanding Revolving Facility Loan as a result of an Incremental Revolving Facility Commitment.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Facility” shall mean the Incremental Term Loan Commitments of any Class and the Incremental Term Loans made thereunder.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the Borrowers.

“Incremental Term Loan Installment Date” shall have, with respect to any tranche of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the meaning assigned to such term in Section 2.10(a)(vi).

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrowers pursuant to Section 2.01(e). Incremental Term Loans may be made in the form of additional Term A Loans, Term A-1 Loans, Term A-2 Loans, Term A-3 Loans, Deferred Term A Loans, Deferred Term A-1 Loans, Deferred Term A-2 Loans or, to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Incremental Term Loans.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services, to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capital Lease Obligations of such person, (f) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above) and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 10.05(b).

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Information Memorandum” shall mean the Confidential Information Memorandum dated April 18, 2013, as modified or supplemented prior to the Closing Date.

“INSIGNIA” shall mean the Vessel Insignia, IMO number 9156462, currently registered in the name of Insignia Vessel Acquisition, LLC under the laws of the Republic of the Marshall Islands with the official number 1663.

“Insurance Assignments” shall mean each of the first priority assignments of insurance made or to be made by (a) a Subsidiary Guarantor in favor of the Collateral Agent in respect of a Mortgaged Vessel and (b) the Company in favor of the Collateral Agent in respect of all of the Mortgaged Vessels, in each case substantially in the form of Exhibit I or otherwise reasonably satisfactory to the Administrative Agent.

“Interest Election Request” shall mean a request by the Company to convert or continue a Term Borrowing or Revolving Facility Borrowing in accordance with Section 2.07.

“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense (including any commitment or utilization fees in respect of available or undrawn amounts under loan, letter of credit or similar facilities) of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (b) capitalized interest of such person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Company and the Subsidiaries with respect to Swap Agreements.

“Interest Payment Date” shall mean, (a) with respect to any ~~Eurocurrency~~Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type ~~and~~, (b) with respect to any ABR Loan, the last day of each calendar quarter, or if any such day is not a Business Day, on the next succeeding Business Day and (c) with respect to any Adjusted Daily Simple SOFR Loan, the last day of each month, or if any such day is not a Business Day, on the next succeeding Business Day.

“Interest Period” shall mean, as to any ~~Eurocurrency~~Term Benchmark Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, ~~2,~~ 3 or 6 months thereafter (~~or 12 months or a period shorter than one month, if at the time of~~in each case, subject to the availability for the Benchmark applicable to the relevant ~~Borrowing, all Lenders make interest periods of such length available~~Loan or Commitment), as the Company may elect, or the date any ~~Eurocurrency~~Term Benchmark Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Sections 2.09, 2.10 or 2.11; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. ~~Notwithstanding the foregoing, the Interest Period for the Term A Loans, Term A-1 Loans and Deferred Term A Loans on the Restatement Effective Date shall be equal to the unexpired portion of the Interest Period for the “Term A Loans” under the Original Credit Agreement immediately prior to the Restatement Effective Date and the LIBO Rate for such Interest Period for the Term A Loans, Term A-1 Loans and Deferred Term A Loans shall be the LIBO Rate in effect for such Interest Period for the “Term A Loans” under the Original Credit Agreement for such Interest Period.~~

~~“Interpolated Rate” shall mean, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period for which that LIBO Screen Rate is available that exceeds the Impacted Interest Period, in each case, at such time.~~

“Investment” shall have the meaning assigned to such term in Section 6.04.

“ISM Code” shall mean the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted pursuant to Resolution A.741(18) of the International Maritime Organization and incorporated into the International Convention for the Safety of Life at Sea 1974 (SOLAS), and shall include any amendments or extensions thereto and any regulation issued pursuant thereto.

“ISM Code Documentation” in relation to any Mortgaged Vessel includes: (a) the document of compliance (“DOC”) and safety management certificate (“SMC”) issued pursuant to the ISM Code in relation to such Mortgaged Vessel within the periods specified by the ISM Code, (b) all other documents and data which are relevant to the ISM Safety Management Systems and its implementation and verification which the Administrative Agent may reasonably require and (c) any other documents which are prepared or which are otherwise relevant to establish and maintain such Mortgaged Vessel’s or the relevant Subsidiary Guarantor’s compliance with the ISM Code which the Administrative Agent may reasonably require.

“ISM Safety Management Systems” shall mean the Safety Management System referred to in Clause 1.4 (or any other relevant provision) of the ISM Code.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“ISPS Code” shall mean the International Ship and Port Facility Security Code incorporated into the International Convention for the Safety of Life at Sea 1974 (SOLAS), and shall include any amendments or extensions thereto and any regulation issued pursuant thereto.

“Issuing Bank” shall mean each of JPMCB, Bank of America, N.A., Fifth Third Bank, National Association, Mizuho Bank, Ltd., Nordea Bank Abp, New York Branch, HSBC Bank USA, National Association, Barclays Bank PLC and Truist Bank and each other Issuing Bank designated pursuant to Section 2.05(k) that agrees in writing to act as an Issuing Bank, in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i); provided that Barclays Bank PLC shall have no obligation to issue a Trade Letter of Credit. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Issuing Bank Sublimit” shall mean (i) with respect to any Issuing Bank on the Restatement Effective Date, the amounts set forth beside such Issuing Bank’s name on Schedule 1.01(d) hereto and (ii) with respect to any Issuing Bank that becomes an Issuing Bank following the Restatement Effective Date, such amount as may be agreed among the Company and such additional Issuing Bank (and notified to the Administrative Agent) at the time such additional Issuing Bank becomes an Issuing Bank. The Issuing Bank Sublimit of any Issuing Bank may be increased or decreased as agreed by such Issuing Bank and the Company (each acting in their sole discretion) and notified in a writing executed by such Issuing Bank and the Company.

“Jewel Loan” shall mean NCL’s indebtedness, outstanding on the Amendment No. 1 Effective Date, under that certain Credit Agreement, dated as of May 15, 2019 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time), among NCL, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent and collateral agent.

“Joint Bookrunners” shall mean, collectively, (i) with respect to Original Credit Agreement, each entity listed as such on the cover of the Original Credit Agreement and (ii) with respect to this Agreement, each entity listed as such on the cover of this Agreement, in each case in its capacity as such.

“JPMCB” shall mean JPMorgan Chase Bank, N.A.

“Judgment Currency” shall have the meaning assigned to such term in Section 10.19.

“Junior Financing” shall mean (x) any Indebtedness subordinated to the Loans permitted hereunder to be incurred or any Permitted Refinancing Indebtedness in respect thereof or any preferred Equity Interests or any Disqualified Stock, (y) solely during the Deferral Period for purposes of Section 6.16, (1) unsecured Indebtedness and (2) Indebtedness secured by Liens on the Collateral ranking junior to the Liens thereon securing the Obligations and (z) solely during the Covenant Relief Period, (1) unsecured Indebtedness and (2) Indebtedness secured by Liens on the Collateral ranking junior to the Liens thereon securing the Obligations.

“Junior Indebtedness” shall mean Indebtedness of the Company or any of the Subsidiaries that (a) is expressly subordinated to the prior payment in full in cash of the Obligations (and any related Guarantees) on terms reasonably satisfactory to the Administrative Agent, (b) provides that interest in respect of such Indebtedness shall not be payable in cash, (c) has a final maturity date that is not earlier than the Latest Maturity Date and has no scheduled payments of principal thereon (including pursuant to a sinking fund obligation or mandatory redemption obligations (other than pursuant to customary provisions relating to redemption or repurchase upon change of control or sale of assets)) prior to such final maturity date and (d) is not subject to covenants, events of default and remedies that, in the aggregate, are more onerous to the Borrowers, than the terms of this Agreement; provided that such Indebtedness shall not be subject to any financial maintenance covenants; provided, further that Indebtedness constituting Junior Indebtedness when incurred shall not cease to constitute Junior Indebtedness as a result of the subsequent extension of the Latest Maturity Date.

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Participation Fee” shall have the meaning assigned such term in Section 2.12(b).

“Latest Maturity Date” shall mean, at any date of determination, the latest of the latest Revolving Facility Maturity Date and the latest Term Facility Maturity Date in each case as extended in accordance with the Agreement from time to time.

“Lender” shall mean each Lender under the Original Credit Agreement immediately prior to the Restatement Effective Date, each financial institution listed on Schedule 2.01, as well as any person that becomes a “Lender” hereunder pursuant to Section 10.04 or Section 2.21 (in each case, other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 10.04).

“Lending Office” shall mean, as to any Lender, the applicable branch(es), office(s) or Affiliate(s) of such Lender designated by such Lender in its Administrative Questionnaire or otherwise to make Loans.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.05, including any Trade Letter of Credit or Standby Letter of Credit.

“Letter of Credit Sublimit” shall mean $200,000,000.

~~“LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

~~“LIBO Screen Rate” shall have the meaning assigned to it in the definition of “LIBO Rate.”~~

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, assignment, security interest or encumbrance of any kind in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Liquidity Facility” shall mean the Apollo Bridge Facility and any liquidity facility entered into to extend, refinance, renew or replace the Apollo Bridge Facility on or prior to the date that is 3 months after the termination date of the Apollo Bridge Facility (as in effect on Amendment No. 4 Effective Date).

“Loan Component” shall have the meaning assigned to such term in the definition of Loan-to-Value Ratio in this Section 1.01.

“Loan Documents” shall mean this Agreement, any Letter of Credit, the Security Documents, each Incremental Assumption Agreement, any First Lien Intercreditor Agreement, any Second Lien Intercreditor Agreement, any amendments or other instruments executed in connection with this Agreement (including, without limitation, Amendment No. 1), any Note issued under Section 2.09(e) and, solely for the purposes of Section 8.01 of this Agreement, any fee letters entered into between the Agents, the Arrangers, the Joint Bookrunners and the Borrowers (including the fee letter relating to the financing commitments for the Acquisition).

“Loan Document Obligations” shall have the meaning assigned to such term in the Collateral Agreement.

“Loan Parties” shall mean the Borrowers and the Subsidiary Guarantors.

“Loans” shall mean the Term Loans, the Incremental Term Loans (if any) and the Revolving Facility Loans.

“Loan-to-Value Ratio” shall mean, as of any date, the ratio of (a) the aggregate principal amount (the “Loan Component”) of all Term Loans outstanding on such day, all Pari Passu Senior Secured Notes outstanding on such date and the aggregate Revolving Facility Credit Exposure on such date to (b) the sum (the “Value Component”) of (i) the aggregate amount of the most recent Valuations (determined in accordance with Section 5.16) for each of the Mortgaged Vessels plus (ii) the Cure Collateral Fair Market Value of all property added as Collateral pursuant to Section 8.02(a) through such date. Each determination of the Loan-to-Value Ratio on any day shall be made (A) first, without giving effect to any cure transaction permitted by Section 8.02(a) or (b) made (or to be made) on such day and (B) then, to determine compliance, with giving effect to any such cure transaction made on such day.

“Local Time” shall mean New York City time.

“Market Capitalization” shall mean an amount equal to (i) the total number of issued and outstanding shares of common (or common equivalent) Equity Interests of Holdings on the date of the declaration of the relevant Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of the common (or common equivalent) Equity Interests for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time.

“Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of the Company and any subsidiary of the Company, as the case may be, on the Closing Date together with (a) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of Company and its subsidiary, as the case may be, was approved by a vote of a majority of the directors of the Company and the relevant subsidiary, as the case may be, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (b) executive officers and other management personnel of the Company and any subsidiary of the Company, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the Company and any subsidiary of the Company, as the case may be.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“MARINER” shall mean the Vessel Seven Seas Mariner, IMO number 9210139, currently registered in the name of Mariner, LLC under the laws of the Commonwealth of Bahamas with the official number 8001280.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, property, operations or condition of the Company and the Subsidiaries (taken as a whole), (ii) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder or (iii) the value of the Collateral.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Company or any Subsidiary in an aggregate principal amount exceeding $75,000,000.

“Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary or an Unrestricted Subsidiary.

“Maximum Rate” shall have the meaning assigned to such term in Section 10.08.

“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage Trustee” shall mean JPMCB acting as mortgage trustee for the Secured Parties.

“Mortgaged Vessel” shall mean (i) each of the NORWEGIAN DAWN, the NORWEGIAN GEM, the NORWEGIAN PEARL, the NORWEGIAN SPIRIT, the NORWEGIAN STAR, the NORWEGIAN SUN, and, in each case, all appurtenances thereto, (ii) the Specified Target Mortgaged Vessels, (iii) the Specified Additional Vessel and (iv) any other vessel constituting Collateral.

“Mortgaged Vessel Operations Agreements” shall mean the Assigned Contracts (as such term is defined in the Collateral Agreement).

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company, any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“NAUTICA” shall mean the Vessel Nautica, IMO number 9200938, currently registered in the name of Nautica Acquisition, LLC under the laws of the Republic of the Marshall Islands with the official number 1665.

“NAVIGATOR” shall mean the Vessel Seven Seas Navigator, IMO number 9064126, currently registered in the name of Navigator Vessel Company, LLC under the laws of the Commonwealth of Bahamas with the official number 9000380.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean

(a)       (x) If the Loan-to-Value Ratio on a Pro Forma Basis will be greater than 0.5 to 1.0 or if the relevant Asset Sale does not involve a Vessel, 100% or (y) otherwise, the Applicable Ship Percentage, in each case, of the cash proceeds actually received by any Borrower or any Subsidiary Guarantor (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale or Event of Loss (other than those pursuant to Section 6.05(a), (b), (c), (d), (e), (f) or (i), excluding any such Asset Sale or Event of Loss of, or related to, a Mortgaged Vessel), net of, without duplication, (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents and other than debt or obligations secured by Liens ranking pari passu or junior to the Liens securing the Obligations) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable as a result thereof and (iii) the amount of any reasonable reserve established in accordance with applicable law or GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by the Company or any Subsidiary including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Asset Sale occurring on the date of such reduction)); provided that, if no Default or Event of Default exists and the Company shall deliver a certificate of a Responsible Officer of the Company to the Administrative Agent promptly following receipt of any such proceeds setting forth the Company’s intention to use any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Company and the Subsidiaries or to make investments in Permitted Business Acquisitions, in each case within 18 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 18 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 18-month period but within such 18-month period are contractually committed to be used, then upon the termination or expiration of such contract, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiration without giving effect to this proviso); provided, further, that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $30,000,000 and (y) no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $60,000,000; and

(b)       100% (or, to the extent contemplated by the definition of the term “Senior Secured Notes,” 90%) of the cash proceeds from the incurrence, issuance or sale by any Borrower or any Subsidiary Guarantor of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Company or any Affiliate of the Company shall be disregarded, except for financial advisory fees customary in type and amount paid to any Affiliate not prohibited from being paid hereunder.

“New Vessel Financing” shall mean any financing arrangement entered into by any New Vessel Subsidiary in connection with any acquisition of one or more Vessels.

“New Vessel Subsidiary” shall mean any Wholly Owned Subsidiary of the Company that is formed for the purpose of acquiring one or more Vessels.

“New York Courts” shall have the meaning assigned to such term in Section 10.15(a).

“Non-Bank Tax Certificate” shall have the meaning assigned to such term in Section 2.17(e).

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-extended Loans” shall mean Term A Loans, Term A-1 Loans, Term A-2 Loans, Deferred Term A Loans, Deferred Term A-1 Loans, Revolving Facility A Loans and Revolving Facility B Loans.

“NORWEGIAN DAWN” shall mean the Vessel Norwegian Dawn, IMO number 9195169, currently registered in the name of Norwegian Dawn Limited under the laws of the Commonwealth of The Bahamas with the official number 9000046.

“NORWEGIAN GEM” shall mean the Vessel Norwegian Gem, IMO number 9355733, currently registered in the name of Norwegian Gem, Ltd. under the laws of the Commonwealth of The Bahamas with the official number 8001151.

“NORWEGIAN PEARL” shall mean the Vessel Norwegian Pearl, IMO number 9342281, currently registered in the name of Norwegian Pearl, Ltd. under the laws of the Commonwealth of The Bahamas with the official number 8001150.

“NORWEGIAN SKY” shall mean the Vessel Norwegian Sky, IMO number 9128532, currently registered in the name of Norwegian Sky, Ltd. under the laws of the Commonwealth of The Bahamas with the official number 731038.

“NORWEGIAN SPIRIT” shall mean the Vessel Norwegian Spirit, IMO number 9141065, currently registered in the name of Norwegian Spirit, Ltd. under the laws of the Commonwealth of The Bahamas with the official number 8000814.

“NORWEGIAN STAR” shall mean the Vessel Norwegian Star, IMO number 9195157, currently registered in the name of Norwegian Star Limited under the laws of the Commonwealth of The Bahamas with the official number 8000359.

“NORWEGIAN SUN” shall mean the Vessel Norwegian Sun, IMO number 9218131, currently registered in the name of Norwegian Sun Limited under the laws of the Commonwealth of The Bahamas with the official number 8000245.

“Note” shall have the meaning assigned to such term in Section 2.09(e).

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” shall have the meaning assigned to such term in the Collateral Agreement and shall include, for the avoidance of doubt, the “Obligations” and “Loan Document Obligations” (each as defined therein) of each Borrower under the Collateral Agreement as supplemented by Section 1.04.

“Offering Memorandum” shall mean the confidential Offering Memorandum, dated February 1, 2013, amended or modified from time to time, in respect of the 5.0% Notes.

“OPA 90” shall mean the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq.

“Original Credit Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Other Incremental Revolving Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Other Incremental Term Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Other Revolving Facility Commitments” shall mean one or more Classes of revolving credit commitments that result from a modification of the Revolving Facility Commitments pursuant to an Incremental Assumption Agreement.

“Other Revolving Loans” shall mean the revolving loans made pursuant to an Other Revolving Facility Commitment.

“Other Taxes” shall mean any and all present or future stamp, registration, documentary, intangible, recording, filing or any other excise, property or similar Taxes (including related reasonable out-of-pocket expenses with regard thereto) arising from any payment made hereunder or made under any other Loan Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Loan Document; provided that such term shall not include any of the foregoing Taxes (i) that result from an assignment, grant of a participation pursuant to Section 10.04(d) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Loan Document (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Loan Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by the Company, or (ii) Excluded Taxes.

“Other Term Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(vii).

“Overdraft Line” shall have the meaning assigned to such term in Section 6.01(x).

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurodollar borrowings~~eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“parent” shall have the meaning given such term in the definition of the term “subsidiary.”

“Parent Entity” shall mean any direct or indirect parent of the Company.

“Pari Passu Senior Secured Notes” shall mean Senior Secured Notes that are intended to be secured by the Collateral pari passu with the Loan Document Obligations ~~under the Loan Documents~~.

“Participant” shall have the meaning assigned to such term in Section 10.04(d)(i).

“Participant Register” shall have the meaning assigned to such term in Section 10.04(d)(i).

“Payment” shall have the meaning assigned to such term in Section 9.13(a).

“Payment Notice” shall have the meaning assigned to such term in Section 9.13(b).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean a certificate in the form of Exhibit M or any other form approved by the Collateral Agent, as the same shall be supplemented from time to time.

“Permitted Additional Debt” shall mean any Indebtedness for borrowed money (a) for which the average life to maturity of such Permitted Additional Debt is greater than or equal to the remaining weighted average life to maturity of the Class of Term Loans then outstanding with the greatest remaining weighted average life to maturity, and (b) that does not have a stated maturity prior to the date that is 91 days after the Latest Maturity Date; provided that (I) a principal amount of Indebtedness not in excess of the Specified Amount when incurred shall not be subject to clauses (a) and (b) above, and (II) Indebtedness constituting Permitted Additional Debt when incurred shall not cease to constitute Permitted Additional Debt as a result of the subsequent extension of the Latest Maturity Date.

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all of the assets of, or all or a majority of the common Equity Interests in, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) with respect to any such acquisition or investment with cash consideration in excess of $100,000,000, the Company and the Subsidiaries shall be in Pro Forma Compliance after giving effect to such acquisition or investment and any related transactions; (iv) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; (v) to the extent required by Section 5.10, any person acquired in such acquisition, if acquired by a Borrower or a Subsidiary Guarantor, shall be merged into a Borrower or a Subsidiary Guarantor or become upon consummation of such acquisition a Subsidiary Guarantor; and (vi) unless immediately after giving effect to such acquisition the Company is in Ratio Compliance, the aggregate cash consideration in respect of such acquisitions and investments in assets that are not owned by the Borrowers or a Restricted Subsidiary or in Equity Interests in persons that do not become Restricted Subsidiaries upon consummation of such acquisition shall not exceed the greater of (x) 5% of Consolidated Total Assets and (y) $300,000,000. For the avoidance of doubt, the Acquisition shall constitute a “Permitted Business Acquisition” for all purposes hereunder and shall not be subject to the foregoing criteria.

“Permitted Cure Securities” shall mean any Equity Interests of the Company other than Disqualified Stock, and upon which all dividends or distributions (if any) shall, prior to 91 days after the Latest Maturity Date, be payable solely in additional shares of such Equity Interests; provided that Equity Interests constituting Permitted Cure Securities when issued shall not cease to constitute Permitted Cure Securities as a result of the subsequent extension of the Latest Maturity Date.

“Permitted Equity Conversion Amount” shall mean (i) in respect of NCL’s 6.00% exchangeable senior notes due 2024, any Equity Conversion Amount so long as after giving effect to the relevant Permitted Refinancing Indebtedness transaction and all other debt and equity transactions executed in connection therewith, taken as a whole, the aggregate principal amount of NCL’s Indebtedness for borrowed money is no greater than immediately prior to such transactions and (ii) otherwise, $500,000,000 minus any Equity Conversion Amounts previously utilized under this clause (ii) when incurring Permitted Refinancing Indebtedness.

“Permitted Flag Jurisdiction” shall mean the Republic of the Marshall Islands, the Bahamas, Panama, Bermuda, the Republic of Cyprus, Isle of Man, Liberia, the United Kingdom, the United States of America, or any other jurisdiction approved by the Administrative Agent (such approval not to be withheld unreasonably).

“Permitted Holder” shall mean, at any time, each of (i) the Management Group, (ii) any person that has no material assets other than the Equity Interests of the Company and, directly or indirectly, holds or acquires 100% of the total voting power of the Equity Interests of the Company, and of which no other person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clause (i) above and (iii) below, holds more than 50% of the total voting power of the Equity Interests thereof and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clause (i) above and that, directly or indirectly, hold or acquire beneficial ownership of the Equity Interests of the Company (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no person or other “group” (other than the Permitted Holders specified in clause (i) above) beneficially owns more than 50% on a fully diluted basis of the Equity Interests held by the Permitted Holder Group.

“Permitted Investments” shall mean:

(a)       direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

(b)       time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $500,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (registered under Section 15E of the Exchange Act);

(c)       repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)       commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than the Company or an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e)       securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s;

(f)       shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g)       money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000;

(h)       time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Company and the Subsidiaries, on a consolidated basis, as of the end of the Company’s most recently completed fiscal year; and

(i)       instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by the Company or any Subsidiary organized in such jurisdiction.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Loan Purchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender as an Assignor and the Company as an Assignee, and accepted by the Administrative Agent, in the form of Exhibit N or such other form as shall be approved by the Administrative Agent and the Company (such approval not to be unreasonably withheld or delayed).

“Permitted Loan Purchases” shall have the meaning assigned to such term in Section 10.04(i).

“Permitted Loan Purchases Amount” shall mean 25% of the sum of (x) the aggregate principal amount of the Term Loans on the Restatement Effective Date plus (y) the aggregate principal amount of any Incremental Term Loans incurred since the Restatement Effective Date.

“Permitted Ratio Debt” shall mean secured or unsecured debt issued by the Company or its Subsidiaries, (i) if secured by the Collateral, the Liens with respect to which are subordinated to the Liens securing the Obligations pursuant to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, (ii) the terms of which do not provide for a stated maturity date prior to the date that is 91 days after the Latest Maturity Date, and (iii) the covenants, events of default, Subsidiary guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, either (x) are not more restrictive to the Company and its Subsidiaries than the terms of the Senior Unsecured Notes Documents, or (y) if more restrictive, the Loan Documents are amended to contain such more restrictive terms (which amendments shall automatically occur); provided that (I) a principal amount of Indebtedness not in excess of the Specified Amount when incurred shall not be subject to clause (ii) above, and (II) Indebtedness constituting Permitted Ratio Debt when incurred shall not cease to constitute Permitted Ratio Debt as a result of the subsequent extension of the Latest Maturity Date.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon, underwriting discounts, fees, commissions and expenses, and the Permitted Equity Conversion Amount), (b)(i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) 91 days after the Latest Maturity Date and (ii) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (i) the weighted average life to maturity of the Indebtedness being Refinanced and (ii) the weighted average life to maturity of the Class of Term Loans then outstanding with the greatest remaining weighted average life to maturity, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) ~~no Permitted Refinancing Indebtedness shall have obligors that are not obligated with respect to~~if the Indebtedness ~~so~~being Refinanced~~, or greater guarantees or security, than the~~ consists of Revolving Facility Loans or any other revolving loans, then the related Revolving Facility Commitments or revolving commitments, as applicable, must be terminated or permanently reduced in the same amount as such Indebtedness being Refinanced, and (e) if the Indebtedness being Refinanced is not secured by any ~~collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise)~~assets, such Permitted Refinancing Indebtedness may not be secured by ~~such collateral (including in respect of working capital facilities of Subsidiaries that are not Subsidiary Guarantors otherwise permitted under this Agreement only, any collateral pursuant to after-acquired property clauses to the extent any such collateral secured the Indebtedness being Refinanced) on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced~~any assets; provided further, that (I) a principal amount of Indebtedness not in excess of the Specified Amount when incurred shall not be subject to clauses (b)(i) and (ii) above, (II) with respect to a Refinancing of (x) Permitted Additional Debt that is subordinated, such Permitted Refinancing Indebtedness shall (i) be subordinated to the guarantee by the Subsidiary Guarantors of the Facilities, and (ii) be otherwise on terms (other than interest rate and redemption premiums), taken as a whole, not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being refinanced, and (y) Permitted Additional Debt, such Permitted Refinancing Indebtedness shall meet the requirements of the definition of “Permitted Additional Debt”; and (III) Indebtedness constituting Permitted Refinancing Indebtedness shall not cease to constitute Permitted Refinancing Indebtedness as a result of the subsequent extension of the Latest Maturity Date.

“Permitted Vessel Transfer” shall have the meaning assigned to such term in Section 5.10(g).

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained or contributed to (at the time of determination or at any time within the five years prior thereto) by any Loan Party or ERISA Affiliate, and (iii) in respect of which the Loan Party or ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 10.17.

“Pledged Collateral” shall have the meaning assigned to such term or any equivalent term in any Subsidiary Guarantor Pledge Agreement or in the Collateral Agreement.

“Poseidon Principles” shall mean the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.

“Prestige Newbuild Debt” shall mean Indebtedness under each of (A) that certain Loan Agreement, dated as of July 31, 2013, by and among inter alios Explorer New Build, LLC, a Delaware limited liability company, and Credit Agricole Corporate and Investment Bank as agent, (B) that certain Loan Agreement, dated as of July 18, 2008, by and among inter alios Marina New Build, LLC, a limited liability company formed in the Marshall Islands, and Credit Agricole Corporate and Investment Bank (formerly known as Calyon) as agent and (C) that certain Loan Agreement, dated as of July 18, 2008, by and among inter alios Riviera New Build, LLC, a limited liability company formed in the Marshall Islands, and Credit Agricole Corporate and Investment Bank (formerly known as Calyon) as agent, in each case as amended, restated, amended and restated, extended, refinanced, replaced, supplemented or otherwise modified from time to time.

“Pricing Grid” shall mean:

(a)       for purposes of the definition of “Applicable Margin”

(i)        except for purposes of determining the Applicable Margin (x) during the Covenant Relief Period for Term A-2 Loans and Revolving Facility A Loans and (y) for Term A-3 Loans and Revolving Facility C Loans, the table set forth below:

Pricing Level	Total Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for ~~Eurocurrency~~Term Benchmark Loans
I	Greater than or equal to 4.00 to 1.00	0.75%	1.75%
II	Greater than or equal to 3.00 to 1.00, but less than 4.00 to 1.00	0.50%	1.50%
III	Greater than or equal to 2.00 to 1.00, but less than 3.00 to 1.00	0.25%	1.25%
IV	Less than 2.00 to 1.00	0.00%	1.00%

(ii) during the Covenant Relief Period for Term A-2 Loans and Revolving Facility A Loans, the table set forth below:

Pricing Level	Total Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for ~~Eurocurrency~~Term Benchmark Loans
I	Greater than or equal to 4.00 to 1.00	1.00%	2.00%
II	Greater than or equal to 3.00 to 1.00, but less than 4.00 to 1.00	0.50%	1.50%
III	Greater than or equal to 2.00 to 1.00, but less than 3.00 to 1.00	0.25%	1.25%
IV	Less than 2.00 to 1.00	0.00%	1.00%

(iii) for Term A-3 Loans and Revolving Facility C Loans, the table set forth below:

Pricing Level	Total Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for Term Benchmark Loans
I	Greater than or equal to 4.00 to 1.00	1.25%	2.25%
II	Greater than or equal to 3.00 to 1.00, but less than 4.00 to 1.00	0.50%	1.50%
III	Greater than or equal to 2.00 to 1.00, but less than 3.00 to 1.00	0.25%	1.25%
IV	Less than 2.00 to 1.00	0.00%	1.00%

and

(b)       for purposes of the definition of “Applicable Commitment Fee” the table set forth below:

Pricing Level	Total Leverage Ratio	Applicable Commitment Fee
I	Greater than or equal to 4.00 to 1.00	0.30%
II	Greater than or equal to 3.00 to 1.00, but less than 4.00 to 1.00	0.25%
III	Greater than or equal to 2.00 to 1.00, but less than 3.00 to 1.00	0.20%
IV	Less than 2.00 to 1.00	0.15%

For the purposes of the foregoing, changes in the Applicable Margin and Applicable Commitment Fee resulting from changes in the Total Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 5.04 and shall remain in effect until the next change to be effected pursuant to this paragraph; provided that, notwithstanding the foregoing, Pricing Level II shall, in the case of the Applicable Margin and the Applicable Commitment Fee, apply until the financial statements are delivered for the fiscal quarter ended June 30, 2019. If any financial statements referred to above are not delivered within the time periods specified in Section 5.04, then, at the option of the Administrative Agent or the Required Lenders, until the date that is three Business Days after the date on which such financial statements are delivered, the pricing level that is one pricing level higher than the pricing level theretofore in effect shall apply as of the first Business Day after the date on which such financial statements were to have been delivered but were not delivered.

“Pride Loan” shall mean NCL’s indebtedness, outstanding on the Amendment No. 1 Effective Date, under that certain Credit Agreement, dated as of January 10, 2019 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time), among NCL, the lenders from time to time party thereto and Nordea Bank Abp, New York Branch, as administrative agent and collateral agent.

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDA, (x) effect shall be given to any Asset Sale, any acquisition, Investment, improvement (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation and any restructurings of the business of the Company or any Subsidiary that are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Company determines are reasonable as set forth in a certificate of a Financial Officer of the Company (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period or, in the case of determinations made pursuant to the definition of the term “Permitted Business Acquisition” or pursuant to Article VI, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or relevant transaction is consummated, and (y) on or following the delivery date of any new Vessel and for so long as such Reference Period includes such delivery date, in the event that the Company or any Subsidiary took delivery of any new Vessel during such Reference Period, EBITDA shall include the projected EBITDA (based on reasonable assumptions) for such Vessel as if such Vessel had been in operation on the first day of such Reference Period (as set forth in reasonable detail on an officer’s certificate prepared in good faith by a Responsible Officer of the Company), and (ii) in making any determination on a Pro Forma Basis, all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term, “Permitted Business Acquisition” or pursuant to Article VI, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period except that any Indebtedness incurred in connection with the financing of a new Vessel shall be deemed to have not been incurred until the relevant delivery date for such Vessel, and (iii) (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively. Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Company and may include adjustments to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from any relevant pro forma event and (2) all adjustments of the nature used in connection with the calculation of Adjusted EBITDA as set forth in footnote 4 to the “Summary Consolidated Financial Data” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such Reference Period. The Company shall deliver to the Administrative Agent a certificate of a Financial Officer of the Company setting forth such demonstrable or additional operating expense reductions, other operating improvements or synergies and adjustments pursuant to clause (2), and information and calculations supporting them in reasonable detail.

“Pro Forma Compliance” shall mean, at any date of determination, that, on a Pro Forma Basis after giving effect to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), the Company would not violate the financial covenants set forth in Sections 6.12, 6.13, 6.14 and 6.15, after recomputing the ratios and amounts measured thereunder as of the last day of the most recently ended fiscal quarter of the Company for which the financial statements and certificates required pursuant to Section 5.04 have been delivered, and the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Company to such effect, together with all relevant financial information.

“Pro Rata Extension Offer” shall have the meaning assigned to such term in Section 2.21(e).

“Process Agent” shall have the meaning assigned to such term in Section 10.15(c).

“Projections” shall mean the projections of the Company and the Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of the Company or any Subsidiary prior to the Closing Date.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 10.17.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning assigned to such term in Section 10.27.

“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.

“Rate” shall have the meaning assigned to such term in the definition of the term “Type.”

“Ratio Compliance” shall mean, at any date of determination, that (A) the Loan-to-Value Ratio on a Pro Forma Basis is equal to or less than 0.5 to 1.0, or (B) the Fixed Charge Coverage Ratio on a Pro Forma Basis is at least 2.0 to 1.0.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, four Business Days prior to such setting, or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” “Refinancing” and “Refinanced” shall have a meaning correlative thereto.

“Refinancing” shall mean the payment in full, satisfaction or discharge, as applicable, of all Indebtedness (and termination of all related commitments) under each of (i) that certain Credit Agreement, dated as of July 2, 2013, by and among, inter alios Oceania Cruises, Inc., a corporation organized under the Laws of the Republic of Panama, and OCI Finance Corp., a Delaware corporation, as borrowers, the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent and mortgage trustee (as amended, restated, amended and restated, extended, refinanced, replaced, supplemented or otherwise modified from time to time), (ii) that certain Credit Agreement, dated as of August 21, 2012, by and among, inter alios Classic Cruises, LLC, a Delaware limited liability company and Classic Cruises II, LLC, a Delaware limited liability company, collectively as Holdings, Regent and SSC Finance Corp., a Delaware corporation, as borrowers, the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (as amended, restated, amended and restated, extended, refinanced, replaced, supplemented or otherwise modified from time to time) and (iii) the outstanding aggregate principal amount of 9.125% Second-Priority Senior Secured Notes due 2019 issued by Seven Seas Cruises S. DE R.L., as issuer, pursuant to an indenture, dated as of May 19, 2011, among Seven Seas Cruises S. DE R.L., the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent.

“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.21(j).

“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.21(j).

“REGATTA” shall mean the Vessel Regatta, IMO number 9156474, currently registered in the name of Regatta Acquisition, LLC under the laws of the Republic of the Marshall Islands with the official number 1664.

“Register” shall have the meaning assigned to such term in Section 10.04(b)(iv).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment or into or out of any property of Hazardous Materials.

“Relevant Governmental Body” shall mean, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Relevant Rate” shall mean with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Replacement Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.21(l).

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Deferring Lenders” shall mean, at any time, Lenders having (a) Term A-1 Loans and Deferred Term A Loans outstanding and (b) Term A-1 Loan Commitments and Deferred Term A Loan Commitments, that taken together, represent more than 50% of the sum of (i) all Term A-1 Loans and Deferred Term A Loans outstanding and (ii) the total Term A-1 Loan Commitments and Deferred Term A Loan Commitments at such time. The Term A-1 Loans, Deferred Term A Loans, Term A-1 Loan Commitments and Deferred Term A Loan Commitments of any Defaulting Lender shall be disregarded in determining Required Deferring Lenders at any time.

“Required Lenders” shall mean, at any time, Lenders having (a) Loans outstanding, (b) Revolving L/C Exposure and (c) Term A Loan Commitments, Term A-1 Loan Commitments, Term A-3 Loan Commitments, Deferred Term A Loan Commitments and Available Unused Commitments, that taken together, represent more than 50% of the sum of (i) all Loans outstanding, (ii) Revolving L/C Exposure and (iii) the total Term A Loan Commitments, Term A-1 Loan Commitments, Term A-3 Loan Commitments, Deferred Term A Loan Commitments and Available Unused Commitments at such time. The Loans, Revolving L/C Exposure, Term A Loan Commitments, Term A-1 Loan Commitments, Term A-3 Loan Commitments, Deferred Term A Loan Commitments and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Revolving Facility Lenders” shall mean, at any date, Revolving Facility Lenders having Revolving Facility Exposure that, taken together, represents more than 50% of the aggregate Revolving Facility Exposure at such time. The Revolving Facility Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Facility Lenders at any time.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restatement” shall mean the amendment and restatement of the Original Credit Agreement pursuant to this Agreement.

“Restatement Effective Date” shall mean the date on which each of the conditions set forth in Section 4.02 has been satisfied.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 10.08(b), shall refer to all such Revolving Facility Commitments as a single Class.

“Revolving Facility A Commitment” means a Revolving Facility Commitment that is held by an Amendment No. 1 Consenting Lender on the Amendment No. 1 Effective Date (whether or not such Revolving Facility A Commitment ceases to be held by an Amendment No. 1 Consenting Lender following the Amendment No. 1 Effective Date) that is not a Revolving Facility C Commitment. The amount of each Revolving Facility Lender’s Revolving Facility A Commitment on the Amendment No. 1 Effective Date is set forth on Schedule I to Amendment No. 1. The amount of each Revolving Facility Lender’s Revolving Facility A Commitment on the Amendment No. 4 Effective Date is set forth on Schedule I to Amendment No. 4.

“Revolving Facility A Loan” means a Revolving Facility Loan made pursuant to a Revolving Facility A Commitment.

“Revolving Facility B Commitment” means each Revolving Facility Commitment in effect on the Amendment No.1 Effective Date that is not a Revolving Facility A Commitment (and, for the avoidance of doubt, whether or not a Revolving Facility B Commitment ceases to be held by a Lender that is not an Amendment No. 1 Consenting Lender following the Amendment No. 1 Effective Date shall not affect such Revolving Facility B Commitment’s status as a Revolving Facility B Commitment). The amount of each Revolving Facility Lender’s Revolving Facility B Commitment on the Amendment No. 1 Effective Date is set forth on Schedule I to Amendment No. 1. The amount of each Revolving Facility Lender’s Revolving Facility B Commitment on the Amendment No. 4 Effective Date is set forth on Schedule I to Amendment No. 4.

“Revolving Facility B Loan” means a Revolving Facility Loan made pursuant to a Revolving Facility B Commitment.

“Revolving Facility C Commitment” means (i) each Revolving Facility Commitment that is held by an Amendment No. 4 Extending Lender on the Amendment No. 4 Effective Date (whether or not such Revolving Facility C Commitment ceases to be held by an Amendment No. 4 Consenting Lender following the Amendment No. 4 Effective Date) and (ii) each other Revolving Facility C Commitment included on Schedule I to Amendment No. 4. The amount of each Revolving Facility Lender’s Revolving Facility C Commitment on the Amendment No. 4 Effective Date is set forth on Schedule I to Amendment No. 4.

“Revolving Facility C Loan” means a Revolving Facility Loan made pursuant to a Revolving Facility C Commitment.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans of the same Class.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(d), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 10.04, and (c) increased as provided under Section 2.21. The amount of each Lender’s Revolving Facility Commitment on the Restatement Effective Date is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment (or Incremental Revolving Facility Commitment), as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments is $875,000,000 on the Restatement Effective Date. After the Restatement Effective Date additional Classes of Revolving Facility Commitments may be added or created pursuant to Incremental Assumption Agreements.

“Revolving Facility Credit Exposure” shall mean, at any time with respect to any Class of Revolving Facility Commitments, the sum of (a) the aggregate principal amount of the Revolving Facility Loans of such Class outstanding at such time and (b) the Revolving L/C Exposure applicable to such Class at such time minus, for the purpose of Sections 6.12, 6.13, 6.15 and 8.02, the amount of Letters of Credit that have been Cash Collateralized in an amount equal to the Minimum Collateral Amount at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage of the applicable Class and (y) the aggregate Revolving Facility Credit Exposure of such Class of all Revolving Facility Lenders, collectively, at such time.

“Revolving Facility Lender” shall mean a Lender with a Revolving Facility Commitment or with outstanding Revolving Facility Credit Exposure.

“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(d). Unless the context otherwise requires, the term “Revolving Facility Loans” shall include the Other Revolving Loans.

“Revolving Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Revolving Facility ~~in effect on the Restatement Effective Date~~A Commitments, the Revolving Facility A Loans, the Revolving Facility B Commitments and the Revolving Facility B Loans, January 2, 2024 ~~and~~, (b) with respect to the Revolving Facility C Commitments and the Revolving Facility C Loans, January 2, 2025; provided that if on the 2024 Springing Maturity Date (without giving effect to any termination of the Revolving Facility C Commitments on the 2024 Springing Maturity Date), the Company has less than $800,000,000 of Free Liquidity, the Revolving Facility Maturity Date with respect to the Revolving Facility C Commitments shall be the 2024 Springing Maturity Date, and (c) with respect to any other Classes of Revolving Facility Commitments, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class. If the Revolving Facility Commitments of such Class have terminated or expired, the Revolving Facility Percentages of such Class shall be determined based upon the Revolving Facility Commitments of such Class most recently in effect, giving effect to any assignments pursuant to Section 10.04.

“Revolving L/C Exposure” of any Class shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit applicable to such Class outstanding at such time and (b) the aggregate principal amount of all L/C Disbursements applicable to such Class that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Class of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Revolving L/C Exposure applicable to such Class at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctioned Country” means, at any time, a country, region ~~or~~, territory or government which is itself the subject or target of comprehensive Sanctions (at the ~~time of this Agreement~~Amendment No. 4 Effective Date, Cuba, Iran, North Korea, Sudan, Syria ~~and~~, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea Region of Ukraine).

“Sanctioned Person” means, at any time, any person with whom dealings are prohibited under Sanctions, including (a) any person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state, ~~Her~~His Majesty’s Treasury of the United Kingdom or Norway, (b) any person organized or resident in a Sanctioned Country or (c) any person owned or controlled by any such person or persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, ~~Her~~His Majesty’s Treasury of the United Kingdom or Norway.

“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.

“Second Lien Intercreditor Agreement” shall mean an Intercreditor Agreement between the Administrative Agent and the authorized representative named therein for the Senior Secured Notes, substantially in the form of Exhibit K-3, with such changes that are reasonably satisfactory to the Administrative Agent and Collateral Agent or in such other form as is customary at such time for transactions of the type contemplated thereby and otherwise reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Borrower.

“Second Valuation” shall have the meaning assigned to such term in Section 5.16.

“Secured Parties” shall mean the “Secured Parties” as defined in the Collateral Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Vessel Mortgages, the Deeds of Covenants, the Collateral Agreement, the Subsidiary Guarantor Pledge Agreements, the Earnings Assignments, the Insurance Assignments and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

~~“Senior Secured Note Obligations” shall mean all obligations defined as “Senior Secured Note Obligations” in the Collateral Agreement and the other Security Documents.~~

“Senior Secured Notes” shall mean secured or unsecured notes or other debt (including term loan debt) of the Company issued after the Closing Date, and the Indebtedness represented thereby; provided that (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Latest Maturity Date (other than (i) customary offers to repurchase or mandatory repayments upon a change of control, asset sale ~~or~~, event of loss or incurrence of indebtedness and customary acceleration right after an event of default and (ii) customary scheduled amortization), (b) (i) 100% of the Net Proceeds of all Pari Passu Senior Secured Notes and (ii) 90% of the Net Proceeds of all other Senior Secured Notes shall be applied, on the date of the incurrence thereof, to prepay Term Loans or Revolving Facility Loans (and, in the case of Revolving Facility Loans, to permanently reduce the related Revolving Facility Commitment) and accrued but unpaid interest, premiums and fees and expenses associated with such prepayment, (c) in respect of any Senior Secured Notes secured by Collateral, no Affiliate of the Company (other than a Loan Party or a temporary escrow issuer) shall be an obligor (including pursuant to a Guarantee) in respect thereof, (d) the covenants, events of default~~, guarantees, collateral~~  and other terms of which (other than guarantees, collateral, interest rate and redemption premiums), taken as a whole, are not more restrictive to the Company and its Subsidiaries than those in this Agreement (or, if more restrictive, the Loan Documents are amended to contain such more restrictive terms (which amendments shall automatically occur)), (e) in respect of any Senior Secured Notes secured by Collateral, the obligations in respect thereof shall not be secured by any Lien on any asset of the Company, any Subsidiary or any other Affiliate (other than a transitory escrow issuer) of the Company, other than any asset constituting Collateral, (f) if such Senior Secured Notes are intended to be secured by the Collateral on a pari passu basis with the Obligations, then all security therefor shall be granted pursuant to the Security Documents~~, and~~ (and/or granted pursuant to separate security documents in substantially the same form and substance as the Security Documents or otherwise in form and substance reasonably acceptable to the Collateral Agent), and (x) if the security therefor has been (or will be) granted pursuant to the Security Documents, the Borrower shall have designated such Senior Secured Notes as “Senior Secured Note Obligations” pursuant to the Collateral Agreement and the secured parties thereunder, or a trustee ~~or~~, collateral agent or administrative agent on their behalf, shall have ~~become a party to a First Lien Intercreditor Agreement and shall have~~ executed and delivered to the Collateral Agent the First Lien (Single Agent) Intercreditor Agreement (or, if already in effect, a joinder thereto) and a joinder agreement to the applicable Security Documents in substantially the form attached thereto or in substance substantially the same as such joinder agreement or otherwise in form and substance reasonably acceptable to the Collateral Agent~~,~~ or (y) if the security therefor has been (or will be) granted pursuant to separate security documents, the secured parties thereunder, or a trustee, collateral agent or administrative agent on their behalf, shall have executed and delivered to the Collateral Agent, the First Lien (Separate Agent) Intercreditor Agreement (or, if already in effect, a joinder thereto in substantially the form attached thereto or in substance substantially the same as such joinder agreement or otherwise in form and substance reasonably acceptable to the Collateral Agent), and (g) if such Senior Secured Notes are intended to be secured by the Collateral on a junior basis to the Obligations, then all security therefor shall be granted pursuant to separate security documents in substantially the same form and substance as the Security Documents, and the secured parties thereunder, or a trustee ~~or~~, collateral agent or administrative agent on their behalf, shall have become a party to a Second Lien Intercreditor Agreement; provided further that, with respect to clause (a) above, Indebtedness constituting Senior Secured Notes when issued shall not cease to constitute Senior Secured Notes as a result of the subsequent extension of the Latest Maturity Date.

~~“Senior Secured Notes Indenture” shall mean any indenture under which any Senior Secured Notes are issued, as the same may be amended, restated, supplemented, substituted, replaced, refinanced, supplemented or otherwise modified from time to time in accordance with Section 6.01(z).~~

“Senior Unsecured Notes” shall mean NCL’s 4.750% senior notes due 2021 (the “4.75% Notes”), pursuant to an indenture, dated as of December 14, 2016, between NCL and U.S. Bank National Association, as trustee (the “4.75% Notes Indenture”), and/or any notes issued by NCL in exchange for, and as contemplated by, the 4.75% Notes and the related registration rights agreement with substantially identical terms as the 4.75% Notes, in each case as in effect on the Fourth Restatement Effective Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Senior Unsecured Notes Documents” shall mean the Senior Unsecured Notes and the Senior Unsecured Notes Indentures.

“Senior Unsecured Notes Indentures” shall mean the 4.75% Notes Indenture, as in effect on the Restatement Effective Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Similar Business” shall mean a business, the majority of whose revenues are derived from the activities of the Company and its Subsidiaries as of the Restatement Effective Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” shall have the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” shall have the meaning specified in the definition of “Daily Simple SOFR”.

“Specified Additional Subsidiary Guarantor” shall mean Norwegian Sky, Ltd.

“Specified Additional Vessel” shall mean “NORWEGIAN SKY”.

“Specified Amount” shall mean at any date of determination, $500,000,000 less the aggregate amount of Specified Permitted Additional Debt, Specified Permitted Ratio Debt and Specified Permitted Refinancing Indebtedness outstanding at such time; provided that no Indebtedness incurred in reliance on the Specified Amount shall be secured by a Lien on all or any portion of the Collateral.

“Specified Permitted Additional Debt” shall mean Permitted Additional Debt incurred in reliance on clause (I) of the proviso in the definition of Permitted Additional Debt.

“Specified Permitted Ratio Debt” shall mean Permitted Ratio Debt incurred in reliance on clause (I) of the proviso in the definition of Permitted Ratio Debt.

“Specified Permitted Refinancing Indebtedness” shall mean Permitted Refinancing Indebtedness incurred in reliance on clause (I) of the second proviso in the definition of Permitted Refinancing Indebtedness.

“Specified Target Mortgaged Vessels” shall mean each of the Vessels identified on Schedule 1.01(c).

“Specified Target Subsidiaries” shall mean each of the persons identified on Schedule 1.01(b).

“Spot Rate” for a currency means the rate determined by the Administrative Agent or an Issuing Bank, as applicable, to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or such Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or such Issuing Bank if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Standby Letter of Credit” shall have the meaning provided in Section 2.05(a).

~~“Statutory Reserves” shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States, the United Kingdom or the European Union or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.~~

“Subagent” shall have the meaning assigned to such term in Section 9.02.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Company. Notwithstanding the foregoing (and except for purposes of Sections 3.08, 3.09, 3.13, 3.15, 3.16, 5.03, 5.09 and 8.01(k), and the definition of “Unrestricted Subsidiary” contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Company or any of its Subsidiaries for purposes of this Agreement.

“Subsidiary Guarantor” shall mean (i) each direct and indirect Subsidiary of the Company which directly owns a Mortgaged Vessel (other than the Co-Borrower) and (ii) each Additional Subsidiary Guarantor.

“Subsidiary Guarantor Pledge Agreement” shall mean each of (a) the Bermuda law Share Charge Agreement dated as of the Closing Date between NCL International, Ltd. and the Collateral Agent in respect of the equity of each Subsidiary Guarantor named therein and incorporated in and existing under the laws of Bermuda, (b) the Isle of Man law Pledge Agreement dated as of the Closing Date between NCL International, Ltd. and the Collateral Agent in respect of the equity of each Subsidiary Guarantor incorporated in and existing under the laws of the Isle of Man, (c) the New York law Pledge Agreement dated as of the Acquisition Closing Date between the Oceania Cruises, Inc. and the Collateral Agent in respect of the equity of each Subsidiary Guarantor named therein, (d) the New York law Pledge Agreement dated as of the Acquisition Closing Date between Seven Seas Cruises s. de r.l. and the Collateral Agent in respect of the equity of each Subsidiary Guarantor named therein, (e) the Bermuda law Share Charge Agreement dated as of the Third Restatement Effective Date between NCL International, Ltd. and the Collateral Agent in respect of the equity of the Specified Additional Subsidiary Guarantor incorporated in and existing under the laws of Bermuda and (f) any additional pledge agreement relating to the Equity Interests of any Subsidiary Guarantor.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary.”

“Supported QFC” shall have the meaning assigned to such term in Section 10.27.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of the Subsidiaries shall be a Swap Agreement.

“Target” shall mean Prestige Cruises International, Inc., a corporation organized under the Laws of the Republic of Panama.

“Tax Agreements” shall have the meaning assigned to such term in Section 6.06(b).

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term A Borrowing” shall mean a Borrowing comprised of Term A Loans.

“Term A Facility” shall mean the Term A Loan Commitments and any Term A Loans made hereunder.

“Term A Lender” shall mean a Lender with a Term A Loan Commitment and/or an outstanding Term A Loan.

“Term A Loan Commitment” shall mean with respect to each Lender, the commitment of such Lender to make Term A Loans in Dollars on the Fourth Restatement Effective Date. The aggregate amount of the Term A Loan Commitments on the Fourth Restatement Effective Date was $1,633,000,000. The Term A Loan Commitments terminated on the Fourth Restatement Effective Date.

“Term A Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i).

“Term A Loan Maturity Date” shall mean January 2, 2024.

“Term A Loans” shall mean (a) any term loans made by the Term A Lenders to the Borrowers that are deemed to be Term A Loans pursuant to Section 2.01(a) and (b) any Incremental Term Loans in the form of Term A Loans made by the Incremental Term Lenders to the Borrowers pursuant to Section 2.01(e). The aggregate principal amount of the Term A Loans on the Restatement Effective Date is $192,850,000. The aggregate principal amount of Term A Loans held by each Lender on the Amendment No. 1 Effective Date (immediately following the conversion of all Converted Term A Loans on such date) is set forth on Schedule I to Amendment No. 1. The aggregate principal amount of Term A Loans held by each Lender on the Amendment No. 4 Effective Date (immediately following the conversion of all Amendment No. 4 Converted Term A Loans on such date) is set forth on Schedule I to Amendment No. 4.

“Term A-1 Borrowing” shall mean a Borrowing comprised of Term A-1 Loans.

“Term A-1 Facility” shall mean the Term A-1 Loan Commitments and any Term A-1 Loans made hereunder.

“Term A-1 Lender” shall mean a Lender with a Term A-1 Loan Commitment and/or an outstanding Term A-1 Loan.

“Term A-1 Loan Commitment” shall mean with respect to each Term A-1 Lender, the commitment of such Term A-1 Lender to make Term A-1 Loans in Dollars on the Restatement Effective Date as set forth in Section 2.01(b). The initial amount of each Term A-1 Lender’s Term A-1 Loan Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Term A-1 Lender shall have assumed its Term A-1 Loan Commitment, as applicable. The aggregate amount of the Term A-1 Loan Commitments on the Restatement Effective Date is $1,287,000,000.

“Term A-1 Loans” shall mean (a) any term loans made by the Lenders to the Borrowers on the Restatement Effective Date pursuant to Section 2.01(b) and (b) any Incremental Term Loans in the form of Term A-1 Loans made by the Incremental Term Lenders to the Borrowers pursuant to Section 2.01(e). The aggregate principal amount of Term A-1 Loans held by each Lender on the Amendment No. 1 Effective Date (immediately following the conversion of all Converted Term A-1 Loans on such date) is set forth on Schedule I to Amendment No. 1. The aggregate principal amount of Term A-1 Loans held by each Lender on the Amendment No. 4 Effective Date (immediately following the conversion of all Amendment No. 4 Converted Term A Loans on such date) is set forth on Schedule I to Amendment No. 4.

“Term A-2 Borrowing” shall mean a Borrowing comprised of Term A-2 Loans.

“Term A-2 Facility” shall mean the Term A-2 Loans.

“Term A-2 Lender” shall mean a Lender with a Term A-2 Loan.

“Term A-2 Loans” shall mean (a) the term loans established on the Amendment No. 1 Effective Date as a result of the conversion of any Converted Term A Loan or Converted Term A-1 Loan on the Amendment No. 1 Effective Date pursuant to Section 2.01(f)(y) or Section 2.01(g)(y) and (b) any Incremental Term Loans in the form of Term A-2 Loans made by the Incremental Term Lenders to the Borrowers pursuant to Section 2.01(e). The aggregate principal amount of Term A-2 Loans held by each Lender on the Amendment No. 1 Effective Date (immediately following the conversion of all Converted Term A Loans and Converted Term A-1 Loans on such date) is set forth on Schedule I to Amendment No. 1. The aggregate principal amount of Term A-2 Loans held by each Lender on the Amendment No. 4 Effective Date (immediately following the conversion of all Amendment No. 4 Converted Term A Loans on such date) is set forth on Schedule I to Amendment No. 4.

“Term A-3 Borrowing” shall mean a Borrowing comprised of Term A-3 Loans.

“Term A-3 Facility” shall mean the Term A-3 Loans and the Term A-3 Loan Commitments.

“Term A-3 Lender” shall mean a Lender with a Term A-3 Loan Commitment and/or a Term A-3 Loan.

“Term A-3 Loan Commitment” shall mean with respect to each Lender, the commitment of such Lender to make Term A-3 Loans in Dollars on the Amendment No. 4 Effective Date as set forth in Section 2.01(i)(y). The initial amount of each Lender’s Term A-3 Loan Commitment is set forth on Schedule I to Amendment No. 4 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term A-3 Loan Commitment, as applicable. The aggregate amount of the Term A-3 Loan Commitments on the Amendment No. 4 Effective Date is $780,547,628.00.

“Term A-3 Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(viii).

“Term A-3 Loan Maturity Date” shall mean January 2, 2025; provided that if on the 2024 Springing Maturity Date (without giving effect to any termination of the Revolving Facility C Commitments on the 2024 Springing Maturity Date), the Company has less than $800,000,000 of Free Liquidity, the Term A-3 Loan Maturity Date shall be the 2024 Springing Maturity Date.

“Term A-3 Loans” shall mean (a) the term loans established on the Amendment No. 4 Effective Date as a result of the conversion of any Amendment No. 4 Converted Term A Loan on the Amendment No. 4 Effective Date pursuant to Section 2.01(i)(x), (b) the term loans made by the Term A-3 Lenders to the Borrowers pursuant to Section 2.01(i)(y) and (c) any Incremental Term Loans in the form of Term A-3 Loans made by the Incremental Term Lenders to the Borrowers pursuant to Section 2.01(e). The aggregate principal amount of Term A-3 Loans held by each Lender on the Amendment No. 4 Effective Date (immediately following the conversion of all Amendment No. 4 Converted Term A Loans on such date and the funding of the Term A-3 Loans pursuant to the Term A-3 Loan Commitments on such date) is set forth on Schedule I to Amendment No. 4.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Borrowing” shall mean any Term A Borrowing, any Term A-1 Borrowing, any Term A-2 Borrowing, any Term A-3 Borrowing, any Deferred Term A Borrowing, any Deferred Term A-1 Borrowing, any Deferred Term A-2 Borrowing, any Incremental Term Borrowing or any other Term Borrowing.

“Term Facility” shall mean the Term A Facility, the Term A-1 Facility, the Term A-2 Facility, the Term A-3 Facility, the Deferred Term A Facility, the Deferred Term A-1 Facility, the Deferred Term A-2 Facility and/or any or all of the Incremental Term Facilities and/or any or all of the Refinancing Term Loans.

“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Term A Facility, the Term A-1 Facility, the Term A-2 Facility, the Deferred Term A Facility and the Deferred Term A-1 Facility, the Term A Loan Maturity Date ~~and~~, (b) with respect to the Term A-3 Facility, the Term A-3 Loan Maturity Date, (c) with respect to the Deferred Term A-2 Facility, the Deferred Term A-2 Loan Maturity Date and (d) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

“Term Loan Installment Date” shall mean any Term A Loan Installment Date, any Term A-3 Loan Installment Date, any Incremental Term Loan Installment Date or any Other Term Loan Installment Date.

“Term Loans” shall mean the Term A Loans, the Term A-1 Loans, the Term A-2 Loans, the Term A-3 Loans, the Deferred Term A Loans, the Deferred Term A-1 Loans, the Deferred Term A-2 Loans and/or the Incremental Term Loans and/or the Refinancing Term Loans.

“Term SOFR Determination Day” shall have the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Company then most recently ended (taken as one accounting period).

“Third Restatement Effective Date” shall mean October 10, 2017.

“Third Valuation” shall have the meaning assigned to such term in Section 5.16.

“Total Capitalization” shall mean, at any date of determination, the Total Net Funded Debt plus the consolidated stockholders’ equity of the Company and its Subsidiaries at such date determined in accordance with GAAP and derived from the then latest unaudited and consolidated financial statements of the Company and its Subsidiaries delivered to the Administrative Agent in the case of the first three quarters of each fiscal year and the then latest audited and consolidated financial statements delivered to the Administrative Agent in the case of each fiscal year; provided it is understood that the effect of any impairment of intangible assets and, in relation to exchangeable or convertible notes or other debt instruments containing similar equity mechanisms, any non-cash loss, charge or expense shall be added back to stockholders’ equity and provided further, that Total Capitalization shall be determined on a Pro Forma Basis.

“Total Leverage Ratio” shall mean, on any date, the ratio of (a) (i) the aggregate principal amount of Consolidated Debt of the Company and its Subsidiaries outstanding as of the last day of the Test Period most recently ended as of such date less (ii) without duplication, the Unrestricted Cash and Permitted Investments of the Company and its Subsidiaries as of the last day of such Test Period, to (b) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Total Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Total Net Funded Debt” shall mean, as at any relevant date:

(i)       Indebtedness for borrowed money of the Company and its Subsidiaries; and

(ii)       the amount of any Indebtedness for borrowed money of any person other than the Company or its Subsidiaries but which is guaranteed by the Company or any of its Subsidiaries as at such date:

less an amount equal to any Unrestricted Cash as at such date; provided that any unused Commitments and other amounts available for drawing under other revolving or other credit facilities of the Company and its Subsidiaries which remain undrawn shall not be counted as cash or indebtedness for the purposes of Total Net Funded Debt and provided further, that Total Net Funded Debt shall be determined on a Pro Forma Basis.

“Trade Letter of Credit” shall have the meaning provided in Section 2.05(a)(i).

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and, in the case of the Borrowers, the making of the Borrowings hereunder, and (b) the payment of related fees and expenses.

“Trust Property” shall mean (a) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Mortgage Trustee under or pursuant to the Vessel Mortgages (including the benefits of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Mortgage Trustee in the Vessel Mortgages), (b) all moneys, property and other assets paid or transferred to or vested in the Mortgage Trustee, or any agent of the Mortgage Trustee whether from any Loan Party or any other person, and (c) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Mortgage Trustee or any agent of the Mortgage Trustee in respect of the same (or any part thereof).

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted ~~LIBO~~Term SOFR Rate and the ABR.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability” shall mean the excess of a Plan’s “accumulated benefit obligations” as defined under Statement of Financial Accounting Standards No. 87, over the current fair market value of that Plan’s assets.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United Kingdom” and “U.K.” shall mean the United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” shall mean the United States of America.

“Unrestricted Cash” shall mean cash or cash equivalents of the Company or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Company or any of its Subsidiaries.

“Unrestricted Subsidiary” shall mean any Subsidiary of the Company that is acquired or created after the Restatement Effective Date and designated by the Company as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Company shall only be permitted to so designate a new Unrestricted Subsidiary after the Restatement Effective Date so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation (as well as all other such designations theretofore consummated after the first day of such Reference Period), the Company shall be in Pro Forma Compliance, (c) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Company or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04, (d) [reserved]; (e) such Subsidiary shall have been designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants and defaults) under the Senior Unsecured Notes Indentures, all Permitted Additional Debt and all Permitted Refinancing Indebtedness in respect of any of the foregoing and all Disqualified Stock; provided, further, that at the time of the initial Investment by the Company or any of its Subsidiaries in such Subsidiary, the Company shall designate such entity as an Unrestricted Subsidiary in a written notice to the Administrative Agent. The Company may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) such Unrestricted Subsidiary, both before and after giving effect to such designation, shall be a Wholly Owned Subsidiary of the Company, (ii) no Default or Event of Default has occurred and is continuing or would result therefrom, (iii) immediately after giving effect to such Subsidiary Redesignation (as well as all other Subsidiary Redesignations theretofore consummated after the first day of such Reference Period), the Company shall be in Pro Forma Compliance, (iv) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (v) the Company shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Company, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (iv), inclusive, and containing the calculations and information required by the preceding clause (ii).

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 10.27.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“Valuation” shall mean, in relation to any Mortgaged Vessel, a valuation of such Mortgaged Vessel made at any relevant time by an Approved Broker with or without physical inspection of such Mortgaged Vessel, on the basis of a sale for prompt delivery for cash at arms’ length on customary commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contracts of employment. If any Approved Broker shall deliver a Valuation indicating a range of values for a Mortgaged Vessel, the Valuation for such Mortgaged Vessel shall be the arithmetic mean of the two endpoints of such range. Further, if any Approved Broker shall deliver a Valuation indicating a value for a Mortgaged Vessel in any currency other than Dollars, the Valuation for such Mortgaged Vessel shall be the Dollar Equivalent thereof. It is agreed that as of the Restatement Effective Date and until a Valuation shall have been obtained pursuant to Section 5.16 for any Mortgaged Vessel, the Valuation for such Mortgaged Vessel shall be as follows: (i) $[*] for the NORWEGIAN SUN, (ii) $[*] for the NORWEGIAN DAWN, (iii) $[*] for the NORWEGIAN STAR, (iv) $[*] for the NORWEGIAN SPIRIT, (v) $[*] for the NORWEGIAN PEARL, (vi) $[*] for the NORWEGIAN GEM, (vii) $[*] for the INSIGNIA, (viii) $[*] for the NAUTICA, (ix) $[*] for the REGATTA, (x) $[*] for the MARINER, (xi) $[*] for the NAVIGATOR, (xii) $[*] for the VOYAGER and (xiii) $[*] for the NORWEGIAN SKY.

“Value Component” shall have the meaning assigned to such term in the definition of Loan-to-Value Ratio in this Section 1.01.

“Vessel” shall mean a passenger cruise vessel.

“Vessel Mortgages” shall mean each first priority statutory ship mortgage or first preferred ship mortgage (or equivalent) granting a Lien on a Mortgaged Vessel to secure the Obligations.

“VOYAGER” shall mean the Vessel Seven Seas Voyager, IMO number 9247144, currently registered in the name of Voyager Vessel Company, LLC under the laws of the Commonwealth of Bahamas with the official number 8000610.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Loan Parties, the Administrative Agent or any other applicable withholding agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.             Terms Generally. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)               The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented, replaced or otherwise modified from time to time. All references to a person shall include that person’s permitted successors and assigns (subject to any restrictions on assignment set forth herein). With respect to any Default or Event of Default, the words “exist,” “existence,” “occurred” or “continuing” shall be deemed to refer to a Default or Event of Default that has not been waived in accordance with Section 10.08 or, to the extent applicable, cured in accordance with Section 8.02 or otherwise. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b)               In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

Section 1.03.             Exchange Rates; Currency Equivalents. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or Issuing Bank, as applicable. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Article VI or paragraph (f) or (j) of Section 8.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

Section 1.04.             Effect of this Agreement on the Original Credit Agreement and the Other Existing Loan Documents. On the Restatement Effective Date, the “Term A Loans” (as defined in the Original Credit Agreement) of each Term A-1 Lender and each Deferred Term A Lender shall be repaid with proceeds of the Term A-1 Loans and Deferred Term A Loans borrowed on the Restatement Effective Date. Upon satisfaction of the conditions precedent to the effectiveness of this Agreement set forth in Section 4.02, this Agreement shall be binding on the Borrowers, the Administrative Agent, the Collateral Agent, the Lenders and the other parties hereto and the Original Credit Agreement and the provisions thereof shall be replaced in their entirety by this Agreement and the provisions hereof; provided that for the avoidance of doubt, each Borrower and each other Loan Party hereby reaffirms that (a) the Obligations (as defined in the Original Credit Agreement) of the Borrowers and the other Loan Parties under the Original Credit Agreement and the other Loan Documents that remain unpaid and outstanding as of the date of this Agreement shall continue to exist under and be evidenced by this Agreement and the other Loan Documents, (b) all Letters of Credit under and as defined in the Original Credit Agreement shall continue as Letters of Credit under this Agreement, (c) the Revolving Facility Commitments and the Revolving Facility Loans under and as defined in the Original Credit Agreement shall continue to exist under and be evidenced by this Agreement and the other Loan Documents, (d) the Term A Loans (under and as defined in the Original Credit Agreement) of the Term A Lenders (for the avoidance of doubt, excluding the Term A-1 Lenders and the Deferred Term A Lenders) shall continue to exist under and be evidenced by this Agreement and the other Loan Documents and (e) the Collateral and the Loan Documents shall continue to secure, guarantee, support and otherwise benefit the Obligations on the same terms as prior to the effectiveness hereof. Upon the effectiveness of this Agreement, each Loan Document (other than the Original Credit Agreement) that was in effect immediately prior to the date of this Agreement shall continue to be effective on its terms unless otherwise expressly stated herein. The parties hereto acknowledge and agree that neither the execution and delivery of this Agreement nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Original Credit Agreement or any other Loan Document.

Section 1.05.             Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on ~~Eurocurrency Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021,it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.14(b) of this Agreement, such~~a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will notify the Company, pursuant to Section 2.14, in advance of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the London interbank offered rate or other rates in the definition of “LIBO Rate”~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate~~, as it may or may not be adjusted pursuant to Section 2.14(b),~~  will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II

The Credits

Section 2.01.             Commitments. Subject to the terms and conditions set forth herein:

(a)               On the Restatement Effective Date, the “Term A Loans” (under and as defined in the Original Credit Agreement) of each Term A Lender shall continue hereunder and are deemed to be Term A Loans;

(b)               each Lender with a Term A-1 Loan Commitment on the Restatement Effective Date is deemed to make a Term A-1 Loan denominated in Dollars to the Borrowers on the Restatement Effective Date in a principal amount equal to its Term A-1 Loan Commitment;

(c)               each Lender with a Deferred Term A Loan Commitment on the Restatement Effective Date is deemed to make a Deferred Term A Loan denominated in Dollars to the Borrowers on the Restatement Effective Date in a principal amount equal to its Deferred Term A Loan Commitment;

(d)               each Lender agrees to make Revolving Facility Loans denominated in Dollars of a Class to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure of such Class exceeding such Lender’s Revolving Facility Commitment of such Class or (ii) the Revolving Facility Credit Exposure of such Class exceeding the total Revolving Facility Commitments of such Class. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow amounts under the Revolving Facility Loans;

(e)               each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans denominated in Dollars to the Borrowers, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment;

(f)                with respect to each Converted Term A Loan of each Amendment No. 1 Consenting Lender, a principal amount of such Converted Term A Loan equal to (x) the Converted Deferred Term A-1 Loan Amount thereof, shall be converted into a Deferred Term A-1 Loan of like principal amount on the Amendment No. 1 Effective Date and (y) the remaining principal amount of such Converted Term A Loan after giving effect to the conversion pursuant to subclause (x) above, shall be converted into a Term A-2 Loan on the Amendment No. 1 Effective Date;

(g)               with respect to each Converted Term A-1 Loan of each Amendment No. 1 Consenting Lender, a principal amount of such Converted Term A-1 Loan equal to (x) the Converted Deferred Term A-1 Loan Amount thereof, shall be converted into a Deferred Term A-1 Loan of like principal amount on the Amendment No. 1 Effective Date and (y) the remaining principal amount of such Converted Term A-1 Loan after giving effect to the conversion pursuant to subclause (x) above, shall be converted into a Term A-2 Loan on the Amendment No. 1 Effective Date; ~~and~~

(h)               the Converted Deferred Term A Loan of each Amendment No. 1 Consenting Lender shall be converted into a Deferred Term A-1 Loan of like principal amount on the Amendment No. 1 Effective;

(i)                 (x) the Amendment No. 4 Converted Term A Loan of each Amendment No. 4 Extending Lender shall be converted into a Term A-3 Loan of like principal amount on the Amendment No. 4 Effective Date and (y) each Lender with a Term A-3 Loan Commitment on the Amendment No. 4 Effective Date agrees, subject to the terms and conditions set forth in Amendment No. 4, to make Term A-3 Loans denominated in Dollars to the Borrowers on the Amendment No. 4 Effective Date in a principal amount equal to its Term A-3 Loan Commitment; and

(j)                 ~~(h)~~ the Amendment No. 4 Converted Deferred Term A Loan of each Amendment No. ~~1~~ Consenting4 Extending Lender shall be converted into a Deferred Term A~~-1~~-2 Loan of like principal amount on the Amendment No. ~~1~~4 Effective Date.

Section 2.02.             Loans and Borrowings.

(a)               Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility; provided, however, that Revolving Facility Loans of any Class shall be made by the Revolving Facility Lenders of such Class ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that unless otherwise agreed by all the Lenders, (i) the obligations of a Lender under the Loan Documents are several, (ii) failure by a Lender to perform its obligations does not affect the obligations of any other party under the Loan Documents, (iii) no Lender is responsible for the obligations of any other Lender under the Loan Documents, (iv) the rights of a Lender under the Loan Documents are separate and independent rights, (v) a Lender may, except as otherwise stated in the Loan Documents, separately enforce those rights and (vi) a debt arising under the Loan Documents to a Lender is a separate and independent debt.

(b)               Subject to Section 2.02(c) and Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or ~~Eurocurrency~~Term Benchmark Loans as the Borrowers may request in accordance herewith. Each Lender at its option may make any ABR Loan or ~~Eurocurrency~~Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c)               At the commencement of each Interest Period for any ~~Eurocurrency~~Term Benchmark Revolving Facility Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided, that an ABR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided, that there shall not at any time be more than a total of (1) 10 ~~Eurocurrency~~Term Benchmark Borrowings outstanding under the Term Facilities and (2) 10 ~~Eurocurrency~~Term Benchmark Borrowings outstanding under the Revolving Facility.

(d)               Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date or the Term Facility Maturity Date for such Class, as applicable.

Section 2.03.             Requests for Borrowings. To request a Revolving Facility Borrowing and/or a Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, not later than 2:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing not later than 12:00 noon, Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)               whether such Borrowing is to be a Borrowing of Term A Loans, Term A-1 Loans, Term A-3 Loans, Deferred Term A Loans, Deferred Term A-2 Loans, Revolving Facility Loans, Other Incremental Revolving Loans, Other Revolving Loans, Replacement Revolving Loans, Refinancing Term Loans or Other Incremental Term Loans;

(ii)              the aggregate amount of the requested Borrowing;

(iii)               the date of such Borrowing, which shall be a Business Day;

(iv)               subject to Section 2.02(c), whether such Borrowing is to be an ABR Borrowing or a ~~Eurocurrency~~Term Benchmark Borrowing;

(v)              in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)               the location and number of the applicable Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurocurrency~~Term Benchmark Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.             [Reserved].

Section 2.05.             Letters of Credit.

(a)               General.

(i)                Subject to the terms and conditions set forth herein, the Company may request the issuance of (w) trade letters of credit in support of trade obligations of the Loan Parties and their Affiliates incurred in the ordinary course of business (such letters of credit issued for such purposes, “Trade Letters of Credit”) and (x) standby letters of credit issued for any other lawful purposes of the Loan Parties and their Affiliates (such letters of credit issued for such purposes, “Standby Letters of Credit”), in each case, for its own account in Dollars and in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the applicable Availability Period and prior to the date that is five Business Days prior to the applicable Revolving Facility Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue any Letter of Credit the proceeds of which would be made available to any person (i) to fund any activity or business of or with any Sanctioned Person or in any Sanctioned Country, in violation of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

(ii)               No Issuing Bank shall be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect with respect to such Issuing Bank on the Restatement Effective Date, or any unreimbursed loss, cost or expense (including as a result of Basel III) which was not applicable or in effect with respect to such Issuing Bank as of the Restatement Effective Date and which such Issuing Bank reasonably and in good faith deems material to it or if the amount of such Letter of credit, when aggregated with the amount of all other Letters of Credit (and L/C Disbursements in respect thereof) issued by such Issuing Bank would exceed such Issuing Bank’s Issuing Bank Sublimit.

(b)               Notice of Issuance, Amendment, Renewal, Extension: Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section) or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (three Business Days in advance of the requested date of issuance, amendment or extension or such shorter period as the Administrative Agent and the applicable Issuing Bank in their sole discretion may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit or a Trade Letter of Credit, and such other information as shall be necessary to issue, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Company also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit, (ii) the applicable Revolving Facility Credit Exposure shall not exceed the applicable Revolving Facility Commitments.

(c)               Expiration Date. Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the Administrative Agent and the applicable Issuing Bank in their sole discretion) after the date of the issuance of such Standby Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise agreed upon by the Administrative Agent and the applicable Issuing Bank in their sole discretion) after such renewal or extension) and (ii) the date that is five Business Days prior to the applicable Revolving Facility Maturity Date; provided, that any Standby Letter of Credit with a one year tenor may provide for automatic extension thereof for additional one year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)) so long as such Standby Letter of Credit permits the applicable Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued; provided, further, that if the applicable Issuing Bank and the Administrative Agent each consent in their sole discretion, the expiration date on any Standby Letter of Credit may extend beyond the date referred to in clause (ii) above, provided, that if any such Standby Letter of Credit is outstanding or is issued under the Revolving Facility Commitments of any Class after the date that is 30 days prior to such Revolving Facility Maturity Date for such Class the Borrowers shall provide cash collateral pursuant to documentation reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank in an amount equal to 102% of the face amount of each such Standby Letter of Credit on such date of issuance. Each Trade Letter of Credit shall expire on the earlier of (x) 180 days after such Trade Letter of Credit’s date of issuance or (y) the date five Business Days prior to the applicable Revolving Facility Maturity Date.

(d)               Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under the Revolving Facility Commitments of any Class and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender under such Class, and each such Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender’s applicable Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Facility Lender’s Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason, in each case, in Dollars. Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments or the fact that, as a result of changes in currency exchange rates, such Revolving Facility Lender’s Revolving Facility Credit Exposure at any time might exceed its Revolving Facility Commitment at such time (in which case Section 2.11(f) would apply), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The obligation of the Revolving Facility Lenders to participate in Letters of Credit shall terminate on the Revolving Facility Maturity Date.

(e)               Reimbursement. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse (or cause the applicable Loan Party or Subsidiary to reimburse) such L/C Disbursement by paying to the Administrative Agent an amount in Dollars equal to such L/C Disbursement not later than 2:00 p.m., Local Time, on the same day (or if such day is not a Business Day, the next following Business Day) the Company receives notice under paragraph (g) of this Section of such L/C Disbursement, together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to ABR Revolving Facility Loans of the applicable Class; provided, that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Facility Borrowing of the applicable Class, as applicable, in an equivalent amount and currency and, to the extent so financed, the Borrowers’ obligations to make such payment shall be discharged and replaced by the resulting ABR Revolving Facility Borrowing. If the Borrowers fail to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other applicable Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from the Borrowers in respect thereof and, in the case of a Revolving Facility Lender, such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender with a Revolving Facility Commitment of the applicable Class shall pay to the Administrative Agent in Dollars, its Revolving Facility Percentage (as specified by the Administrative Agent to such Revolving Facility Lender at the time) of the payment then due from the Borrowers in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders in Dollars and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such L/C Disbursement.

(f)                Obligations Absolute. The obligation of the Borrowers to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence; provided, that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are determined by a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)               Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by electronic means) of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make a L/C Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligations to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement.

(h)               Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrowers shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrowers reimburse such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans of the applicable Class; provided, that, if such L/C Disbursement is not reimbursed by the Borrowers when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment.

(i)                 Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j)                 Cash Collateralization. If any Event of Default shall occur and be continuing, (i) in the case of an Event of Default described in Section 8.01(h) or (i), on the Business Day or (ii) in the case of any other Event of Default, on the third Business Day, in each case, following the date on which the Company receives notice from the Administrative Agent (or, if the maturity of the Loans has been accelerated, Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with or at the direction of the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the Revolving L/C Exposure as of such date plus any accrued and unpaid interest thereon; provided, that upon the occurrence of any Event of Default with respect to a Borrower described in clause (h) or (i) of Section 8.01, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind. Each such deposit pursuant to this paragraph shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Administrative Agent and (ii) at any other time, the Company, in each case, in Permitted Investments and at the risk and expense of the Borrowers, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived or the termination of the Defaulting Lender status, as applicable.

(k)               Additional Issuing Banks. From time to time, the Company may by notice to the Administrative Agent designate up to six Lenders (in addition to the Issuing Banks as of the Restatement Effective Date) each of which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

(l)                 Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrowers pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and such Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised such Issuing Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount and currency of such L/C Disbursement and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request.

(m)             Provisions Related to Extended Revolving Facility Commitments. No later than 5 Business Days of the Revolving Facility Maturity Date of any Class of Revolving Credit Commitments (an “Expiring Class”), the Borrower will Cash Collateralize any Revolving L/C Exposure held by Lenders of such Expiring Class with respect to Letters of Credit expiring after the Revolving Facility Maturity Date of such Expiring Class. If the Borrower fails to comply with its obligations pursuant to the foregoing sentence, the Administrative Agent may, at any time, require that Lenders with Revolving Facility Commitments of the Expiring Class fund Revolving Facility Loans under their Revolving Facility Commitments in an amount necessary to Cash Collateralize the portion of the Revolving L/C Exposure with respect to Letters of Credit expiring after the Revolving Facility Maturity Date of the Expiring Class that is necessary to cause the Borrower’s obligations under the first sentence of this paragraph to be complied with, and, upon any such Lender of the Expiring Class funding its Revolving Facility Loans as provided above, such Lender’s risk participation in such Revolving L/C Exposure shall be reduced by the amount of its Revolving Credit Loan so funded; provided that the Revolving Facility Lenders’ obligation under this paragraph shall not be subject to the conditions set forth in Section 4.01.

Section 2.06.             Funding of Borrowings.

(a)               Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time (or, if later, two hours after the Borrowing Request has been delivered pursuant to Section 2.03) on the Business Day specified in the applicable Borrowing Request, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that each Lender with a Term A-1 Loan Commitment or Deferred Term A Loan Commitment shall, prior to making any proceeds of its Term A-1 Loans or Deferred Term A Loans, as applicable, available to the Administrative Agent as provided above, apply an amount of proceeds from the Term A-1 Loans or Deferred Term A Loans, as applicable, funded by such Lender that is equal to the principal amount, if any, of the “Term A Loans” of such Lender under the Original Credit Agreement immediately prior to the Restatement Effective Date (or, if less, the entire amount of the proceeds of such Lender’s Term A-1 Loans or Deferred Term A Loans, as applicable, to be funded on the Restatement Effective Date) to repay a like principal amount of such Lender’s Existing Loans on the Restatement Effective Date and shall only remit any positive excess proceeds from such Lender’s Term A-1 Loans or Deferred Term A Loans, as applicable to the Administrative Agent as provided above. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrowers designated by the Company in the applicable Borrowing Request; provided, that (i) ABR Revolving Loans made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and (ii) any proceeds of Term A-1 Loans or Deferred Term A Loans received by the Administrative Agent on the Restatement Effective Date shall be applied by the Administrative Agent to prepay the Existing Loans of the Term A-1 Lenders and the Deferred Term A Lenders that are not otherwise repaid pursuant to the preceding sentence.

(b)               Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) the NYFRB Rate and (B) a rate as reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in the Borrowing.

Section 2.07.             Interest Elections.

(a)               Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, shall have an initial Interest Period as specified in the Borrowing Request. Thereafter, the Company may elect to convert the Borrowing to a different Type or to continue the Borrowing and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising the Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)               To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Borrowing of the Type and in the applicable currency resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Interest Election Request in the form of Exhibit E and signed by the Company.

(c)               Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)               the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)              the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)               whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurocurrency~~Term Benchmark Borrowing; and

(iv)               if the resulting Borrowing is a ~~Eurocurrency~~Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a ~~Eurocurrency~~Term Benchmark Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration.

(d)               Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)               If the Company fails to deliver a timely Interest Election Request with respect to a ~~Eurocurrency~~Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless the Borrowing is repaid as provided herein, at the end of such Interest Period the Borrowing shall be ~~converted to an ABR Borrowing~~deemed to have an Interest Period that is one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a ~~Eurocurrency~~Term Benchmark Borrowing and (ii) unless repaid, each ~~Eurocurrency~~Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.08.             Termination and Reduction of Commitments.

(a)               Unless previously terminated, the Revolving Facility Commitments of each Class shall terminate on the applicable Revolving Facility Maturity Date for such Class. Unless previously terminated, the Term A-1 Loan Commitments and the Deferred Term A Loan Commitments shall terminate at 11:59 p.m., Local Time, on the Restatement Effective Date. Unless previously terminated, the Term A-3 Loan Commitments shall terminate at 11:59 p.m., Local Time, on the Amendment No. 4 Effective Date.

(b)               The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided, that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments of such Class) and (ii) the Company shall not terminate or reduce the Revolving Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11, the Revolving Facility Credit Exposure of such Class would exceed the total Revolving Facility Commitments of such Class.

(c)               The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided, that a notice of termination of the Revolving Facility Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

(d)               The Borrowers shall repay (including as contemplated by Section 2.06(a)) all outstanding Existing Loans of the Term A-1 Lenders and the Deferred Term A Lenders and all accrued interest and fees under the Original Credit Agreement to but excluding the Restatement Effective Date on the Restatement Effective Date.

Section 2.09.             Repayment of Loans; Evidence of Debt.

(a)               Each Borrower hereby jointly and severally unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan on the Revolving Facility Maturity Date applicable to such Revolving Facility Loans and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

(b)               Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)               The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)               The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e)               Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”) in the applicable form set out in Exhibit L. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrowers. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.10.             Repayment of Term Loans and Revolving Facility Loans.

(a)               Subject to the other paragraphs of this Section:

(i)               the Borrowers shall repay Term A Borrowings on the last day of each March, June, September and December of each year (commencing June 30, 2020) and on the Term A Loan Maturity Date or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being referred to as a “Term A Loan Installment Date”), in an aggregate principal amount of the Term A Loans equal to (A) 1.25% of the aggregate principal amount of Existing Loans that were held by the Term A Lenders set forth on Schedule 2.01 and outstanding immediately after the Fourth Restatement Effective Date; provided that, (i) with respect to any Term A Loan Installment Date following the Amendment No. 1 Effective Date that is prior to the Amendment No. 4 Effective Date, the amount of any such required payment shall be reduced by multiplying such amount by a fraction, (x) the numerator of which is the aggregate principal amount of Term A Loans outstanding on the Amendment No. 1 Effective Date immediately after giving effect to the conversion of all Converted Term A Loans on the Amendment No. 1 Effective Date and (y) the denominator of which is the aggregate principal amount of Term A Loans outstanding on the Amendment No. 1 Effective Date immediately prior to the conversion of all Converted Term A Loans on the Amendment No. 1 Effective Date~~,~~ and (ii) with respect to any Term A Loan Installment Date following the Amendment No. 4 Effective Date, the amount of any such required payment shall be further reduced by multiplying such amount by a fraction, (x) the numerator of which is the aggregate principal amount of Term A Loans outstanding on the Amendment No. 4 Effective Date immediately after giving effect to the conversion of all Amendment No. 4 Converted Term A Loans on the Amendment No. 4 Effective Date and (y) the denominator of which is the aggregate principal amount of Term A Loans outstanding on the Amendment No. 4 Effective Date immediately prior to the conversion of all Amendment No. 4 Converted Term A Loans on the Amendment No. 4 Effective Date, and (B) in the case of such payment due on the Term A Loan Maturity Date, an amount equal to the then unpaid principal amount of the Term A Loans outstanding;

(ii)              the Borrowers shall repay Term A-1 Borrowings on each Term A Loan Installment Date, in an aggregate principal amount of the Term A-1 Loans equal to (A) for each Term A Loan Installment Date falling during the Deferral Period, $0, (B) thereafter, 1.25% of the aggregate principal amount of Existing Loans that were held by the Term A-1 Lenders set forth on Schedule 2.01 and outstanding immediately after the Fourth Restatement Effective Date; provided that, (i) with respect to any Term A Loan Installment Date following the Amendment No. 1 Effective Date that is prior to the Amendment No. 4 Effective Date, the amount of any such required payment shall be reduced by multiplying such amount by a fraction, (x) the numerator of which is the aggregate principal amount of Term A-1 Loans outstanding on the Amendment No. 1 Effective Date immediately after giving effect to the conversion of all Converted Term A-1 Loans on the Amendment No. 1 Effective Date and (y) the denominator of which is the aggregate principal amount of Term A-1 Loans outstanding on the Amendment No. 1 Effective Date immediately prior to the conversion of all Converted Term A-1 Loans on the Amendment No. 1 Effective Date and (ii) with respect to any Term A Loan Installment Date following the Amendment No. 4 Effective Date, the amount of any such required payment shall be further reduced by multiplying such amount by a fraction, (x) the numerator of which is the aggregate principal amount of Term A-1 Loans outstanding on the Amendment No. 4 Effective Date immediately after giving effect to the conversion of all Amendment No. 4 Converted Term A Loans on the Amendment No. 4 Effective Date and (y) the denominator of which is the aggregate principal amount of Term A-1 Loans outstanding on the Amendment No. 4 Effective Date immediately prior to the conversion of all Amendment No. 4 Converted Term A Loans on the Amendment No. 4 Effective Date and (C) in the case of such payment due on the Term A Loan Maturity Date, an amount equal to the then unpaid principal amount of the Term A-1 Loans outstanding;

(iii)               the Borrowers shall repay Term A-2 Borrowings on each Term A Loan Installment Date, in an aggregate principal amount of the Term A-2 Loans equal to (A) for each Term A Loan Installment Date falling prior to June 30, 2022, $0, (B) on June 30, 2022 and thereafter, 1.470588% of the aggregate principal amount of the Term A-2 Loans outstanding on the Amendment No. 1 Effective Date; provided that with respect to any Term A Loan Installment Date following the Amendment No. 4 Effective Date, the amount of any such required payment shall be further reduced by multiplying such amount by a fraction, (x) the numerator of which is the aggregate principal amount of Term A-2 Loans outstanding on the Amendment No. 4 Effective Date immediately after giving effect to the conversion of all Amendment No. 4 Converted Term A Loans on the Amendment No. 4 Effective Date and (y) the denominator of which is the aggregate principal amount of Term A-2 Loans outstanding on the Amendment No. 4 Effective Date immediately prior to the conversion of all Amendment No. 4 Converted Term A Loans on the Amendment No. 4 Effective Date and (C) in the case of such payment due on the Term A Loan Maturity Date, an amount equal to the then unpaid principal amount of the Term A-2 Loans outstanding;

(iv)               the Borrowers shall repay Deferred Term A Borrowings on each Term A Loan Installment Date, in an aggregate principal amount of the Deferred Term A Loans equal to (A) for each Term A Loan Installment Date falling during the Deferral Period, $0, (B) thereafter, 6.25% of the excess of (x) the aggregate principal amount of the Deferred Term A Loans outstanding immediately after the Restatement Effective Date over (y) the aggregate principal amount of the Converted Deferred Term A Loans~~,~~; provided that, with respect to any Term A Loan Installment Date following the Amendment No. 4 Effective Date, the amount of any such required payment shall be further reduced by multiplying such amount by a fraction, (x) the numerator of which is the aggregate principal amount of Deferred Term A Loans outstanding on the Amendment No. 4 Effective Date immediately after giving effect to the conversion of all Amendment No. 4 Converted Deferred Term A Loans on the Amendment No. 4 Effective Date and (y) the denominator of which is the aggregate principal amount of Deferred Term A Loans outstanding on the Amendment No. 4 Effective Date immediately prior to the conversion of all Amendment No. 4 Converted Deferred Term A Loans on the Amendment No. 4 Effective Date, and (C) in the case of such payment due on the Term A Loan Maturity Date, an amount equal to the then unpaid principal amount of the Deferred Term A Loans outstanding;

(v)              the Borrowers shall repay Deferred Term A-1 Borrowings on each Term A Loan Installment Date, in an aggregate principal amount of the Deferred Term A-1 Loans equal to (A) for each Term A Loan Installment Date falling prior to June 30, 2022, $0, (B) on June 30, 2022 and thereafter, 6.25% of the principal amount of the Deferred Term A-1 Loans on the Amendment No. 1 Effective Date~~,~~; provided that, with respect to any Term A Loan Installment Date following the Amendment No. 4 Effective Date, the amount of any such required payment shall be further reduced by multiplying such amount by a fraction, (x) the numerator of which is the aggregate principal amount of Deferred Term A-1 Loans outstanding on the Amendment No. 4 Effective Date immediately after giving effect to the conversion of all Amendment No. 4 Converted Deferred Term A Loans on the Amendment No. 4 Effective Date and (y) the denominator of which is the aggregate principal amount of Deferred Term A-1 Loans outstanding on the Amendment No. 4 Effective Date immediately prior to the conversion of all Amendment No. 4 Converted Deferred Term A Loans on the Amendment No. 4 Effective Date, and (C) in the case of such payment due on the Term A Loan Maturity Date, an amount equal to the then unpaid principal amount of the Deferred Term A-1 Loans outstanding;

(vi)               in the event that any Incremental Term Loans are made on an Increased Amount Date, the Borrowers shall repay such Incremental Term Loans on the dates and in the amounts set forth in the Incremental Assumption Agreement (each such date being referred to as an “Incremental Term Loan Installment Date”);

(vii)              in the event that any Refinancing Term Loans are made pursuant to Section 2.21(j), the applicable Borrower (or the relevant obligor) shall repay such Refinancing Term Loans on the dates and in the amounts set forth in the related Incremental Assumption Agreement (each such date being referred to as an “Other Term Loan Installment Date”); ~~and~~

(viii)           the Borrowers shall repay Term A-3 Borrowings on the last day of each March, June, September and December of each year (commencing December 31, 2022) and on the Term A-3 Loan Maturity Date or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being referred to as a “Term A-3 Loan Installment Date”), in an aggregate principal amount of the Term A-3 Loans equal to (A) 1.5151515% of the aggregate principal amount of the Term A-3 Loans outstanding on the Amendment No. 4 Effective Date and (B) in the case of such payment due on the Term A-3 Loan Maturity Date, an amount equal to the then unpaid principal amount of the Term A-3 Loans outstanding;

(ix)            the Borrowers shall repay Deferred Term A-2 Borrowings on each Term A-3 Loan Installment Date, in an aggregate principal amount of the Deferred Term A-2 Loans equal to (A) 7.1428572% of the principal amount of the Deferred Term A-2 Loans on the Amendment No. 4 Effective Date and (B) in the case of such payment due on the Deferred Term A-2 Loan Maturity Date, an amount equal to the then unpaid principal amount of the Deferred Term A-2 Loans outstanding; and

(x)              ~~(viii)~~ to the extent not previously paid, outstanding Term Loans shall be due and payable on the applicable Term Facility Maturity Date.

(b)               To the extent not previously paid, outstanding Revolving Facility Loans of each Class shall be due and payable on the applicable Revolving Facility Maturity Date.

(c)               Prepayment of the Loans from:

(i)               any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of the Term Loans under the applicable Class or Classes as the Company may direct; and

(ii)              all Net Proceeds pursuant to Section 2.11(b) shall be allocated among the Term Facilities, with the application thereof (A) to reduce in direct order amounts due on the next twelve succeeding Term Loan Installment Dates under the applicable Term Facilities as provided in paragraph (d) below, and (B) thereafter, to reduce on a pro rata basis (based on the amount of such amortization payments) the remaining scheduled amortization payments under the applicable Term Facilities; provided, that any Lender, at its option, may elect to decline any such prepayment (such declined amounts, the “Declined Proceeds”) of any Term Loan held by it if it shall give written notice to the Administrative Agent thereof by 11:00 A.M. Local Time at least three Business Days prior to the date of such prepayment (any such Lender, a “Declining Lender”). Any Declined Proceeds shall be offered to the Lenders not so declining such repayment on a pro rata basis; provided, that any such non-Declining Lender, at its option, may elect to decline any such prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent. To the extent such non-declining Lenders elect to decline their pro rata share of such Declined Proceeds, any Declined Proceeds remaining thereafter on the date of any such prepayment shall instead be retained by the Borrowers for application for any purpose not prohibited by this Agreement.

(d)               Any mandatory prepayment of Term Loans pursuant to Section 2.11(b) shall be applied so that the aggregate amount of such prepayment is allocated among the Term A Loans, Term A-1 Loans, Term A-2 Loans, Term A-3 Loans, Deferred Term A Loans, Deferred Term A-1 Loans, Deferred Term A-2 Loans, the Other Incremental Term Loans and the Refinancing Term Loans, if any, pro rata based on the aggregate principal amount of outstanding Term A Loans, Term A-1 Loans, Term A-2 Loans, Term A-3 Loans, Deferred Term A Loans, Deferred Term A-1 Loans, Deferred Term A-2 Loans, Other Incremental Term Loans and Refinancing Term Loans, if any (unless, with respect to Other Incremental Term Loans or Refinancing Term Loans or the Incremental Assumption Agreement relating thereto does not so require); provided that the Company may, at its election, apply any such mandatory prepayment first, to the Term A Loans, Term A-1 Loans, Term A-2 Loans, Deferred Term A Loans, Deferred Term A-1 Loans, Revolving Facility A Loans (so long as such prepayment is made in connection with the termination or permanent reduction of the applicable Revolving Facility A Commitments of the same amount) and Revolving Facility B Loans (so long as such prepayment is made in connection with the termination or permanent reduction of the applicable Revolving Facility B Commitments of the same amount) on a pro rata basis and then, to the Term A-3 Loans, Deferred Term A-2 Loans, Other Incremental Term Loans and Refinancing Term Loans, on a pro rata basis. Prior to any repayment of any Loan under any Facility hereunder, the Company shall select the Borrowing or Borrowings under the applicable Facility to be repaid and shall notify the Administrative Agent by telephone (confirmed by electronic means) of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, one Business Day before the scheduled date of such repayment and (ii) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, three U.S. Government Securities Business Days before the scheduled date of such repayment, which notice shall be irrevocable except to the extent conditioned on a refinancing or other event. Each repayment of a Borrowing (x) in the case of the Revolving Facility of any Class, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposure of the Revolving Facility Lenders of such Class at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Loans (other than repayments of ABR Revolving Facility Borrowings that are not made in connection with the termination or permanent reduction of the applicable Revolving Facility Commitment) shall be accompanied by accrued interest on the amount repaid.

Section 2.11.             Prepayment of Loans.

(a)               Except as otherwise provided in any Incremental Assumption Agreement with respect to Incremental Term Loans, the Borrowers shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d). Notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall have the right at any time and from time to time to prepay the Non-extended Loans in whole or in part, without premium or penalty (subject to Section 2.16).

(b)               The Borrowers shall apply all Net Proceeds promptly upon receipt thereof to prepay Term Loans in accordance with paragraphs (c) and (d) of Section 2.10. Notwithstanding the foregoing, other than in the case of Net Proceeds of a sale or disposition of a Mortgaged Vessel described in Section 6.17(iv)(x), the Borrowers may use a portion of such Net Proceeds pursuant to clause (a) of the definition thereof to prepay or repurchase Pari Passu Senior Secured Notes to the extent any applicable indenture or other agreement evidencing such Pari Passu Senior Secured Notes ~~Indenture~~ requires the Borrowers to prepay or make an offer to purchase such Pari Passu Senior Secured Notes with the proceeds of such Asset Sale, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Pari Passu Senior Secured Notes and with respect to which such a requirement to prepay or make an offer to purchase exists and the denominator of which is the sum of the outstanding principal amount of such Pari Passu Senior Secured Notes and the outstanding principal amount of Term Loans.

(c)               [Reserved].

(d)               In the event and on such occasion that the total Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class, the Borrowers shall prepay Revolving Facility Borrowings of such Class (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(e)               In the event and on such occasion as the Revolving L/C Exposure exceeds the Letter of Credit Sublimit, the Borrowers shall deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j) in an amount equal to such excess.

Section 2.12.             Fees.

(a)               The Borrowers jointly and severally agree to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the date that is 10 Business Days after the last day of March, June, September and December in each year (commencing June 2013), and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the applicable Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

(b)               The Borrowers jointly and severally from time to time agree to pay (i) to each Revolving Facility Lender of each Class (other than any Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December of each year (commencing June 2013) and on the Revolving Facility Maturity Date (or such other date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein), a fee (an “L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) of such Class, during the preceding quarter (or shorter period commencing with the Closing Date or ending with the applicable Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments of such Class shall be terminated) at the rate per annum equal to (x) in the case of participations that are attributable to Revolving Facility A Commitments, the Applicable Margin for ~~Eurocurrency~~Term Benchmark Revolving Facility A Loans effective for each day in such period ~~and~~, (y) in the case of participations that are attributable to Revolving Facility B Commitments, the Applicable Margin for ~~Eurocurrency~~Term Benchmark Revolving Facility B Loans effective for each day in such period and (z) in the case of participations that are attributable to Revolving Facility C Commitments, the Applicable Margin for Term Benchmark Revolving Facility C Loans effective for each day in such period, and (ii) to each Issuing Bank, for its own account (x) on the last Business Day of March, June, September and December of each year (commencing June 2013) and on the Revolving Facility Maturity Date (or such other date on which the Revolving Facility Commitments of all the Lenders shall be terminated), a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 0.125% per annum of the daily average stated amount of such Letter of Credit), plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c)               The Borrowers jointly and severally agree to pay to the Administrative Agent, for the accounts of the Administrative Agent and the Collateral Agent, the agency fees set forth in any fee letters entered into between the Agents and any Borrower relating to such fees as such letters may be amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the fees payable to the Administrative Agent being the “Administrative Agent Fees,” and the fees payable to the Collateral Agent being the “Collateral Agent Fees”) (it being understood that this Agreement shall constitute the “Credit Agreement” for purposes of the Administrative Agent Fee Letter dated as of November 6, 2014, by and between the Company and the Administrative Agent, notwithstanding the occurrence of the transactions occurring on the Restatement Effective Date).

(d)               [Reserved].

(e)               [Reserved].

(f)                All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.13.             Interest.

(a)               The Loans comprising each ABR Borrowing shall bear interest at the ABR plus the Applicable Margin.

(b)               The Loans comprising each ~~Eurocurrency~~Term Benchmark Borrowing shall bear interest at the Adjusted ~~LIBO~~Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)               Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section; provided, that this paragraph (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 10.08.

(d)               Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments and (iii) in the case of the Term Loans, on the applicable Term Facility Maturity Date; provided, that (A) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any ~~Eurocurrency~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)               ~~All interest~~Interest computed by reference to the Term SOFR Rate and the ABR hereunder shall be computed on the basis of a year of 360 days~~, except that interest~~. Interest computed by reference to the ABR only at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year)~~, and in~~. In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). ~~The~~All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable ABR ~~or~~, Adjusted ~~LIBO~~Term SOFR Rate, Term SOFR Rate, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14.             Alternate Rate of Interest.

~~(a) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:~~

(a)	Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i)               the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~Term SOFR Rate ~~or the LIBO Rate, as applicable~~ (including~~, without limitation,~~  because the ~~LIBO Screen~~Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time the Benchmark is the Adjusted Daily Simple SOFR, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR; or

(ii)              the Administrative Agent is advised by the Required Lenders ~~or the Majority Lenders under the Revolving Facility of any Class that~~that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted ~~LIBO~~Term SOFR Rate ~~or the LIBO Rate, as applicable,~~ for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period~~;~~ or (B) at any time the Benchmark is the Adjusted Daily Simple SOFR, the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the ~~Borrowers~~Company and the Lenders by telephone, telecopy or electronic ~~means~~mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the ~~Borrowers~~Company and the Lenders that the circumstances giving rise to such notice no longer exist~~, (A)~~ with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurocurrency Borrowing shall be ineffective and such Borrowing shall be converted to or continued as~~Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Facility Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a), then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable ~~thereto an ABR Borrowing and (B) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.~~to such Loan, be converted by the Administrative Agent to, and shall constitute an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, on such day.

~~(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be published or used for determining interest rates for loans, then (A) if the Administrative Agent and the Borrowers reasonably determine that there exists a then prevailing market convention for determining a reference rate of interest for syndicated loans in the United States as the successor to interest rates based on the LIBO Screen Rate, the Administrative Agent and the Borrowers shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin), or (B) if the Administrative Agent and the Borrowers are unable to reasonably determine that a then prevailing market convention for determining a rate of interest for syndicated loans in the United States as the successor to interest rates based on the LIBO Rate does exist, the Administrative Agent and the Borrowers shall enter into an amendment to this Agreement to reflect an alternate rate of interest and such other related changes to this Agreement as may be applicable, in each case that are acceptable to the Borrowers and the Administrative Agent (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 10.08, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date such amendment is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders (acting reasonably) object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.~~

(b)               Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c)               Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)               The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)               Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)                Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to an ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute an ABR Loan.

Section 2.15.             Increased Costs.

(a)               If any Change in Law shall:

(i)               impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender ~~(except any such reserve requirement reflected in the Adjusted LIBO Rate)~~ or Issuing Bank; or

(ii)              impose on any Lender or Issuing Bank or the ~~London~~applicable offshore interbank market any other condition affecting this Agreement or ~~Eurocurrency~~Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)               subject any Lender or Issuing Bank to any Tax with respect to any Loan Document or any ~~Eurocurrency~~Term Benchmark Loan or Letter of Credit thereunder (other than (i) Taxes indemnifiable under Section 2.17, or (ii) Excluded Taxes), and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any ~~Eurocurrency~~Term Benchmark Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b)               If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)               A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)               Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrowers thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16.             Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (b) the conversion of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any ~~Eurocurrency~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. ~~In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the Eurocurrency market.~~ A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17.             Taxes.

(a)               Any and all payments made by or on behalf of any Loan Party hereunder or under any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if an applicable Withholding Agent shall be required by law to deduct or withhold any Taxes from such payments, then (i) the applicable Withholding Agent shall make such deductions or withholdings as are reasonably determined by the applicable Withholding Agent to be required by any applicable law, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) the applicable Lender (or, in the case of a payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)               In addition, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)               Each Loan Party shall indemnify and hold harmless the Administrative Agent and each Lender, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrowers by a Lender or the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)               As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)               Each Lender shall deliver to the Borrowers and the Administrative Agent, at such time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrowers or the Administrative Agent, as the case may be, to determine (i) whether or not any payments made hereunder or under any other Loan Document are subject to Taxes, (ii) if applicable, the required rate of withholding or deduction, and (iii) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of Section 2.17(e), each Foreign Lender with respect to any Loan made to the Borrowers shall, to the extent it is legally eligible to do so:

(1)       deliver to the Borrowers and the Administrative Agent, prior to the date on which the first payment to the Foreign Lender is due hereunder, two copies of (A) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” United States Internal Revenue Service Form W-8BEN or W-8BEN-E (or any applicable successor form) (together with a certificate substantially in the form of Exhibit O-1 - Exhibit O-4 as appropriate (a “Non-Bank Tax Certificate”)), (B) Internal Revenue Service Form W-8BEN, W-8BEN-E, or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrowers under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above; provided that if the Foreign Lender is a partnership and not a participating Lender, and one or more of the partners is claiming portfolio interest treatment, the Non-Bank Tax Certificate may be provided by such Foreign Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or Withholding Agent to determine the withholding or deduction required to be made; and

(2)       deliver to the Borrowers and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Administrative Agent, and from time to time thereafter if reasonably requested by the Borrowers or the Administrative Agent.

Any Foreign Lender that becomes legally ineligible to update any form or certification previously delivered shall promptly notify the Borrowers and the Administrative Agent in writing of such Foreign Lender’s inability to do so.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and, if necessary, to determine the amount to deduct and withhold from such payment.

Each person that shall become a Participant pursuant to Section 10.04 or a Lender pursuant to Section 10.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.17(e); provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the person from which the related participation shall have been purchased.

In addition, to the extent it is legally eligible to do so, each Administrative Agent shall deliver to the Borrowers (x)(I) prior to the date on which the first payment by the Borrowers is due hereunder or (II) prior to the first date on or after the date on which such Agent becomes a successor Agent pursuant to Section 9.09 on which payment by the Borrowers is due hereunder, as applicable, two copies of a properly completed and executed an IRS Form W-9 certifying its exemption from U.S. Federal backup withholding or a properly completed and executed applicable IRS Form W-8 certifying its non-U.S. status and its entitlement to any applicable treaty benefits, and (y) on or before the date on which any such previously delivered documentation expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrowers, and from time to time if reasonably requested by the Borrowers, two further copies of such documentation.

(f)                If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or Lender in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. In such event, such Lender or Administrative Agent, as the case may be, shall, at the Loan Party’s request, provide the Loan Party with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or Administrative Agent may delete any information therein that it deems confidential). A Lender or Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. This Section 2.17(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems, in good faith and in its sole discretion, to be confidential) to the Loan Parties or any other person.

(g)               If the Borrowers determine that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which a Loan Party has paid additional amounts as indemnification payments, each affected Lender or Administrative Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrowers as the Borrowers may reasonably request in challenging such Tax. The Borrowers shall jointly and severally indemnify and hold each Lender and Administrative Agent harmless against any out-of-pocket expenses incurred by such person in connection with any request made by the Borrowers pursuant to this Section 2.17(g). Nothing in this Section 2.17(g) shall obligate any Lender or Administrative Agent to take any action that such person, in its sole judgment, determines may result in a material detriment to such person.

(h)               For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank.

(i)       Solely for purposes of determining withholding Tax imposed under FATCA, from and after the Restatement Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans (including any Loans already outstanding) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 2.18.             Payments Generally; Pro Rata Treatment; Sharing of Set offs.

(a)               Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrowers by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16 or 2.17 and 10.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments made under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)               If at any time insufficient funds are received by and available to the Administrative Agent from the Borrowers to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrowers hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of unreimbursed L/C Disbursements then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties, and (iii) third, towards payment of principal then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)               If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this paragraph (c) shall apply unless the assignment is pursuant to a Permitted Loan Purchase). Each Borrower consents to the foregoing and agrees, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)               Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the ~~greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~NYFRB Rate.

(e)               If any Lender shall fail to make any payment required to be made by it pursuant to 2.05(d) or (e), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19.             Mitigation Obligations; Replacement of Lenders.

(a)               If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)               If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice from the Borrowers to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan and the Issuing Banks), which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrowers may have against any Lender that is a Defaulting Lender.

(c)               If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 10.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrowers shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 10.04(b)(ii)(B)), to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Borrowers’ request) assign its Loans and its Commitments (or, at the Borrowers’ option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver, discharge or termination) hereunder to one or more assignees (except as expressly set forth in the proviso below, in accordance with and subject to the restrictions contained in Section 10.04) reasonably acceptable to (i) the Administrative Agent (unless, in the case of an assignment of Term Loans, such assignee is a Lender, an Affiliate of a Lender or an Approved Fund) and (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Issuing Banks; provided that: (a) all Obligations of the Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. In connection with any such assignment the Borrowers, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 10.04; provided, that if such Non−Consenting Lender does not comply with Section 10.04 within three Business Days after Borrowers’ request, compliance with Section 10.04 shall not be required to effect such assignment.

Section 2.20.             Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any ~~Eurocurrency~~Term Benchmark Loans, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligations of such Lender to make or continue ~~Eurocurrency~~Term Benchmark Loans or to convert ABR Borrowings to ~~Eurocurrency~~Term Benchmark Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent), either prepay or convert all ~~Eurocurrency~~Term Benchmark Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurocurrency~~Term Benchmark Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

Section 2.21.             Incremental Commitments.

(a)               Except during a Covenant Relief Period~~,~~ (it being understood and agreed that during the Covenant Relief Period, the Borrowers may utilize clauses (e) through (o) of this Section 2.21), the Borrowers may, by written notice to the Administrative Agent from time to time after the Restatement Effective Date, request Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments, as applicable, in an amount not to exceed the Incremental Amount from one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans and/or Incremental Revolving Facility Commitments, as the case may be, in their own discretion; provided, that each Incremental Revolving Facility Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) unless such Incremental Revolving Facility Lender is a Lender, an Affiliate of a Lender or an Approved Fund. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $25,000,000 or equal to the remaining Incremental Amount), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments are requested to become effective (the “Increased Amount Date”), (iii) in the case of Incremental Revolving Facility Commitments, whether such Incremental Revolving Facility Commitments are to be commitments to make revolving loans with pricing and amortization terms identical to an existing Class of Revolving Facility Loans (which may be part of such existing Class) or commitments to make revolving loans with pricing and/or amortization terms different from all existing Classes of Revolving Facility Loans (“Other Incremental Revolving Loans”), and (iv) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are to be commitments to make term loans with pricing (other than upfront fees or original issue discount) and amortization terms identical to the Term A Loans, Term A-1 Loans ~~or~~, Term A-2 Loans or Term A-3 Loans (which may be part of the applicable existing Class) or commitments to make term loans (including “term B” loans) with pricing and amortization terms different from the Term A Loans, Term A-1 Loans ~~or~~, Term A-2 Loans or Term A-3 Loans (“Other Incremental Term Loans”).

(b)               The Borrowers and each Incremental Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Facility Commitments; provided, that (i) the Other Incremental Term Loans shall rank pari passu or junior in right of payment and of security with each existing Class of Loans, (ii) the final maturity date of any Other Incremental Term Loans shall be no earlier than the date specified in clause (a) of the definition of Term Facility Maturity Date and, except as to pricing, amortization, call premiums, call protection and final maturity date, shall have (x) the same terms as the applicable Class of then outstanding Term Loans; provided that, with the consent of the Borrowers, the Incremental Assumption Agreement with respect to any Other Incremental Term Loans constituting Acquisition Loans may provide for additional mandatory prepayment requirements so long as any such additional mandatory prepayment requirement applies on at least a pro rata basis to all then outstanding Classes of Term Loans or (y) such other terms (including as to guarantees and collateral) as shall be reasonably satisfactory to the Administrative Agent, (iii) the weighted average life to maturity of any Other Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of any of the Term A Loans, Term A-1 Loans and Term A-2 Loans, (iv) the Other Incremental Revolving Loans shall rank pari passu in right of payment and of security with the Revolving Facility Loans, (v) the final maturity date of any Other Incremental Revolving Loans shall be no earlier than the Revolving Facility Maturity Date and, except as to pricing, amortization and final maturity date and the matters addressed by clause (iv) above, shall have (x) the same terms as the Revolving Facility Loans or (y) such other terms (including as to guarantees and collateral) as shall be reasonably satisfactory to the Administrative Agent, (vi) the weighted average life to maturity of any Other Incremental Revolving Loans shall be no shorter than the remaining weighted average life to maturity of any other Class of Revolving Facility Loans and (vii) the Other Incremental Revolving Loans and the Other Incremental Term Loans shall be denominated in Dollars and borrowed by the Borrowers. Each of the parties hereto hereby agrees that, (i) upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments evidenced thereby as provided for Section 10.08(e). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent with the Borrowers’ consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c)               Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Company, (ii) the Administrative Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation as required by the relevant Incremental Assumption Agreement and, to the extent required by the Administrative Agent, consistent with those delivered on the Closing Date and such additional customary documents and filings (including amendments to the Vessel Mortgages and other Security Documents) as the Administrative Agent may reasonably require to assure that the Incremental Term Loans and/or Revolving Facility Loans in respect of Incremental Revolving Facility Commitments are secured by the Collateral ratably with (or, to the extent agreed by the applicable Incremental Term Lenders and/or the applicable Incremental Revolving Facility Lenders in the applicable Incremental Assumption Agreement, junior to) one or more Classes of then-existing Term Loans and Revolving Facility Loans and (iii) the Company shall be in Pro Forma Compliance after giving effect to such Incremental Term Loan Commitment and/or Incremental Revolving Facility Commitments and the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date (provided that, to the extent such Incremental Term Loan Commitment or Incremental Revolving Facility Commitment is established to finance any Permitted Business Acquisition or any other acquisition that is permitted by this Agreement, at the Company's election, the date of determination of Pro Forma Compliance shall be deemed to be the date the definitive agreements for such Permitted Business Acquisition or such other acquisition that is permitted by this Agreement are entered into).

(d)               Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Incremental Term Loans), when originally made, are included in each outstanding Borrowing of the applicable Class of Term Loans on a pro rata basis, and (ii) all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments (other than Other Incremental Revolving Loans), when originally made, are included in each outstanding Borrowing of the applicable Class of Revolving Facility Loans on a pro rata basis. The Borrowers agree that Section 2.16 shall apply to any conversion of ~~Eurocurrency~~Term Benchmark Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.

(e)               Notwithstanding anything to the contrary in Section 2.18(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.21), pursuant to one or more offers made from time to time by the Borrowers to all Lenders of any Class of Term Loans and/or Revolving Facility Commitments (including, for the avoidance of doubt, any Non-extended Loans and the Revolving Facility A Commitments or Revolving Facility B Commitments), on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Facility Commitments under such Revolving Facility, as applicable) and on the same terms (“Pro Rata Extension Offers”), the Borrowers are hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). Any such extension (an “Extension”) agreed to between the Borrowers and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan for such Lender (if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”)) or an Incremental Revolving Facility Commitment for such Lender (if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment”)).

(f)                The Borrowers and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Facility Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Facility Commitments; provided that (i) except as to interest rates, fees, amortization, call premiums, call protection, final maturity date and participation in prepayments (which shall, subject to clauses (ii) through (v) of this proviso, be determined by the Borrowers and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as the Term A Loans, Term A-1 Loans ~~or~~, Term A-2 Loans or Term A-3 Loans, or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the ~~latest~~later of (x) the Term Facility Maturity Date in effect on the date of incurrence for the Class of Term Loans to which such offer relate and (y) the Term A-3 Loan Maturity Date, (iii) the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees and final maturity and the matters addressed by Section 2.21(b)(iv) (which shall be determined by the Borrowers and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment shall have (x) the same terms as the existing Revolving Facility Commitments or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent, and (v) any Extended Term Loans and/or Extended Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Facility Commitments evidenced thereby as provided for in Section 10.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrowers’ consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Incremental Assumption Agreement with respect to any Extended Revolving Facility Commitments, and with the consent of each Issuing Bank, participations in Letters of Credit shall be reallocated to lenders holding such Extended Revolving Facility Commitments in the manner specified in such Incremental Assumption Agreement, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitment.

(g)               Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have an Incremental Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.

(h)               Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Extended Term Loans and Extended Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Facility Commitments pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than compliance with Section 2.21(e) through (i) and notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Facility Commitment implemented thereby, (v) all Extended Term Loans, Extended Revolving Facility Commitments and all obligations in respect thereof shall be Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents and (vi) no Issuing Bank shall be obligated to issue Letters of Credit under such Extended Revolving Facility Commitments unless it shall have consented thereto.

(i)                 Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Borrowers shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

(j)                 Notwithstanding anything to the contrary in Section 2.18(c) (which provisions shall not be applicable to clause (j) through (o) of this Section 2.21), the Borrowers may by written notice to the Administrative Agent establish one or more additional tranches of term loans (including one or more “term loan B” tranches) under this Agreement (“Refinancing Term Loans”), the Net Proceeds of which are used to repay Term Loans of the same Class or, at the option of the Borrowers, any Term Loans that are Non-extended Loans. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrowers propose that the Refinancing Term Loans shall be made, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that: (i) before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.01 shall be satisfied; (ii) the weighted average life to maturity of such Refinancing Term Loans shall be no shorter than the then-remaining weighted average life to maturity of the refinanced Term Loans; (iii) the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees and expenses; ~~and~~ (iv) the rate of amortization of the Refinancing Term Loans shall not be more than the rate of amortization of the refinancing Term Loans; and (v) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and final maturity which shall be as agreed between the Borrowers and the Lenders providing such Refinancing Term Loans) shall be substantially similar to, or less favorable to the Lenders providing such Refinancing Term Loans than, those applicable to the refinanced Term Loans except to the extent such covenants and other terms apply solely to any period after the date specified in clause (a) of the definition of the Term Facility Maturity Date unless this Agreement shall be amended to contain such more favorable terms for the benefit of the other Lenders (which amendments shall automatically occur). In addition, notwithstanding the foregoing, the Borrowers may establish Refinancing Term Loans to refinance and/or replace all or any portion of a Revolving Facility Commitment (including, for the avoidance of doubt, Revolving Facility A Commitments or Revolving Facility B Commitments) (regardless of whether Revolving Facility Loans are outstanding under such Revolving Facility Commitments at the time of incurrence of such Refinancing Term Loans), so long as (i) the aggregate amount of such Refinancing Term Loans does not exceed the aggregate amount of Revolving Facility Commitments terminated at the time of incurrence thereof plus amounts used to pay fees and expenses, (ii) if the Revolving Facility Credit Exposure outstanding on the Refinancing Effective Date would exceed the aggregate amount of Revolving Facility Commitments outstanding in each case after giving effect to the termination of such Revolving Facility Commitments, the Borrowers shall take one or more actions such that such Revolving Facility Credit Exposure does not exceed such aggregate amount of Revolving Facility Commitments in effect on the Refinancing Effective Date after giving effect to the termination of such Revolving Facility Commitments (it being understood that such (x) Refinancing Term Loans may be provided by the Lenders holding the Revolving Facility Commitments being terminated and/or by any other person that would be a permitted Assignee hereunder and (y) the proceeds of such Refinancing Term Loans shall not constitute Net Proceeds hereunder), (iii) before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date, each of the conditions set forth in Section 4.01 shall be satisfied, (iv) ~~the weighted average life to maturity of the Refinancing Term Loans shall be no shorter than the remaining life to termination of the terminated Revolving Facility Commitments~~[reserved], (v) the final maturity of the Refinancing Term Loans shall be no earlier than the termination date of the terminated Revolving Facility Commitments and (vi) the other terms applicable to such Refinancing Term Loans (other than provisions relating to upfront fees and interest rates, which shall be as agreed between the Borrowers and the Lenders providing such Refinancing Term Loans), shall be substantially similar to, or less favorable to the Lenders providing such Refinancing Term Loans than, those applicable to the terminated Revolving Facility Commitments except to the extent such covenants and other terms apply solely to any period after the date specified in clause (a) of the definition of Term Facility Maturity Date unless this Agreement shall be amended to contain such more favorable terms for the benefit of the other Lenders (which amendments shall automatically occur).

(k)               The Borrowers may approach any Lender or any other person that would be a permitted Assignee pursuant to Section 10.04 to provide all or a portion of the Refinancing Term Loans; provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Incremental Assumption Agreement, be designated as an increase in any previously established Class of Term Loans made to the Borrowers.

(l)                 Notwithstanding anything to the contrary in Section 2.18(c) (which provisions shall not be applicable to clause (l) through (o) of this Section 2.21), the Borrowers may by written notice to the Administrative Agent establish one or more additional Facilities providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Revolving Facility Commitments under this Agreement (including, for the avoidance of doubt, the Revolving Facility A Commitments and the Revolving Facility B Commitments). Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrowers propose that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that: (i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.01 shall be satisfied; (ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date plus amounts used to pay fees and expenses; (iii) no Replacement Revolving Facility Commitments shall have a final maturity date prior to the ~~latest~~later of (x) the Revolving Facility Maturity Date in effect at the time of incurrence for the Class of Revolving Commitments being replaced and (y) the Revolving Facility Maturity Date with respect to the Revolving Facility C Commitments; (iv) all other terms applicable to such Replacement Revolving Facility Commitments (other than provisions relating to (x) fees and interest rates which shall be as agreed between the Borrowers and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any Letter of Credit Sublimit under such Replacement Revolving Facility Commitments which shall be as agreed between the Borrowers, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement Issuing Bank, if any, under such Replacement Revolving Facility Commitments) shall be substantially similar to, or less favorable to the Lenders providing such Replacement Revolving Facility Commitments than, those applicable to the then-outstanding Revolving Facility, except to the extent such covenants and other terms apply solely to any period after the date specified in clause (a) of the definition of the Term Facility Maturity Date unless this Agreement shall be amended to contain such more favorable terms for the benefit of the other Lenders (which amendments shall automatically occur). In addition, the Borrowers may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as the aggregate amount of such Revolving Facility Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof plus amounts used to pay fees and expenses (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other person that would be a permitted Assignee hereunder) so long as (i) before and after giving effect to the establishment such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.01 shall be satisfied, (ii) the weighted average life to termination of such Replacement Revolving Facility Commitments shall be not shorter than the weighted average life to maturity then applicable to the refinanced Term Loans, (iii) the final termination date of the Replacement Revolving Facility Commitments shall be no earlier than the refinanced Term Loans and (iv) the condition in clause (iv) of the preceding sentence has been satisfied.

(m)             The Borrowers may approach any Lender or any other person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 10.04 to provide all or a portion of the Replacement Revolving Facility Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Incremental Assumption Agreement, be designated as an increase in any previously established Class of Revolving Facility Commitments.

(n)               On any Replacement Revolving Facility Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Lenders with Replacement Revolving Facility Commitments of such Class shall purchase from each of the other Lenders with Replacement Revolving Facility Commitments of such Class, at the principal amount thereof and in the applicable currencies, such interests in the Replacement Revolving Loans and participations in Letters of Credit under such Replacement Revolving Facility Commitments of such Class then outstanding on such Replacement Revolving Facility Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Loans and participations of such Replacement Revolving Facility Commitments of such Class will be held by the Lenders thereunder ratably in accordance with their Replacement Revolving Facility Commitments.

(o)               For purposes of this Agreement and the other Loan Documents, (i) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Incremental Term Loan having the terms of such Refinancing Term Loan and (ii) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Refinancing Term Loans and Replacement Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clauses (j) or (l) above, as applicable, and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents.

(p)               Notwithstanding anything in the contrary set forth above, with the written consent of any Lender holding a Term A Loan, Term A-1 Loan, Term A-2 Loan, Deferred Term A Loan, Deferred Term A-1 Loan, Revolving Facility A Commitment or Revolving Facility B Commitment and the Company and without the consent of any other party hereto (which written consent shall be delivered to the Administrative Agent), all or a portion of such Lender’s Term A Loan, Term A-1 Loan, Term A-2 Loan, Deferred Term A Loan, Deferred Term A-1 Loan, Revolving Facility A Commitment or Revolving Facility B Commitment may be converted to a Term A-3 Loan, Deferred Term A-2 Loan or Revolving Facility C Commitment, as applicable, pursuant to an agreement in writing but without complying with any of the other requirements set forth above.

Section 2.22.             Defaulting Lender.

(a)               Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)               Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)              Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent hereunder for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder, third, to cash collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.05(j), fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(j), sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)               Certain Fees.

(A)             No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender.

(B)              Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral.

(C)              With respect to any Commitment Fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)               Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.01 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Commitment. Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)              Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.05(j).

(b)               Defaulting Lender Cure. If the Company, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)               New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Article III

Representations and Warranties

On the date of each Credit Event as provided in Section 4.01, each Borrower represents and warrants to each of the Lenders that:

Section 3.01.             Organization; Powers. Except as set forth on Schedule 3.01, the Company and each Material Subsidiary (a) is a partnership, limited liability company or corporation duly organized (or incorporated), validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization or incorporation, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrowers, to borrow and otherwise obtain credit hereunder.

Section 3.02.             Authorization. The execution, delivery and performance by the Borrowers and each of the Subsidiary Guarantors of each of the Loan Documents to which they are a party, and the borrowings hereunder and the transactions forming a part of the Transactions (and the borrowing of the Acquisition Loans) (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by such Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of such Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clauses (i)(A), (i)(B), (i)(C) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrowers or any such Subsidiary Guarantor, other than the Liens created by the Loan Documents and Permitted Liens.

Section 3.03.             Enforceability. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

Section 3.04.             Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions (or the borrowing of the Acquisition Loans), the creation, perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements or other similar filing or instruments under the laws of any applicable jurisdiction, (b) registration of the Vessel Mortgages, (c) such as have been made or obtained and are in full force and effect, (d) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (e) filings or other actions listed on Schedule 3.04.

Section 3.05.             Financial Statements. The audited consolidated balance sheets of the Company and its consolidated subsidiaries as of December 31, 2010, 2011 and 2012, and the audited consolidated statements of income, stockholders’ or other equity holders’ equity and cash flows for such fiscal years, reported on by and accompanied by a report from PricewaterhouseCoopers LLP, copies of which have heretofore been made available to each Lender, present fairly in all material respects the consolidated financial position of the Company as of such date and the consolidated results of operations, shareholders’ or other equity holders’ equity and cash flows of the Company for the years then ended.

Section 3.06.             No Material Adverse Effect. Since December 31, 2012, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has or would reasonably be expected to have a Material Adverse Effect.

Section 3.07.             Title to Properties; Possession Under Leases.

(a)               Each of the Borrowers, each other Loan Party and each other Material Subsidiary has good record and insurable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties and has good and marketable title to its personal property and assets (including any Mortgaged Vessel owned by such person), in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(b)               Each Loan Party and each other Material Subsidiary has complied with all material obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.07(b), each Loan Party and Material Subsidiary enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)               Each Loan Party and each other Material Subsidiary owns or possesses, or is licensed to use, all patents, trademarks, service marks, trade names and copyrights, all applications for any of the foregoing and all licenses and rights with respect to the foregoing necessary for the present conduct of its business, without any conflict (of which the Company has been notified in writing) with the rights of others, and free from any burdensome restrictions on the present conduct of the Company and each Material Subsidiary, as the case may be, except where such conflicts and restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or except as set forth on Schedule 3.07(c).

Section 3.08.             Subsidiaries.

(a)               Schedule 3.08(a) sets forth as of the Restatement Effective Date, the name and jurisdiction of incorporation, formation or organization of the Company and each direct and indirect Subsidiary and, in each case, the percentage of each class of Equity Interests owned by the Company or by any such Subsidiary.

(b)               As of the Restatement Effective Date, after giving effect to the Transactions, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests of any Loan Party or Material Subsidiary, except as set forth on Schedule 3.08(b).

Section 3.09.             Litigation; Compliance with Laws.

(a)               There are no actions, suits or proceedings at law or in equity or in admiralty by or on behalf of any Governmental Authority or third party now pending or in arbitration now pending, or, to the knowledge of any Loan Party, threatened in writing against or affecting such Loan Party or any Material Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)               No Loan Party, Material Subsidiary or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including the USA PATRIOT Act and any zoning, building, ordinance, code or approval or any building permit, including, as to the Mortgaged Vessels, the ISM Code, the ISPS Code and ICPPS Annex VI and any rule or order of the United States Coast Guard, the Bahamas, the Marshall Islands or any port state control authority, but excluding any Environmental Laws, which are the subject of Section 3.16) or any restriction of record or agreement affecting any Mortgaged Vessel, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)               No part of the proceeds of the Loans or any Letter of Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 3.10.             Federal Reserve Regulations.

(a)               Neither the Company nor any Material Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)               No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

Section 3.11.             Investment Company Act. None of the Company or any Material Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.12.             Use of Proceeds.

(a)               The Borrowers will use the proceeds of the Acquisition Loans to finance a portion of the Acquisition and the Refinancing and to pay fees and expenses related to any of the foregoing.

(b)               The Borrowers will use the proceeds of Revolving Facility Loans borrowed from time to time after the occurrence of the Restatement Effective Date and the Letters of Credit issued from time to time for general corporate or other entity purposes (including without limitation, (i) permitted acquisitions and (ii) to pay fees and expenses related to the transactions to occur on the Restatement Effective Date).

(c)               The Borrowers will use the proceeds of the Term A-1 Loans and Deferred Term A Loans borrowed on the Restatement Effective Date to refinance the Existing Loans of the Term A-1 Lenders and the Deferred Term A Lenders and to pay fees and expenses related to the transactions to occur on the Restatement Effective Date.

Section 3.13.             Tax Returns. Except where the failure of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (a) each Loan Party and each Material Subsidiary has filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it (including in its capacity as a withholding agent) and has paid all Taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP (or in the case of a Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction) and (b) each Loan Party and each Material Subsidiary have provided adequate reserves in accordance with GAAP (or in the case of a Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction) for all Taxes of each Loan Party and each Material Subsidiary not yet due and payable.

Section 3.14.             No Material Misstatements.

(a)               All written information (other than the Projections, estimates and information of a general economic nature) (the “Information”) concerning the Loan Parties, the Material Subsidiaries, the Transactions and the Acquisition Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions and the Acquisition Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and/or the Administrative Agent and as of the Closing Date (or, with respect to the Acquisition Transactions, solely as of the date such Information was furnished to the Lenders and/or the Administrative Agent) and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b)               The Projections, estimates and information of a general economic nature prepared by or on behalf of the Company or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions and the Acquisition Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Company to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such Projections and estimates were furnished to the Lenders and/or the Administrative Agent and as of the Closing Date (or, with respect to the Acquisition Transactions, solely as of the date such Projections and estimates were furnished to the Lenders and/or the Administrative Agent).

(c)               As of the Restatement Effective Date, to the best knowledge of the Borrowers, the information included in the Beneficial Ownership Certification provided on or prior to the Restatement Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 3.15.             Employee Benefit Plans.

(a)               Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which any Loan Party, Material Subsidiary or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (iii) no Plan has any Unfunded Pension Liability in excess of $50,000,000; (iv) no ERISA Event has occurred or is reasonably expected to occur; and (v) no Loan Party, Material Subsidiary or ERISA Affiliate (A) has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated or (B) has incurred or is reasonably expected to incur any withdrawal liability to any Multiemployer Plan.

(b)               Each Loan Party and Subsidiary is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

Section 3.16.             Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) no Environmental Claim has been received by any Loan Party or Material Subsidiary, and there are no Environmental Claims pending or, to any Loan Party’s knowledge, threatened, in each case relating to any Loan Party or Material Subsidiary or their respective properties or the Mortgaged Vessels, (b) each Loan Party and Material Subsidiary is in compliance with Environmental Laws, (c) each Loan Party and Material Subsidiary has all permits, licenses and other approvals required under Environmental Laws for its operations as currently conducted (“Environmental Permits”) and is in compliance with the terms of such Environmental Permits, (d) no Hazardous Material is located at, on or under any property currently or, to any Loan Party’s knowledge, formerly owned, operated or leased by any Loan Party or Material Subsidiary or their predecessors that would reasonably be expected to give rise to any Environmental Liability, and no Hazardous Material has been generated, used, treated, stored, handled, controlled, transported to or Released at, on, from, to or under any location or any Mortgaged Vessel in a manner that would reasonably be expected to give rise to any Environmental Liability, (e) there are no agreements in which any Loan Party or Material Subsidiary has expressly assumed or undertaken responsibility for any known or reasonably likely Environmental Liability of any other person, and (f) there has been no written environmental assessment or audit conducted since January 1, 2013 (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect), by or on behalf of any Loan Party or Material Subsidiary of any of the Mortgaged Vessels or properties currently or, to any Loan Party’s knowledge, formerly owned or leased by any Loan Party or Material Subsidiary that has not been made available to the Administrative Agent prior to the Restatement Effective Date.

Section 3.17.             Security Documents.

(a)               Each Vessel Mortgage in favor of the Collateral Agent executed and delivered on the Closing Date, the Acquisition Closing Date or the Third Restatement Effective Date, as applicable, for the benefit of the Secured Parties, is effective to create a legal, valid and enforceable Lien on all the applicable Loan Party’s right, title and interest in and to the whole of the Mortgaged Vessel covered thereby and the proceeds thereof, and when the Vessel Mortgages are registered in accordance with (i) the laws of the Bahamas, each Vessel Mortgage shall constitute (x) a first priority “statutory mortgage” on the Mortgaged Vessels covered thereby in favor of the Collateral Agent for the benefit of the Secured Parties in accordance with the Merchant Shipping Act, Chapter 268 of the Statute Laws of The Bahamas and (y) a “preferred mortgage” within the meaning of Title 46 United States Code, Section 31301(6)(B) or (ii) the laws of the Republic of the Marshall Islands, each Vessel Mortgage shall constitute (x) a first “preferred mortgage” on the Mortgaged Vessels covered thereby in favor of Collateral Agent for the ratable benefit of the Secured Parties in accordance with the Chapter 3 of the Marshall Islands Maritime Act, 1990, as amended, and (y) a “preferred mortgage” within the meaning of Title 46 of the United States Code, Section 31301(6)(B).

(b)               The Collateral Agreement, each Subsidiary Guarantor Pledge Agreement and each other Security Document specifically listed in the definition of such term is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein. In the case of any Pledged Collateral, when certificates or instruments, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent (together with stock powers or other instruments of transfer duly executed in blank), and, in the case of the other Collateral described in such Security Documents (other than registered copyright and copyright applications), when Uniform Commercial Code financing statements, other filings or instruments, notices and consents required under the laws of any applicable jurisdiction and described in Schedule 3.17 (as amended from time to time) are filed, delivered or otherwise registered or recorded in the proper offices specified in Schedule 3.17, registries or government agencies (and, specifically (i) in the case of Collateral consisting of rights under insurances, when the applicable underwriters shall have provided consent to the security interests therein created under the Security Documents, and (ii) in the case of Collateral consisting of rights under any management agreement or charter, when the applicable parties thereto (other than any Loan Parties) have provided consent to the Liens thereon created under the applicable Security Documents), the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations to the extent security interests in such Collateral can be perfected by delivery of such certificates or notes, as applicable, representing the Pledged Collateral, or the filing of the Uniform Commercial Code financing statements and other filings and instruments required under the laws of the applicable jurisdiction, in each case prior and superior in right to any other person (except, (x) in the case of Collateral other than Pledged Collateral, Permitted Liens and Liens having priority by operation of law and (y) in the case of Pledged Collateral, Permitted Liens securing Pari Passu Senior Secured Notes).

(c)               When the Collateral Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by the Collateral Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents (as defined in the Collateral Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Collateral Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Permitted Liens.

Section 3.18.             Solvency.

(a)               Immediately after giving effect to the transactions to occur on the Restatement Effective Date, (i) the fair value of the assets of the Company and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Company and its Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of the Company and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Company and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Company and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Restatement Effective Date.

(b)               the Company does not intend to, and does not believe that it or any of its Material Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

Section 3.19.             Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against the Company or any Material Subsidiary and (b) all payments due from the Company or any Material Subsidiary or for which any claim may be made against the Company or any Material Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Material Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Company or any Material Subsidiary (or any predecessor) is a party or by which the Company or any Material Subsidiary (or any predecessor) is bound.

Section 3.20.             Insurance. Schedule 3.20 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of each Loan Party and the Material Subsidiaries or otherwise in respect of any Mortgaged Vessel as of the Restatement Effective Date. As of such date, such insurance is in full force and effect in all material respects.

Section 3.21.             No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 3.22.             No Event of Loss. No Loan Party has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Event of Loss except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 3.23.             The Mortgaged Vessels.

(a)               Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, each Mortgaged Vessel, on the Restatement Effective Date, is in such condition as is required by the applicable Vessel Mortgage and Deed of Covenants and complies with all of the requirements of both such Security Documents.

(b)               Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the Co-Borrower and each Subsidiary Guarantor will comply with and satisfy all of the provisions of the Merchant Shipping Act, Chapter 268 of the Statute Laws of The Bahamas or Chapter 3 of the Maritime Act, 1990, of the Republic of the Marshall Islands, being Title 47 of the Marshall Islands Revised Code, as at any time amended, as applicable, in order to establish and maintain the Vessel Mortgages as first priority statutory ship mortgages or first preferred ship mortgages, as applicable, thereunder on each of the Mortgaged Vessels and on all renewals, improvements and replacements made in or to the same.

Section 3.24.             Anti-Corruption Laws and Sanctions.

The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective directors and officers and, to the knowledge of the Company or such Subsidiary, any or their respective employees, agents and Affiliates, are in compliance with Anti-Corruption Laws, AML Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in either of the Borrowers being designated as a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Laws, AML Laws or will result in a violation of any applicable Sanctions by any party hereto. The representations and warranties in this Section shall not be made by the Borrowers to any Lender which is incorporated in the Federal Republic of Germany (and which has so notified the Administrative Agent) to the extent that the enforcement of such provision by a Lender would (a) violate, conflict with or incur liability under EU Regulation (EC) 2271/96 or (b) violate or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) in connection with section 4 paragraph (1)~~(a)(~~ no. 3~~)~~. of the Foreign Trade Law (Außenwirtschaftsgesetz) or any similar anti-boycott statute in force in the Federal Republic of Germany.

Section 3.25.             Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Article IV

Conditions of Lending

Section 4.01.             All Credit Events. The obligations of (a) the Lenders to make Loans and (b) any Issuing Bank to issue Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction of the following conditions:

(a)               The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(b)               The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date (other than an automatic extension of a Letter of Credit as permitted under Section 2.05(c)), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(c)               At the time of and immediately after the Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

(d)               Each Borrowing and each issuance, amendment, extension or renewal of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date of the Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

Section 4.02.             Restatement Effective Date. The effectiveness of this Agreement is subject to the satisfaction of the following conditions:

(a)               The Administrative Agent (or its counsel) shall have received from each Term A-1 Lender and each Deferred Term A Lender, in each case, set forth on Schedule 2.01, the Required Lenders, each Borrower, and the Administrative Agent, either (i) a counterpart of (or, in the case of the Lenders, a consent to) this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include by electronic means transmission of a signed signature page of this Agreement) that such party has signed a counterpart of (or, in the case of the Lenders, a consent to) this Agreement. Each Term A-1 Lender and each Deferred Term A Lender, by submitting a consent to the Pro Rata Extension Offer, dated April 15, 2020, has consented to this Agreement.

(b)               The Administrative Agent shall have received such copies of amendments to the Loan Documents as may be requested by the Administrative Agent in connection with the transactions contemplated by the Restatement to ensure the continued validity, enforceability and priority of the Loan Documents after giving effect to the Restatement as may have been reasonably requested by the Administrative Agent together with such opinions of counsel, certificates, and other documents as the Administrative Agent may have reasonably requested in connection therewith.

(c)               All accrued interest and fees payable hereunder through the Restatement Effective Date shall have been paid.

(d)               The Administrative Agent shall have received from the Company an upfront fee payable for the account of each Term A-1 Lender and each Deferred Term A Lender, in each case, set forth on Schedule 2.01 equal to 0.25% of the aggregate principal amount of such Lender’s Existing Loans outstanding immediately prior to the Restatement Effective Date.

(e)               The Administrative Agent shall have received (or be reasonably satisfied that it will receive promptly after the funding of Loans on the Restatement Effective Date), on behalf of itself, the Lenders and each Issuing Bank, a favorable written opinion of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel for the Loan Parties, (ii) Walkers (Bermuda) Limited, Bermuda counsel for the Loan Parties, (iii) Mayer Brown JSM, Marshall Islands counsel for the Loan Parties and (iv) Mayer Brown, maritime counsel for the Loan Parties, in each case (A) dated the Restatement Effective Date, (B) addressed to each Issuing Bank, the Administrative Agent, the Collateral Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(f)                The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Restatement Effective Date and certifying:

(i)               a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) if available from an official in such jurisdiction, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary or Assistant Secretary of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,

(ii)              a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),

(iii)               that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Restatement Effective Date and at all times since a date prior to the date of the resolutions described in clause (iv) below,

(iv)               that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Restatement Effective Date to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Restatement Effective Date,

(v)              as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and

(vi)               as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party;

(g)               The Lenders shall have received a solvency certificate substantially in the form of Exhibit C and signed by a Financial Officer of the Company.

(h)               JPMorgan Chase Bank, N.A. shall have received all fees payable thereto or to any Lender on or prior to the Restatement Effective Date and, to the extent invoiced at least three Business Days prior to the Restatement Effective Date, all other amounts due and payable pursuant to the Loan Documents on or prior to the Restatement Effective Date, including, to the extent invoiced at least three Business Days prior to the Restatement Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, Appleby (Bermuda) Limited, Higgs & Johnson and Watson, Farley & Williams LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

(i)                 (i) The Lenders shall have received, at least three Business Days prior to the Restatement Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that has been requested by the Administrative Agent in writing at least ten Business Days prior to the Restatement Effective Date and (ii) to the extent a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Restatement Effective Date, any Lender that has requested, in a written notice to the Company at least 10 Business Days prior to the Restatement Effective Date, a Beneficial Ownership Certification in relation to each Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(j)                 (i) On and as of the Restatement Effective Date, the representations and warranties of the ~~Borrower~~Company and each other Loan Party set forth in Sections 4.01(b) and 4.01(c) hereof shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) and (ii) the Administrative Agent shall have received a certificate from a Responsible Officer of the ~~Borrower~~Company certifying as to the matters set forth in Sections 4.01(b) and 4.01(c) hereof.

(k)               The Company shall have consummated one or more debt or equity financings (other than debt secured by a Lien on the Collateral secured on an equal priority basis with the Liens securing the Obligations) not prohibited by the terms of the Loan Documents, resulting in at least $1.0 billion of aggregate gross proceeds to the Company and/or its subsidiaries; provided that (i) the final maturity date or mandatory redemption date of any such debt or equity shall be no earlier than the Revolving Facility Maturity Date or the Term A Loan Maturity Date and (ii) in the case of any debt financings, (a) such debt shall not be subject to covenants, events of default, Subsidiary guarantees and other terms (other than interest rate and redemption premiums) that, taken as a whole, are more restrictive to the Company and its Subsidiaries than the terms of the Senior Unsecured Notes Documents (or if more restrictive, the Loan Documents shall be amended to contain such more restrictive terms (which amendments shall automatically occur)), (b) such debt shall not be subject to any financial maintenance covenants and (c) such debt shall have a weighted average life to maturity greater than the remaining weighted average life to maturity of the outstanding Revolving Facility Loans and Term A Loans.

(l)                 (i) On the Restatement Effective Date, the Collateral Agent shall have received (a) counterparts of each Amendment to Vessel Mortgage in respect of any Marshall Islands flagged Mortgaged Vessel duly executed and delivered by the registered owner of such Mortgaged Vessel and the Mortgage Trustee suitable for recordation with the central office of the Maritime Administrator for the Republic of the Marshall Islands in New York City (the “Maritime Administrator’s Office”), (b) evidence that each Amendment to Vessel Mortgage in respect of any Marshall Islands flagged Mortgaged Vessel has been (or will, promptly following the Restatement Effective Date, be) duly registered with the Maritime Administrator’s Office in accordance with the laws of the Republic of the Marshall Islands and such other evidence that the Mortgage Trustee may deem necessary and that all registration fees in connection therewith have been duly paid; (ii) On or promptly following the Restatement Effective Date, a Certificate of Ownership and Encumbrances issued by the Maritime Administrator’s Office stating that such Marshall Islands flagged Mortgage Vessel is owned by the Subsidiary Guarantor and showing that there are of record no other liens or encumbrances on such Marshall Islands flagged Mortgaged Vessel except the Vessel Mortgage as amended by the Amendment in favor of the Mortgage Trustee; (iii) Such other documents, including any consents, agreements or confirmation of third parties as may be required under any Amendment to the Mortgages in respect of the Marshall Islands flagged Mortgage Ships or otherwise as the Collateral Agent or the Mortgage Trustee may reasonably request; and (iv) the Administrative Agent shall have received (or be reasonably satisfied that it will received promptly after the funding of the Loans on the Restatement Effective Date) a favorable opinion of Mayer Brown, Marshall Islands counsel to the Loan Parties.

For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Restatement Effective Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.

Article V

Affirmative Covenants

The Company covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn or paid thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Company will, and will cause each of the Material Subsidiaries to:

Section 5.01.             Existence; Business and Properties.

(a)               Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise expressly permitted under Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Company or a Wholly Owned Subsidiary of the Company in such liquidation or dissolution; provided, that Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties.

(b)               Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement), and use the standard of care typical in the industry in the operation and maintenance of its properties.

Section 5.02.             Insurance.

(a)               With respect to the Mortgaged Vessels, and without limiting the requirements for insurance required thereon by the Vessel Mortgages or Deeds of Covenants (which Vessel Mortgage and Deed of Covenants provisions shall be controlling in the event of a conflict), maintain, with financially sound and reputable insurance companies, as of any day, customary marine insurances (including hull, machinery, hull interest/increased value, freight interest/anticipated earnings, war risk, protection and indemnity, war risk protection and indemnity and mortgagee’s interest (and such mortgagee’s interest insurance shall be procured by the Administrative Agent, and any expenses in connection therewith shall be reimbursed by the Company)) for the higher of the aggregate amount of the Valuations of all Mortgaged Vessels and 115% of the aggregate amount of all Term Loans outstanding on such day and Revolving Facility Credit Exposure on such day, and maintenance of required surety bonds (if any).

(b)               Except as the Administrative Agent on behalf of the Lenders may agree in writing, cause all such property and casualty insurance policies with respect to each Loan Party’s assets located in the United States to be endorsed or otherwise amended to (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Loan Parties under such policies directly to Administrative Agent and/or Collateral Agent; cause all such policies to provide that neither the Loan Parties, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement,” without any deduction for depreciation, and such other provisions as the Administrative Agent may reasonably require from time to time to protect their interests; deliver copies of all such policies or certificates of an insurance broker with respect to such policies, in each case together with the endorsements provided for herein; cause each such policy to provide that it shall not be cancelled or not renewed upon less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent of payment of the premium therefor, in each case of the foregoing, to the extent customarily maintained, purchased or provided to, or at the request of, lenders by similarly situated companies in connection with credit facilities of this nature.

(c)               In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i)               none of the Administrative Agent, the Collateral Agent the Lenders, the Issuing Banks, the other Secured Parties and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, any Issuing Bank, any other Secured Party or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then each Loan Party, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks, the other Secured Parties and their agents and employees;

(ii)              the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Loan Parties and the Subsidiaries or the protection of their properties; and

(iii)               the insurance policies and coverages thereunder maintained as of the Restatement Effective Date by the Loan Parties and the Material Subsidiaries and listed on Schedule 3.20 satisfy the requirements of paragraph (a) of this Section 5.02 as of the Restatement Effective Date.

Section 5.03.             Taxes. Pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Company or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP (or in the case of a Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction) or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04.             Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)               within 90 days (or, if applicable, such shorter period as the SEC shall specify for the filing of annual reports on Form 10-K or on any applicable equivalent form) after the end of each fiscal year a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Company and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such fiscal year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheets and related statements of operations, cash flows and owners’ equity shall be audited by PricewaterhouseCoopers, LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the Company or any Material Subsidiary as a going concern; provided that for the fiscal years ending December 31, 2020 and December 31, 2021, any such opinion may contain a going concern explanatory paragraph or like qualification that is due to the impending maturity of any Indebtedness within twelve months of the date of delivery of such audit or any actual or potential inability to satisfy any financial covenant) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Company of annual reports on Form 10-K or the equivalent of the Company and its consolidated Subsidiaries shall satisfy the requirements of this (a) to the extent such annual reports include the information specified herein);

(b)               within 45 days (or, if applicable, such shorter period as the SEC shall specify for the filing of quarterly reports on Form 10-Q or on any applicable equivalent form) after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Company and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Company on behalf of the Company, as fairly presenting, in all material respects, the financial position and results of operations of the Company and its Subsidiaries, on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Company of quarterly reports on Form 10-Q of the Company and its consolidated Subsidiaries shall satisfy the requirements of this (b) to the extent such quarterly reports include the information specified herein);

(c)               (x) concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail demonstrating compliance with the covenants set forth in Sections 6.12, 6.13, 6.14, and 6.15, (iii) setting forth the calculation and uses of the Cumulative Credit for the fiscal period then ended if the Company shall have used the Cumulative Credit for any purpose during such fiscal period~~,~~  and (iv) certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (b) of the definition of the term “Immaterial Subsidiary,” and (y) concurrently with any delivery of financial statements under paragraph (a) above, if the accounting firm is not restricted from providing such a certificate by the policies of its applicable office, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations);

(d)               promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by the Company or any Subsidiary with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) or any other clause of this Section 5.04 shall be deemed delivered for purposes of this Agreement when posted to the website of the Company or the SEC;

(e)               within 90 days after the beginning of each fiscal year, a reasonably detailed consolidated quarterly budget for such fiscal year (including a projected consolidated balance sheet of the Company and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow and projected income), including a description of underlying assumptions with respect thereto (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Company to the effect that the Budget is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof;

(f)                promptly, from time to time, such other information (i) regarding the operations, business affairs and financial condition of the Company or any of the Subsidiaries, (ii) regarding compliance with the terms of any Loan Document, (iii) regarding such consolidating financial statements or (iv) required under the USA PATRIOT Act or the Beneficial Ownership Regulation, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender);

(g)               in the event that (x) any Parent Entity reports on a consolidated basis then, such consolidated reporting at such Parent Entity’s level in a manner consistent with that described in paragraphs (a) and (b) of this Section 5.04 for the Company (together with a reconciliation showing the adjustments necessary to determine compliance by the Company and its Subsidiaries with the covenants set forth in Sections 6.12, 6.13, 6.14, and 6.15 and consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries, on the other hand) will satisfy the requirements of such paragraphs.

Section 5.05.             Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Company obtains actual knowledge thereof:

(a)               any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)               the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against any Loan Party or any Subsidiary as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c)               any other development specific to any Loan Party or any Subsidiary that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect;

(d)               the development of any ERISA Event that, together with all other ERISA Events that have developed or occurred, would reasonably be expected to have a Material Adverse Effect; and

(e)               any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Section 5.06.             Compliance with Laws.

(a)               Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(b)               This Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

Section 5.07.             Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Company or any Material Subsidiary at reasonable times, upon reasonable prior notice to the Company, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Company to discuss the affairs, finances and condition of the Company or any Material Subsidiary with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

Section 5.08.             Use of Proceeds. Use the proceeds of the Loans and the Letters of Credit only as contemplated by Section 3.12. The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers shall not use, and shall procure that their Subsidiaries and their or their Subsidiaries’ respective directors, officers, employees, Affiliates and agents shall not use, directly or indirectly, the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, other Affiliate, joint venture partner or other person, (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws or AML Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country, in each case except to the extent permissible for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions by any person (including any person participating in the transactions contemplated hereunder, whether as underwriter, advisor lender, investor or otherwise). The covenants in this Section 5.08 shall not be given by the Borrowers to any Lender which is incorporated in the Federal Republic of Germany (and which has so notified the Administrative Agent) to the extent that the enforcement of such provision by a Lender would (a) violate, conflict with or incur liability under EU Regulation (EC) 2271/96 or (b) violate or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) in connection with section 4 paragraph (1)~~(a)(~~ no. 3~~)~~. of the Foreign Trade Law (Außenwirtschaftsgesetz) or any similar anti-boycott statute in force in the Federal Republic of Germany.

Section 5.09.             Environmental Matters.

(a)               Comply, and make reasonable efforts to cause any Approved Manager and all persons employed on board any Mortgaged Vessel or other property owned or leased by it (and all other persons under contract with any Loan Party or any Approved Manager) to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material Environmental Permits required for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)               Implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of any Mortgaged Vessels or any other property owned or leased by it or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation, scrapping or Release of any Hazardous Material on, at, in, under, above, to, from or about any Mortgaged Vessel or other property owned, leased or occupied by it, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(c)               Notify the Administrative Agent promptly after it becomes aware that any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to or from any Mortgaged Vessel or any other property owned, leased or occupied by it, or any other Environmental Claim could reasonably be expected to result in Environmental Liabilities in excess of $50,000,000 per instance or $125,000,000 in the aggregate (for all such instances) in any one fiscal year (for any and all such violations, Releases and Environmental Claims and for any and all of the Loan Parties and Material Subsidiaries), in each case whether or not any Governmental Authority has taken or threatened any action in connection with any such violation, Release, Environmental Claim or other matter; and

(d)               Promptly forward to the Administrative Agent a copy of any order, notice, request for information or any written communication or report received by it in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits described in paragraph (c) of this Section 5.09.

Section 5.10.             Further Assurances; Additional Security and Guarantees.

(a)               Promptly execute, and use commercially reasonable efforts to cause the execution of, any and all further documents, financing statements, agreements and instruments, and take, or use commercially reasonable efforts to cause the taking of, all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, vessel mortgages, deeds of covenants and other documents and recordings of Liens in stock, or any other, registries), that may be required under any applicable law, or that the Collateral Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Borrowers, and provide to the Collateral Agent from time to time upon reasonable request of the Collateral Agent, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)               [Reserved].

(c)               Within 20 Business Days of the date on which any person becomes an Additional Subsidiary Guarantor (or such later date as the Administrative Agent may agree in its sole discretion as a result of delays despite commercially reasonable efforts), (i) the Company shall, and shall cause such Additional Subsidiary Guarantor to, execute and deliver an Additional Subsidiary Guarantor Accession Supplement to the Administrative Agent and the Collateral Agent together with the documents that such Additional Subsidiary Guarantor would have been required to deliver pursuant to Section 4.02(f), (h) (without giving effect to the proviso therein) and (j), mutatis mutandis, had it been a Loan Party on the Closing Date, in each case certified or otherwise in the form required thereunder, (ii) cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to the Equity Interests in or Indebtedness of such Subsidiary owned by a Loan Party and (iii) the Administrative Agent and the Collateral Agent shall have received favorable written opinions from New York counsel and counsel in the jurisdiction in which such Additional Subsidiary Guarantor is formed, in each case reasonably satisfactory to the Administrative Agent and covering such matters relating to (x) such Additional Subsidiary Guarantor, its Additional Subsidiary Guarantor Accession Supplement and its accession to the Loan Documents and (y) the pledge of the Equity Interests in or Indebtedness of such Subsidiary owned by a Loan Party, as the Administrative Agent shall reasonably request.

(d)               [Reserved].

(e)               As a condition precedent to the occurrence of any transaction permitted under this Agreement effecting a change in the holder of any Equity Interests in a Subsidiary Guarantor, ensure that each resulting new holder of any Equity Interests in such Subsidiary Guarantor shall have executed and delivered to the Administrative Agent and the Collateral Agent a replacement Subsidiary Guarantor Pledge Agreement (or other documentation satisfactory to the Administrative Agent evidencing such new holder’s pledge of all Equity Interests in such Subsidiary Guarantor on substantially the same terms as the existing Subsidiary Guarantor Pledge Agreement with respect to such Subsidiary Guarantor) prior to or not later than simultaneously with the occurrence of the relevant transaction, together with (i) to the extent requested by the Administrative Agent, favorable written opinions of counsel covering such matters relating to such replacement Subsidiary Guarantor Pledge Agreement as the Administrative Agent shall reasonably request or other documentation and such other matters as the Administrative Agent may reasonably request and (ii) delivery to the Collateral Agent of the certificates or other instruments, if any, representing all of the Equity Interests of such Subsidiary, together with stock powers or instruments of transfer executed and delivered in blank.

(f)                Provide not less than 10 days prior written notice of any Subsidiary Guarantor’s or the Co-Borrower’s intent to re-register any Mortgaged Vessel under the laws of a Permitted Flag Jurisdiction other than the jurisdiction in which such Mortgaged Vessel was registered on the Closing Date, Acquisition Closing Date or the Third Restatement Effective Date, as applicable (or any subsequent re-registration permitted by this Agreement); and, as conditions precedent to any such re-registration, the Subsidiary Guarantor or the Co-Borrower shall promptly grant to the Collateral Agent a security interest in and deliver an acceptable vessel mortgage governed by the laws of the new Permitted Flag Jurisdiction together with any deed of covenants, mortgage supplement or other customary related supplementary documentation, which vessel mortgage together with any such supplementary documentation shall constitute a valid and enforceable perfected first priority Lien subject only to Permitted Liens. Such vessel mortgage and supplementary documentation shall be duly registered, filed or recorded, as appropriate, in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to such vessel mortgage and supplementary documentation and all taxes, fees and other charges payable in connection therewith shall be paid by the Subsidiary Guarantor or Co-Borrower in full. Such Subsidiary Guarantor or the Co-Borrower shall otherwise take such other actions and execute and/or deliver to the Collateral Agent such other documents as the Collateral Agent shall require in its reasonable discretion to confirm the validity, perfection and priority of the Lien of any new vessel mortgage and any related supplementary documentation (including an opinion from local counsel acceptable to the Collateral Agent, which opinion is in form and substance reasonably satisfactory to the Collateral Agent in respect of such vessel mortgage and any related supplementary documentation).

(g)               Provide not less than 10 days prior written notice of any Subsidiary Guarantor’s or the Co-Borrower’s intent to transfer any Mortgaged Vessel to any other Subsidiary Guarantor (a “Permitted Vessel Transfer”); and, as conditions precedent to any Permitted Vessel Transfer, the Subsidiary Guarantor or the Co-Borrower shall promptly grant to the Collateral Agent a security interest in and deliver an acceptable vessel mortgage together with any deed of covenants, vessel mortgage, earnings assignments, insurance assignments, and other customary related supplementary documentation, which vessel mortgage together with any such supplementary documentation shall constitute a valid and enforceable perfected first priority Lien subject only to Permitted Liens. Such vessel mortgage and supplementary documentation shall be duly registered, filed or recorded, as appropriate, in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to such vessel mortgage and supplementary documentation and all taxes, fees and other charges payable in connection therewith shall be paid by the Subsidiary Guarantor or the Co-Borrower in full. Such Subsidiary Guarantor or the Co-Borrower shall otherwise take such other actions and execute and/or deliver to the Collateral Agent such other documents as the Collateral Agent shall require in its reasonable discretion to confirm the validity, perfection and priority of the Lien of any new vessel mortgage and any related supplementary documentation (including an opinion from local counsel reasonably acceptable to the Collateral Agent, which opinion is in form and substance reasonably satisfactory to the Collateral Agent in respect of such vessel mortgage and any related supplementary documentation).

(h)               (i) Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s or Material Subsidiary’s legal name, (B) in any Loan Party’s or Material Subsidiary’s identity or organizational structure, (C) in any Loan Party’s or Material Subsidiary’s organizational identification number or (D) in any Loan Party’s “location” within the meaning of Section 9-307 of the Uniform Commercial Code; provided that no Loan Party shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or other applicable law that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties with the priority intended under the Collateral and Guarantee Requirement and (ii) promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(i)                 Subject to this Section 5.10, with respect to any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, promptly (and in any event within 30 days after the acquisition thereof or such longer period as the Administrative Agent shall agree in its reasonable discretion) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) use commercially reasonable efforts to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with requirements of applicable law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent. The Borrowers shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties.

(j)                 The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied with respect to (i) any Equity Interests owned or acquired after the Closing Date (other than, in the case of any person which is a Subsidiary of a Subsidiary Guarantor or the Co-Borrower, Equity Interests in such person issued or acquired after such person became a Subsidiary) in accordance with this Agreement if, and to the extent that, and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) with respect to contractual obligations, such obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in connection with the acquisition of such Subsidiary, (ii) any assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate an enforceable contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness permitted pursuant to Section 6.01(i) or 6.01(r) (if of the type permitted by Section 6.01(i)) that is secured by a Permitted Lien); provided, that, upon the reasonable request of the Collateral Agent, the Company shall, and shall cause any applicable Subsidiary to, use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clauses (i) and (ii) above, or (iii) any Subsidiary or asset with respect to which the Administrative Agent determines in writing in its reasonable discretion that the cost of the satisfaction of the Collateral and Guarantee Requirement or the provisions of this Section 5.10 or of any Security Document with respect thereto is excessive in relation to the value of the security afforded thereby.

(k)               Notwithstanding anything to the contrary in this Agreement or any other Loan Document, neither the Borrowers nor any of their Subsidiaries shall be required to enter into any Control Agreement.

Section 5.11.             Rating. Exercise commercially reasonable efforts to maintain ratings on the Term Facilities and public corporate ratings for the Company or Holdings from each of Moody’s and S&P.

Section 5.12.             Annual Insurance Report. On or as of the Acquisition Closing Date and thereafter on such other dates as the Collateral Agent may require (but not more than once per fiscal year of the Company), a written report addressed to the Collateral Agent and the Secured Parties with respect to the insurances carried and maintained on the Mortgaged Vessels signed by an Approved Insurance Evaluator; provided that only the reasonable expenses of such Approved Insurance Evaluator are required to be reimbursed by the Borrowers hereunder.

Section 5.13.             Approval and Authorization.

(a)               The Lenders hereby approve the forms of ~~the~~each First Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement, each Subsidiary Guarantor Pledge Agreement and the Collateral Agreement and authorize the Administrative Agent and the Collateral Agent (i) to enter into the same on their behalf (in the case of the First Lien Intercreditor ~~Agreement~~Agreements and the Second Lien Intercreditor Agreement, with such changes thereto as may be reasonably acceptable to the Collateral Agent) and (ii) to perform their duties and obligations and to exercise their rights and remedies thereunder. The Lenders authorize the Administrative Agent and the Collateral Agent to, and the Administrative Agent and the Collateral Agent may (in their respective sole discretion or shall, to the extent required by any Loan Document) enter into and deliver to the Company any amendments to or modifications of any Security Document as contemplated by the last sentence of this Section 5.13(a) in form and substance reasonably acceptable to the Administrative Agent and Collateral Agent. The Lenders acknowledge that the Collateral Agent will be acting as collateral agent for the holders of the Obligations ~~and the~~(which may include holders of certain Senior Secured Notes ~~Obligations~~) under the Security Documents, in each case, on the terms provided for therein and in the First Lien Intercreditor ~~Agreement~~Agreements and/or the Second Lien Intercreditor Agreement. Without the consent of any Arranger, Lender or Issuing Bank, the Loan Parties and the Administrative Agent and/or Collateral Agent, as applicable, may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or modification of any Security Document, any First Lien Intercreditor Agreement or Second Lien Intercreditor Agreement, to secure Pari Passu Senior Secured Notes, add other parties (or the authorized agent thereof) holding Pari Passu Senior Secured Notes or to establish that the Liens on any Collateral securing such Pari Passu Senior Secured Notes shall be pari passu under a First Lien Intercreditor Agreement with the Liens on such Collateral securing the Loan Document Obligations, in each case, on the terms provided for in the Security Agreement and/or the First Lien Intercreditor Agreements and so long as such Pari Passu Secured Notes are permitted to be incurred and so secured hereunder and each agreement governing any other then existing Pari Passu Secured Notes.

(b)               No later than 90 days following each incurrence of Pari Passu Senior Secured Notes that has been designated as “Senior Secured Note Obligations” pursuant to and in accordance with the Collateral Agreement, the Company shall deliver, or cause to be delivered, amendments to each Vessel Mortgage to which a Loan Party is then party (except to the extent the Administrative Agent determines in its sole discretion such amendment is not required) for purposes of providing the benefit of such security interest of such Vessel Mortgage for the benefit of the holders of such Pari Passu Senior Secured Notes on substantially the same basis as is provided under the applicable Vessel Mortgage (and with such amendments, modifications or other changes as are reasonably acceptable to the Collateral Agent and the Company).

Section 5.14.             Concerning the Mortgaged Vessels.

(a)               At all times operate each Mortgaged Vessel in compliance in all respects with all applicable governmental rules, regulations and requirements pertaining to such Mortgaged Vessel and in compliance in all respects with all rules, regulations and requirements of the applicable Classification Society and in compliance with all requirements of any applicable Vessel Mortgage and, if applicable, Deed of Covenants, except, in each case with respect to this Section 5.14(a), to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company shall cause each Subsidiary Guarantor and the Co-Borrower to keep each Mortgaged Vessel registered under the laws of a Permitted Flag Jurisdiction and furnish to the Administrative Agent copies of all renewals and extensions of such registration.

(b)               Maintain each Mortgaged Vessel classed in the highest available class with a Classification Society, free of any overdue recommendations or exceptions of any kind that affect such Mortgaged Vessel’s classification and rating by such Classification Society, except, in each case with respect to this Section 5.14(b), to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. Upon request (it being understood that the Administrative Agent shall not make more than one such request during any fiscal year of the Company), the Company shall furnish to the Administrative Agent and the Lenders a confirmation of class certificate issued by the respective Classification Society for each of the Mortgaged Vessels.

(c)               Maintain a true copy of the relevant Vessel Mortgage, together with a notice thereof, aboard each of the Mortgaged Vessels.

Section 5.15.             Compliance with Maritime Conventions. Obtain and maintain all necessary ISM Code Documentation in connection with the Mortgaged Vessels, and be in compliance in all material respects with the ISM Code, except, in each case with respect to this Section 5.15, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.16.             Valuations. Ensure that, for each fiscal year beginning with the fiscal year commencing January 1, 2015, the Company shall obtain one or (at the request of the Administrative Agent) more Valuations of each Mortgaged Vessel, in each case at the Company’s sole cost and expense (except that, with respect to each Mortgaged Vessel, any Valuation in a calendar year requested by the Administrative Agent, shall be at the Lenders’ expense, unless an Event of Default has occurred and is continuing) and from one of the Approved Brokers, as selected by the Company; provided that unless an Event of Default has occurred and is continuing, no more than two Valuations of any Mortgaged Vessel shall be so required to be obtained during any fiscal year of the Company. The Company shall deliver (or cause to be delivered) a copy of any such Valuation (a “First Valuation”) to the Administrative Agent (for distribution to the Lenders). Notwithstanding anything to the contrary, the Company, at its own option and without any instruction from the Administrative Agent may obtain a First Valuation from time to time and deliver same to the Administrative Agent (for distribution to the Lenders). In the event the Company is not satisfied with the results of any First Valuation, then the Company will have 30 days after the Company’s receipt of such First Valuation during which to obtain, at its option and at its sole cost and expense, an additional Valuation (a “Second Valuation”) from one of the Approved Brokers, as selected by the Company. The Company shall deliver (or cause to be delivered) a copy of any such Second Valuation to the Administrative Agent (for distribution to the Lenders) promptly after the Company’s receipt thereof. If any such Second Valuation is obtained and the results thereof indicate a value for the subject Mortgaged Vessel of at least 110% of the value indicated in the First Valuation, then the Company will have 30 days after the receipt of such Second Valuation from the relevant Approved Broker during which to obtain, at its option and at its sole cost and expense, a further additional Valuation (a “Third Valuation”) from one of the Approved Brokers, as selected by the Company. The average value of any First Valuation, Second Valuation (to the extent obtained as provided above) and Third Valuation (to the extent obtained as provided above) of any Mortgaged Vessel shall constitute the Valuation of such Mortgaged Vessel for all purposes under the Loan Documents until any subsequent Valuation of such Mortgaged Vessel is obtained in accordance with this Section 5.16.

Section 5.17.             Poseidon Principles. The Borrowers shall, upon the request of the Administrative Agent and at the cost of the Borrowers, on or before July 31st in each calendar year, use commercially reasonable efforts to supply or procure the supply to the Administrative Agent all material information necessary in order for the Lenders to comply with their obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Vessels for the preceding calendar year provided always that no Lender shall publicly disclose such information with the identity of the Mortgaged Vessel without the prior written consent of the Company. For the avoidance of doubt, such information shall be confidential information for the purposes of Section 10.16 but the Borrowers acknowledge that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the Lenders' portfolio climate alignment.

Article VI

Negative Covenants

The Company covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Company will not, and will not permit any of the Material Subsidiaries (or, during a Covenant Relief Period, any of its Restricted Subsidiaries) to:

Section 6.01.             Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)               Indebtedness of the Company or any Subsidiary existing on the Amendment No. 1 Effective Date (provided that any such Indebtedness in excess of $10,000,000 shall be set forth on Schedule 6.01) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Company or any Subsidiary);

(b)               Indebtedness created hereunder and under the other Loan Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(c)               Indebtedness of the Company or any Subsidiary pursuant to Swap Agreements permitted by Section 6.10;

(d)               Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Company or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business; provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e)               Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that (i) Indebtedness of any Subsidiary that is not a Subsidiary Guarantor or the Co-Borrower owing to the Loan Parties shall be subject to Section 6.04(a) and (ii) Indebtedness of the Company to any Subsidiary and Indebtedness of any Subsidiary Guarantor or the Co-Borrower to any Subsidiary that is not a Subsidiary Guarantor or the Co-Borrower shall be made expressly subject to a note containing subordination provisions reasonably satisfactory to the Company and the Administrative Agent;

(f)                (i) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and (ii) ordinary course Guarantees and any related credit support or suretyship arrangements so long as the same do not constitute Indebtedness for borrowed money or a Guarantee thereof;

(g)               Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that (i) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of notification to the obligor by such bank or other financial institution of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(h)               (i) Indebtedness of a Subsidiary acquired after the Closing Date or a person merged into or consolidated with the Company or any Subsidiary after the Closing Date and Indebtedness assumed or incurred in connection with such acquisition, merger or consolidation and where such acquisition, merger or consolidation is permitted by this Agreement provided that the aggregate amount of such Indebtedness (together with the aggregate amount of Indebtedness outstanding pursuant to this paragraph (h) and paragraph (i) of this Section 6.01 and the Remaining Present Value of outstanding leases permitted under Section 6.03 would not exceed (x) the greater of $300,000,000 and 5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such acquisition, merger or consolidation, such assumption or such incurrence, as applicable for which financial statements have been delivered pursuant to Section 5.04 plus (y) an amount of Indebtedness for which, after giving effect to such issuance, incurrence or assumption, the Company would be in Ratio Compliance; provided, further (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) immediately after giving effect to such acquisition, merger or consolidation, the assumption and incurrence of any Indebtedness and any related transactions, the Company shall be in Pro Forma Compliance and (C) to the extent such Indebtedness is incurred in contemplation of such acquisition, merger or consolidation, it shall constitute Permitted Additional Debt; and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness.

(i)                 Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by the Company or any Subsidiary prior to or within 270 days after the acquisition, lease or improvement of the respective asset permitted under this Agreement in order to finance such acquisition or improvement, and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, of such Indebtedness (together with the aggregate principal amount of Indebtedness outstanding pursuant to this paragraph (i) and paragraph (h) of this Section 6.01 and the Remaining Present Value of outstanding leases permitted under Section 6.03 would not exceed (x) the greater of $150,000,000 and 2.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04 plus (y) any additional amounts, so long as after giving effect to the issuance or incurrence of such Indebtedness the Company is in Ratio Compliance;

(j)                 Capital Lease Obligations incurred by the Company or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03;

(k)               the December 2020 Notes and other Indebtedness of the Company or any Subsidiary, in an aggregate principal amount pursuant to this clause (k) that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of $530,000,000 and 5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(l)                 Indebtedness of the Company pursuant to (i) the Senior Unsecured Notes Documents in an aggregate principal amount not in excess of $700,000,000, and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(m)             Guarantees (i) by any Subsidiary Guarantor or the Co-Borrower of the Indebtedness of the Company described in paragraph (l) of this Section 6.01, (ii) by any Borrower or any Subsidiary Guarantor of any Indebtedness of any Subsidiary Guarantor or the Co-Borrower permitted to be incurred under this Agreement, (iii) by any Borrower or any Subsidiary Guarantor of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Guarantor or the Co-Borrower to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)), (iv) by any Subsidiary that is not a Subsidiary Guarantor or the Co-Borrower of any Indebtedness of any other Subsidiary or any Loan Party permitted to be incurred under this Agreement; provided that Guarantees by any Loan Party or Subsidiary under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations to the same extent as such underlying Indebtedness is subordinated;

(n)               Indebtedness arising from agreements of the Company or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with any Permitted Business Acquisition or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(o)               Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations (other than obligations in respect of other Indebtedness) in the ordinary course of business;

(p)               Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(q)               Indebtedness consisting of (i) the financing of insurance premiums, or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r)                Indebtedness consisting of Permitted Ratio Debt (i) so long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (y) (A) immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Loan-to-Value Ratio on a Pro Forma Basis is equal to or less than 0.5 to 1.0, or (B) immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Fixed Charge Coverage Ratio on a Pro Forma Basis at least 2.0 to 1.0, and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(s)                Indebtedness of Subsidiaries that are not Subsidiary Guarantors or the Co-Borrower in an aggregate amount not to exceed the greater of $150,000,000 and 2.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04;

(t)                 unsecured Indebtedness in respect of obligations of the Company or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Swap Agreements;

(u)               Indebtedness representing deferred compensation to employees of the Company or any Subsidiary incurred in the ordinary course of business;

(v)               Indebtedness consisting of Prestige Newbuild Debt;

(w)             Indebtedness of any New Vessel Subsidiary under a New Vessel Financing (in an initial aggregate principal amount not to exceed 90% of the purchase price (as adjusted from time to time to give effect to any change orders or other modifications) of the purchased Vessel and 100% of any related export credit insurance premium) and Guarantees thereof by the Company;

(x)               Indebtedness of the Company and the Subsidiaries incurred under lines of credit or overdraft facilities (including, but not limited to, intraday, ACH and purchasing card/T&E services) extended by one or more financial institutions reasonably acceptable to the Administrative Agent or one or more of the Lenders and (in each case) established for the Company’s and the Subsidiaries’ ordinary course of operations (such Indebtedness, the “Overdraft Line”), which Indebtedness may be secured as, but only to the extent, provided in Section 6.02(a) and in the Security Documents (it being understood, however, that for a period of 30 consecutive days during each fiscal year of the Company the outstanding principal amount of Indebtedness under the Overdraft Line shall not exceed the greater of $25,000,000 and 0.25% of Consolidated Total Assets);

(y)               intercompany Indebtedness in connection with any Permitted Vessel Transfer;

(z)               the Senior Secured Notes and Permitted Refinancing Indebtedness in respect thereof (in the case of such Permitted Refinancing Indebtedness, so long as all the requirements of the definition of the term “Senior Secured Notes” other than the requirement in clause (b) thereof are met);

(aa)            (i) Indebtedness in the form of notes meeting all the requirements of the definition of the term “Senior Secured Notes,” other than clause (b) of the definition of such term, in an aggregate principal amount outstanding as of the Amendment No. 1 Effective Date, (ii) except during a Covenant Relief Period, Indebtedness in the form of notes meeting all the requirements of the definition of the term “Senior Secured Notes,” other than clause (b) of the definition of such term, in an aggregate principal amount not to exceed, when combined with the aggregate principal amount of Indebtedness under clause (i) above, the Incremental Amount, and (iii) any Permitted Refinancing Indebtedness in respect of the Indebtedness under clauses (i) and (ii) above;

(bb)           Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures not in excess of the greater of $150,000,000 and 2.5% of Consolidated Total Assets as of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04;

(cc)            Indebtedness in respect of (x) the Jewel Loan and the Pride Loan, in each case, that is outstanding on the Amendment No. 1 Effective Date ~~and~~, (y) so long as no Indebtedness is outstanding pursuant to the foregoing subclause (x) after giving effect to any incurrence of Indebtedness under this subclause (y) and the use of proceeds thereof, Permitted Additional Debt of up to $~~2,525,000,000~~4,025,000,000; provided that (i) such Indebtedness may not be secured by the Collateral ~~and~~, (ii) ~~no more than~~up to $~~450 million of such~~1,000,000,000 of Indebtedness incurred in reliance on this subclause (y) under any Liquidity Facility may be secured by assets of the ~~Borrower~~Company and its Subsidiaries that are not Collateral~~; and~~ and (iii) up to $500,000,000 of any additional Indebtedness incurred in reliance on this subclause (y) may be secured by assets of the Company and its Subsidiaries that are not Collateral and (z) any Permitted Refinancing Indebtedness in respect of the Indebtedness under clause (y) above; and

(dd)           all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (cc) above.

For purposes of determining compliance with this Section 6.01, (x) the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing and (y) (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (dd) (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Incremental Amount”) but may be permitted in part under any combination thereof, (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (dd) (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Incremental Amount”), the Company may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and at the time of incurrence, division, classification or reclassification will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided, that all Indebtedness under this Agreement that is outstanding on the Restatement Effective Date shall at all times be deemed to have been incurred pursuant to clause (b) of this Section 6.01 and (C) in connection with (1) the incurrence of revolving loan Indebtedness under this Section 6.01 or (2) any commitment relating to the incurrence of Indebtedness under this Section 6.01 and the granting of any Lien to secure such Indebtedness, the Company or applicable Subsidiary may designate the incurrence of such Indebtedness and the granting of such Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment (such date, the “Deemed Date”), and from and after the Deemed Date such Indebtedness shall be deemed to be outstanding for purposes of this Section 6.01 and 6.02 so long as the commitments with respect to such Indebtedness remain in effect and any related subsequent actual incurrence and the granting of such Lien therefor will be deemed for purposes of this Section 6.01 and Section 6.02 of this Agreement to have been incurred or granted on such Deemed Date.

With respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

Section 6.02.             Liens. Create, incur, assume or permit to exist any Lien upon any Collateral (other than Liens in favor of a Borrower or a Subsidiary Guarantor), whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”):

(a)               any Lien created under the Loan Documents or permitted in respect of any Mortgaged Vessel by the terms of the applicable Vessel Mortgage;

(b)               Liens on Collateral existing on the Closing Date and set forth on Schedule 6.02(b) and any modifications, replacements, renewals or extensions thereof;

(c)               Liens ranking junior to the Liens on the Collateral securing the Obligations; provided that (i) the Loan-to-Value Ratio on a Pro Forma Basis will be equal to or less than 0.5 to 1.0 and (ii) at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(d)               (1) Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens and Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods; in each case arising in the ordinary course of business and securing obligations which do not in the aggregate materially detract from the value of the Collateral and do not materially impact the use thereof in the operation of the business of the Company or the applicable Material Subsidiary or that are being contested in good faith by appropriate proceedings; and with respect to the Mortgaged Vessels: (i) Liens fully covered (in excess of deductibles required or permitted by Section 5.02) by valid policies of insurance meeting the requirements of the Deeds of Covenant, (ii) Liens for master’s and crew’s wages on, if not yet due and payable, and (iii) other maritime liens arising in the ordinary course of business in an amount not to exceed the greater of (x) $100,000,000 and 1% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04 and (2) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(e)               (1) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03; (2) Liens in respect of Indebtedness permitted by (a) Section 6.01(f) (to the extent such obligations are in respect of trade-related letters of credit and bankers’ acceptances and cover the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof), (b) Section 6.01(i) (provided, that in the case of any Lien in respect of Section 6.01(i), (x) that such Liens do not apply to any property or assets other than the property or assets being acquired or improved or (y) that immediately after giving effect to any such Lien and the incurrence of any Indebtedness incurred at the time such Lien is created, incurred or permitted to exist, the Company is in Ratio Compliance and at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom) and (c) Section 6.01(z) (provided, for the avoidance of doubt that the Net Proceeds of such Indebtedness (other than Permitted Refinancing Indebtedness), shall be applied to prepay Term Loans or Revolving Facility Loans as provided in clause (b) of the definition of “Senior Secured Notes”) and/or Section 6.01(aa); (3) Liens on not more than the greater of (x) $25,000,000 and (y) 0.375% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04 of deposits securing Swap Agreements permitted to be incurred under Section 6.10; and (4) Liens securing judgments that do not constitute an Event of Default under Section 8.01(j); and

(f)                (1) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations (other than obligations under ERISA), credit card processing arrangements, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business; and (2) leases or subleases, licenses or sublicenses, granted to others in the ordinary course of business not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole.

Section 6.03.             Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided, that a Sale and Lease-Back Transaction shall be permitted if at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease, together with Indebtedness outstanding pursuant to Section 6.01(h) and (i) and the Remaining Present Value of outstanding leases previously entered into under this Section 6.03, would not exceed the greater of $250,000,000 and 4% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date the lease was entered into for which financial statements have been delivered pursuant to Section 5.04.

Section 6.04.             Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

(a)               (i) Investments by the Company or any Subsidiary in the Equity Interests of the Company or any Subsidiary; (ii) intercompany loans from the Company or any Subsidiary to the Company or any Subsidiary; and (iii) Guarantees by any Borrower or any Subsidiary Guarantor of Indebtedness otherwise expressly permitted hereunder of the Company or any Subsidiary; provided, that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) made after the Closing Date by the Loan Parties pursuant to clause (i) in Subsidiaries that are not Loan Parties, plus (B) net intercompany loans made after the Closing Date to Subsidiaries that are not Loan Parties pursuant to clause (ii), plus (C) Guarantees of Indebtedness after the Closing Date of Subsidiaries that are not Loan Parties pursuant to clause (iii), shall not exceed an aggregate net amount equal to (x) the greater of (1) $300,000,000 and (2) 5% of Consolidated Total Assets (plus any return of capital actually received by the respective investors in respect of Investments theretofore made by them that reduced the amount available pursuant to this proviso); plus (y) the portion, if any, of the Cumulative Credit on the date of such election that the Company elects to apply to this Section 6.04(a)(y), such election to be specified in a written notice of a Responsible Officer of the Company calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided further, that the limitations in this paragraph shall not apply to any Investment entered into at a time when the Company is in Ratio Compliance; provided, still further, that intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and the Subsidiaries shall not be included in calculating the limitation in this paragraph at any time;

(b)               Permitted Investments and Investments that were Permitted Investments when made;

(c)               Investments arising out of the receipt by the Company or any Subsidiary of non-cash consideration for the sale of assets permitted under Section 6.05;

(d)               loans and advances to current and former officers, directors, employees or consultants of the Company or any Subsidiary (i) in the ordinary course of business not to exceed the greater of (x) $25,000,000 and (y) 0.375% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof), (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of a Parent Entity solely to the extent that the amount of such loans and advances shall be contributed to the Company in cash as common equity;

(e)               accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(f)                Swap Agreements permitted pursuant to Section 6.10;

(g)               Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.04 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (g) is not increased at any time above the amount of such Investment existing on the Closing Date;

(h)               Investments resulting from pledges and deposits under Section 6.02(f);

(i)                 other Investments by the Company or any Subsidiary in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed (1) the greater of $300,000,000 and 5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 plus (2) the portion, if any, of the Cumulative Credit on the date of such election that the Company elects to apply to this Section 6.04(i)(2), such election to be specified in a written notice of a Responsible Officer of the Company calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided further, that the limitations in this paragraph shall not apply to any Investment entered into if, immediately after giving effect thereto, on a Pro Forma Basis, (i) either (A) the Loan-to-Value Ratio is equal to or less than 0.5 to 1.0 or (B) the Fixed Charge Coverage Ratio is at least 2.0 to 1.0 and (ii) the Company is in Pro Forma Compliance;

(j)                 Investments constituting Permitted Business Acquisitions;

(k)               intercompany loans permitted by Section 6.01(e);

(l)                 Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Company as a result of a foreclosure by the Company or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(m)             Investments of a Subsidiary acquired after the Closing Date or of a person merged into any Loan Party or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent permitted under this Section 6.04, (ii) in the case of any acquisition, merger or consolidation, in accordance with Section 6.05, and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(n)               acquisitions by the Company or any Subsidiary of obligations of one or more officers or other employees of any Loan Party or any Subsidiary in connection with such officer’s or employee’s acquisition of Equity Interests of the Company or any Parent Entity, so long as no cash is actually advanced by any Loan Party or any Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(o)               Guarantees by the Company or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any Subsidiary in the ordinary course of business;

(p)               Investments to the extent that payment for such Investments is made with Equity Interests of any Parent Entity;

(q)               Investments in the Equity Interests of one or more newly formed persons that are received in consideration of the contribution by the Company or the applicable Subsidiary of assets (including Equity Interests and cash) to such person or persons; provided, that (i) the fair market value of such assets, determined on an arm’s-length basis, so contributed pursuant to this paragraph (q) shall not in the aggregate exceed the greater of (x) $25,000,000 and (y) and 0.375% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 and (ii) in respect of each such contribution, a Responsible Officer of the Company shall certify, in a form to be agreed upon by the Company and the Administrative Agent (x) after giving effect to such contribution, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) the fair market value of the assets so contributed and (z) that the requirements of clause (i) of this proviso remain satisfied;

(r)                Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;

(s)                Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(t)                 Investments in Subsidiaries that are not Loan Parties not to exceed the greater of (x) $100,000,000 and (y) 1% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 in the aggregate, as valued at the fair market value of such Investment at the time such Investment is made;

(u)               Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to this Section 6.04);

(v)               advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Company or such Subsidiary;

(w)             Investments by Company and its Subsidiaries, including loans to any direct or indirect parent of the Company, if the Company or any other Subsidiary would otherwise be permitted to make a dividend or distribution in such amount (provided that the amount of any such Investment shall also be deemed to be a distribution under the appropriate clause of Section 6.06 for all purposes of this Agreement);

(x)               Investments if after giving effect to such Investments, the Total Leverage Ratio is equal to or less than 3.30 to 1.00;

(y)               Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;

(z)               Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business;

(aa)            Investments received substantially contemporaneously in exchange for Equity Interests of the Company; provided that such Investments are not included in any determination of the Cumulative Credit;

(bb)           Investments in joint ventures in an aggregate amount not to exceed the greater of $150,000,000 and 2.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04;

(cc)            Permitted Vessel Transfers;

(dd)           Investments in New Vessel Subsidiaries; and

(ee)            Investments in a Similar Business in an aggregate amount (valued at the time of making thereof, and without giving effect to any write downs or any write offs thereof) not to exceed (x) the greater of $300,000,000 and 5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this paragraph (ee) plus (y) the Cumulative Credit; provided that if any Investment pursuant to this paragraph (ee) is made in any person that is not a Subsidiary of the Company at the date of the making of such Investment and such person becomes a Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to paragraph (a) above and shall cease to have been made pursuant to this paragraph (ee) for so long as such person continues to be a Subsidiary of the Company;

The amount of Investments that may be made at any time pursuant to Section 6.04(a) or (j) (such Sections, the “Related Sections”) may, at the election of the Company, be increased by the amount of Investments that could be made at such time under the other Related Section; provided that the amount of each such increase in respect of one Related Section shall be treated as having been used under the other Related Section.

Section 6.05.             Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions, including effected pursuant to a Delaware LLC Division) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of the Company or any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section shall not prohibit:

(a)               (i) any disposal by the Company or any Subsidiary of an asset or other property in the ordinary course of the Company’s or Subsidiary’s business, (ii) any acquisition (in one or a series of transactions) by any Loan Party or Subsidiary of all or any substantial part of the assets or other property of any other person, so long as such acquisition is in the ordinary course of such Loan Party’s or Subsidiary’s business, or (iii) the sale of Permitted Investments by any Loan Party or Subsidiary, so long as such sale is in the ordinary course of such Loan Party’s or Subsidiary’s business;

(b)               if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger of any Subsidiary (other than the Co-Borrower) into a Borrower in a transaction in which such Borrower is the survivor, (ii) the merger or consolidation of any Subsidiary (other than the Co-Borrower) into or with any Subsidiary Guarantor in a transaction in which the surviving or resulting entity is a Subsidiary Guarantor, and, in the case of each of clauses (i) and (ii), no person other than a Borrower or a Subsidiary Guarantor receives any consideration, (iii) the merger or consolidation of any Subsidiary (other than the Co-Borrower) that is not a Subsidiary Guarantor into or with any other Subsidiary that is not a Subsidiary Guarantor, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary (other than a Borrower) if the Company determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Company and is not materially disadvantageous to Lenders, (v) any disposition to effect the formation of any Subsidiary that is a Delaware Divided LLC and would otherwise not be prohibited hereunder; provided that any disposition or other allocation of any assets (including any equity interests of such Delaware Divided LLC) in connection therewith is otherwise permitted hereunder or (vi) any Subsidiary (other than the Co-Borrower) may merge with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary, which shall be a Loan Party if the merging Subsidiary was a Loan Party and which together with each of their Subsidiaries shall have complied with the requirements of Section 5.10;

(c)               sales, transfers, leases or other dispositions to any Loan Party or by any Subsidiary that is not a Subsidiary Guarantor or the Co-Borrower to any other Subsidiary, including without limitation, a Permitted Vessel Transfer;

(d)               Sale and Lease-Back Transactions permitted by Section 6.03;

(e)               Investments permitted by Section 6.04, Permitted Liens, and dividends, distributions and other payments permitted by Section 6.06;

(f)                the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g)               sales, transfers, leases or other dispositions of assets not otherwise permitted by this Section 6.05 (or required to be included in this clause (g) pursuant to Section 6.05(c)); provided, that the Net Proceeds thereof are applied in accordance with Section 2.11(b);

(h)               Permitted Business Acquisitions (including any merger or consolidation in order to effect a Permitted Business Acquisition); provided, that following any such merger or consolidation involving a Borrower, such Borrower is the surviving corporation;

(i)                 leases, charters or licenses (on a non-exclusive basis with respect to intellectual property), or subleases or sublicenses (on a non-exclusive basis with respect to intellectual property), of any property in the ordinary course of business;

(j)                 sales, leases or other dispositions of inventory of the Company or any Subsidiary determined by the management of the Company to be no longer useful or necessary in the operation of the business of any Loan Party or Subsidiary; provided that the Net Proceeds thereof are applied in accordance with Section 2.11(b);

(k)               acquisitions and purchases made with the proceeds of any Asset Sale pursuant to the first proviso of paragraph (a) of the definition of “Net Proceeds”;

(l)                 [reserved];

(m)             any exchange of assets for services and/or other assets of comparable or greater value; provided that (i) at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) in the event of an exchange with a fair market value in excess of the greater of (x) $100,000,000 and (y) 1% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such exchange for which financial statements have been delivered pursuant to Section 5.04, the Administrative Agent shall have received a certificate from a Responsible Officer of the Company with respect to such fair market value and (iii) in the event of an exchange with a fair market value in excess of the greater of (x) $100,000,000 and (y) 1% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such exchange for which financial statements have been delivered pursuant to Section 5.04, such exchange shall have been approved by at least a majority of the board of directors of the Company; provided, further, that (A) the aggregate gross consideration (including exchange assets, other non-cash consideration and cash proceeds) of any or all assets exchanged in reliance upon this paragraph (m) shall not exceed, in any fiscal year of the Company, the greater of $300,000,000 and 5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04, (B) no Default or Event of Default exists or would result therefrom, (C) with respect to any such exchange with aggregate gross consideration in excess of the greater of (x) $100,000,000 and (y) 1% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such exchange for which financial statements have been delivered pursuant to Section 5.04, immediately after giving effect thereto, the Company shall be in Pro Forma Compliance, and (D) the Net Proceeds, if any, thereof are applied in accordance with Section 2.11(b);

(n)               any disposition of any assets owned by any New Vessel Subsidiary or of any Vessel that is not a Mortgaged Vessel; and

(o)               disposals of cash raised or borrowed for the purposes for which such cash was raised or borrowed.

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than sales, transfers, leases or other dispositions to Loan Parties pursuant to paragraph (c) hereof) unless such disposition is for fair market value, (ii) no sale, transfer or other disposition of assets shall be permitted by paragraph (a) or (d) of this Section 6.05 unless such disposition is for at least 75% cash consideration and (iii) no sale, transfer or other disposition of assets shall be permitted by paragraph (g) of this Section 6.05 unless such disposition is for at least 75% cash consideration; provided that the provisions of clause (ii) or (iii) shall not apply to any individual transaction or series of related transactions involving assets with a fair market value of less than $25,000,000 or to other transactions involving assets with a fair market value of not more than the greater of $300,000,000 and 5% of Consolidated Total Assets in the aggregate for all such transactions during the term of this Agreement; provided, further, that for purposes of clause (iii), (a) the amount of any secured Indebtedness of the Company or any Subsidiary or other Indebtedness of a Subsidiary that is not a Loan Party (as shown on the Company’s or such Subsidiary’s most recent balance sheet or in the notes thereto) that is assumed by the transferee of any such assets shall be deemed to be cash, (b) any notes or other obligations or other securities or assets received by the Company or such Subsidiary from the transferee that are converted by the Company or such Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received) shall be deemed to be cash and (c) any Designated Non-Cash Consideration received by the Company or any of its Subsidiaries having an aggregate fair market value (as determined in good faith by the Company), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $125,000,000 million and 1% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of receipt of such Designated Non-Cash Consideration for which financial statements have been delivered pursuant to Section 5.04 (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash.

Section 6.06.             Dividends and Distributions. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such equity); provided, however, that:

(a)               any Subsidiary of the Company may declare and pay dividends to, repurchase its Equity Interests from or make other distributions to the Company or to any Wholly Owned Subsidiary of the Company (or, in the case of non-Wholly Owned Subsidiaries, to the Company or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Company or such Subsidiary) based on their relative ownership interests so long as any repurchase of its Equity Interests from a person that is not the Company or a Subsidiary is permitted under Section 6.04);

(b)               the Company may declare and pay dividends or make other distributions (directly or indirectly) (i) to any Parent Entity in respect of (A) overhead, legal, accounting, consulting and other professional fees and expenses of any Parent Entity, (B) fees and expenses related to any public offering or private placement of Equity Interests of any Parent Entity whether or not consummated, (C) franchise or similar Taxes and other fees and expenses in connection with the maintenance of its existence and its direct or indirect (or any Parent Entity’s direct or indirect) ownership of the Company, (D) payments permitted by Section 6.07(b) (except to the extent expressly subject to this Section 6.06), and (E) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any Parent Entity, in each case in order to permit any Parent Entity to make such payments; provided that in the case of clauses (A) and (B), the amount of such dividends and distributions shall not exceed the portion of any amounts referred to in such clauses (A) and (B) that are allocable to the Company and its Subsidiaries (which shall be 100% for so long as such Parent Entity, as the case may be, beneficially owns no assets other than the Equity Interests in the Company); (ii) with respect to any taxable period for which the Company is or has been a partnership or disregarded entity for U.S. federal income tax purposes, to any person that (directly or indirectly) held Equity Interests of the Company during such taxable period (a) to the extent such tax distributions are permitted under (I) the Amended and Restated United States Tax Agreement for NCL Corporation Ltd., dated January 24, 2013 or the Amended and Restated Profits Sharing Agreement for NCL Corporation Ltd., dated January 22, 2013, each as in effect on the Closing Date, (collectively, the “Tax Agreements”) or (II) any amended version of the Tax Agreements to the extent such amendments are not materially adverse to the Lenders (collectively, the “Amended Tax Agreements”) and (b) to the extent not otherwise permitted under clause (a), tax distributions in respect of audit adjustments resulting from audits of the Company and/or its Subsidiaries commencing after the Closing Date, determined in a manner consistent with and subject to the limitations set forth in the Tax Agreements and the Amended Tax Agreements; and (iii) with respect to any taxable period for which the Company and any Parent Entity files an affiliated, consolidated, combined or unitary tax return in any relevant jurisdiction, distributions to such Parent Entity in amount not to exceed the amount of any Taxes in such jurisdiction that the Company and/or its Subsidiaries, as applicable, would have paid for such taxable period had the Company and/or its Subsidiaries, as applicable, been stand-alone taxpayers in such jurisdiction (less any portion of such amounts directly payable by the Company and/or its Subsidiaries); provided, that distributions in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to Company or any of its Restricted Subsidiaries for such purpose.

(c)               the Company may declare and pay dividends or make other distributions (directly or indirectly) the proceeds of which are used to purchase or redeem the Equity Interests of any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of the Company or any of the Subsidiaries or by any Plan upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any fiscal year the greater of $150,000,000 and 1% of Consolidated Total Assets (plus the amount of net proceeds contributed to the Company that were (x) received by any Parent Entity during such calendar year from sales of Equity Interests of any Parent Entity to directors, consultants, officers or employees of any Parent Entity, the Company or any Subsidiary in connection with permitted employee compensation and incentive arrangements and (y) of any key man life insurance policies received during such calendar year), which, if not used in any year, may be carried forward to any subsequent calendar year;

(d)               any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and

(e)               the Company may pay dividends (directly or indirectly) to its equity holders in an aggregate amount equal to the portion, if any, of the Cumulative Credit on such date that the Company elects to apply to this (e), such election to be specified in a written notice of a Responsible Officer of the Company calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, that no Default or Event of Default has occurred and is continuing or would result therefrom and, after giving effect thereto, that the Company shall be in Pro Forma Compliance;

(f)                the Company may pay dividends or distributions to allow any Parent Entity to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(g)               the Company may pay dividends and make distributions to, or repurchase or redeem shares from, its equity holders in an amount no greater than 6.0% per annum of Market Capitalization;

(h)               the Company may declare and pay dividends or make other distributions (directly or indirectly) to its equity holders if after giving effect to such dividend or distribution, the Total Leverage Ratio is equal to or less than 3.30 to 1.00; and

(i)                 the Company may declare and pay dividends or make other distributions (directly or indirectly) to its equity holders in an aggregate amount not to exceed the greater of $250,000,000 and 1.5% of Consolidated Total Assets.

Section 6.07.             Transactions with Affiliates.

(a)               Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms no less favorable to the Company or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate.

(b)               The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement:

(i)               any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the board of directors of the Company,

(ii)              loans or advances to employees or consultants of the Company, any Parent Entity or any of the Subsidiaries in accordance with Section 6.04(d),

(iii)               transactions among the Company or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction,

(iv)               the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of the Company, any Parent Entity and the Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Company and its Subsidiaries (which shall be 100% for so long as such Parent Entity beneficially owns no assets other than the Equity Interests in the Company and assets incidental to the ownership of the Company and its Subsidiaries)),

(v)              subject to the limitations set forth in (xiv), if applicable, transactions pursuant to the Loan Documents and permitted agreements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment or replacement thereto to the extent such amendment or replacement is not adverse to the Lenders in any material respect,

(vi)               (A) any employment agreements entered into by the Company or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vii)              dividends, redemptions and repurchases permitted under Section 6.06,

(viii)               [reserved],

(ix)               [reserved],

(x)              payments by the Company or any of the Subsidiaries to any Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the board of directors of the Company, or a majority of disinterested members of the board of directors of the Company, in good faith,

(xi)               transactions with Wholly Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

(xii)              any transaction in respect of which the Company delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the board of directors of the Company from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Company qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Company or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate,

(xiii)               transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business,

(xiv)               any agreement to pay, and the payment of, monitoring, management, transaction, advisory or similar fees: (A) in an aggregate amount in any fiscal year of the Company not to exceed the sum of (1) the greater of $7,500,000 and 2.0% of EBITDA, plus reasonable out of pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods; plus (2) any deferred fees (to the extent such fees were within such amount in clause (A)(1) above originally); and (B) 2.0% of the value of transactions with respect to which any Affiliate provides any transaction, advisory or other services,

(xv)              the issuance, sale, transfer of Equity Interests of the Company and capital contributions to the Company,

(xvi)               [reserved];

(xvii)              [reserved];

(xviii)               [reserved];

(xix)               payments or loans (or cancellation of loans) to employees or consultants that are (i) approved by a majority of the board of directors of the Company in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement;

(xx)              transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Company or the Subsidiaries;

(xxi)               transactions between the Company or any of the Subsidiaries and any person, a director of which is also a director of the Company, provided, however, that (A) such director abstains from voting as a director of the Company, on any matter involving such other person and (B) such person is not an Affiliate of the Company for any reason other than such director’s acting in such capacity;

(xxii)              transactions permitted by, and complying with, the provisions of Section 6.05;

(xxiii)               intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Company) for the purpose of improving the consolidated tax efficiency of the Loan Parties and not for the purpose of circumventing any covenant set forth herein.

Section 6.08.             Business of the Loan Parties and the Subsidiaries. Notwithstanding any other provisions of this Agreement, engage at any time in any business or business activity other than any business or business activity conducted by any of them on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

Section 6.09.             Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

(a)               Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of formation or incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Company or any Subsidiary.

(b)               (i)    Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing except for (A) Refinancings permitted by Section 6.01(l) or (r), (B) payments of regularly scheduled interest, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date for any Junior Financing, (C) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds contributed to the Company (directly or indirectly) by any Parent Entity from the issuance, sale or exchange by any Parent Entity of Equity Interests made within eighteen months prior thereto, (D) the conversion of any Junior Financing to Equity Interests of any Parent Entity or (E) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and after giving effect to such payment or distribution, the Company would be in Pro Forma Compliance, payments or distributions in respect of Junior Financings prior to their scheduled maturity made, in an aggregate amount, not to exceed the sum of (x) the greater of (1) $100,000,000 and (2) 1% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such payment or distribution for which financial statements have been delivered pursuant to Section 5.04 and (y) the portion, if any, of the Cumulative Credit on the date of such payment or distribution that the Company elects to apply to this Section 6.09(b)(i), such election to be specified in a written notice of a Responsible Officer of the Company calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; or

(ii)             Amend or modify, or permit the amendment or modification of, any provision of Junior Financing, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not in any manner materially adverse to the Lenders and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness.”

(c)               Permit any Restricted Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Company or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Company or such Material Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A)             restrictions imposed by applicable law;

(B)              contractual encumbrances or restrictions in effect on the Closing Date under Indebtedness existing on the Closing Date and set forth on Schedule 6.09, the Senior Secured Notes (so long as such restrictions are no more restrictive than the analogous provisions of this Agreement), Senior Unsecured Notes Documents, any New Vessel Financings or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness and, in each case, any similar contractual encumbrances or restrictions and any amendment, modification, supplement, replacement or refinancing of such agreements or instruments that does not expand the scope of any such encumbrance or restriction;

(C)              any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of such Subsidiary pending the closing of such sale or disposition;

(D)             customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(E)              any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F)              any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01~~(aa)~~  or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in this Agreement (or in the case of indebtedness incurred pursuant to Section 6.01(aa), the Senior Unsecured Notes Documents) or are market terms at the time of issuance;

(G)             customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(H)             customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(I)                customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J)                customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(K)             customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Company has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Company and its Subsidiaries to meet their ongoing obligations;

(L)              customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(M)            any agreement in effect at the time an entity becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary, and any agreements of the Acquired Company in effect at the time of the Acquisition;

(N)             restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the Company that is not a Loan Party;

(O)             customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P)              restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or

(Q)             any encumbrances or restrictions of the type referred to in Sections 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (O) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.10.             Swap Agreements. Enter into any Swap Agreement, other than (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities (including raw material, supply costs and currency risks), (b) any Swap Agreement entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest bearing liability or investment of the Company or any Subsidiary and (c) any Swap Agreement entered into in order to swap currency in connection with funding the business of the Company or any Subsidiary in the ordinary course of business.

Section 6.11.             Fiscal Year; Accounting. In the case of the Company, permit its fiscal year to end on any date other than December 31 without prior notice to the Administrative Agent given concurrently with any required notice to the SEC.

Section 6.12.             Loan-to-Value Ratio. Other than during a Covenant Relief Period, permit the Loan-to-Value Ratio to be greater than or equal to 0.70 to 1.0 at any time.

Section 6.13.             Free Liquidity. Other than during a Covenant Relief Period, permit Free Liquidity to be less than $~~200,000,000~~250,000,000 at any time; provided, that, if the Free Liquidity required by this Section 6.13 at any time is less favorable to the Secured Parties than as set forth in either of the ECA Facilities, this Section 6.13 shall be deemed automatically amended so as to be on equally favorable terms as the most favorable of the ECA Facilities.

Section 6.14.             Total Net Funded Debt to Total Capitalization. Other than during a Covenant Relief Period, permit the ratio of Total Net Funded Debt to Total Capitalization to be greater than as set forth in the table below for each specified fiscal quarter; provided, that, if the ratio of Total Net Funded Debt to Total Capitalization required by this Section 6.14 at any time is less favorable to the Secured Parties than as set forth in either of the ECA Facilities, this Section 6.14 shall be deemed automatically amended so as to be on equally favorable terms as the most favorable of the ECA Facilities:

~~Quarter Ended:~~	~~3/31/23~~	~~6/30/23~~	~~9/30/23~~	~~12/31/23~~
Quarter Ended:	Total Net Funded Debt to Total Capitalization:	~~0.86~~ 	~~0.85~~ 	~~0.83~~ 	~~0.83~~
3/31/23	0.93
6/30/23	0.92
9/30/23	0.91
12/31/23	0.91
3/31/24	0.91
6/30/24	0.90
9/30/24	0.88
12/31/24	0.87

Section 6.15.             EBITDA to Consolidated Debt Service. Other than during a Covenant Relief Period, permit the ratio of EBITDA to Consolidated Debt Service for the Company and its Subsidiaries on a consolidated basis at the end of any fiscal quarter, computed for the period of the four consecutive fiscal quarters ending as at the end of the relevant fiscal quarter, to be less than 1.25 to 1.0, unless Free Liquidity of the Company and its Subsidiaries on a consolidated basis at all times during the period of four consecutive fiscal quarters ending as at the end of the relevant fiscal quarter was equal to or greater than $~~200,000,000~~300,000,000; provided, that, if the ratio of EBITDA to Consolidated Debt Service required by this Section 6.15 at any time is less favorable to the Secured Parties than as set forth in either of the ECA Facilities, this Section 6.15 shall be deemed automatically amended so as to be on equally favorable terms as the most favorable of the ECA Facilities.

Section 6.16.             Deferral Period Additional Covenants. During the Deferral Period, (i) make dividends, payments or distributions with respect to Equity Interests or Junior Financing that would otherwise be permitted to be made under Sections 6.06(c), 6.06(e), 6.06(g), 6.06(h) and 6.06(i), (ii) make, or agree to offer to pay or make, directly or indirectly, any payment or other distribution that would otherwise be permitted under Section 6.09(b)(E) hereof (it being understood that, for purposes of this Section 6.16, (x) any conversion of debt into equity shall not constitute a prepayment that is restricted by Section 6.09(b) and (y) any customary asset sale and change of control offers or repurchase rights shall not constitute an agreement or offer to prepay that is restricted by 6.09(b)), or (iii) make any Investments in Unrestricted Subsidiaries (or designate any Subsidiary an “Unrestricted Subsidiary” pursuant to the definition thereof).

Section 6.17.             Covenant Relief Period Additional Covenants. During the Covenant Relief Period, (i) make dividends, payments or distributions with respect to Equity Interests or Junior Financing that would otherwise be permitted to be made under Sections 6.06(c), 6.06(e), 6.06(g), 6.06(h) and 6.06(i), (ii) make, or agree to offer to pay or make, directly or indirectly, any payment or other distribution that would otherwise be permitted under Section 6.09(b)(i)(E) hereof (it being understood that, for purposes of this Section 6.17, (x) any conversion of debt into equity shall not constitute a prepayment that is restricted by Section 6.09(b) and (y) any customary asset sale and change of control offers or repurchase rights shall not constitute an agreement or offer to prepay that is restricted by 6.09(b)), (iii) make any Investments in Unrestricted Subsidiaries (or designate any Subsidiary an “Unrestricted Subsidiary” pursuant to the definition thereof) or make Investments pursuant to any of Section 6.04(a)(y) (other than up to $200,000,000 in the aggregate of such Investments at any time outstanding, together with all Investments made under Section 6.04(i)), 6.04(i) (other than up to $200,000,000 in the aggregate of such Investments at any time outstanding, together with all Investments made under Section 6.04(a)(y)), 6.04(j), 6.04(m), 6.04(q), 6.04(t), 6.04(x), 6.04(bb) or 6.04(ee), (iv) sell or disposed of any Mortgaged Vessel (other than pursuant to a Permitted Vessel Transfer or dispositions pursuant to Section 6.05(i)); provided that, notwithstanding the foregoing, one Mortgaged Vessel that has been subject to an appraisal performed not less than 90 days prior to such sale or disposition (which appraisal shall be subject to methodology satisfactory to the Administrative Agent) (an “Appraisal” and the value determined in such Appraisal, the “Appraised Value”) may be sold or disposed of during the Covenant Relief Period so long as either, at the option of the Borrower, (x) (A) no later than three Business Days following the consummation of such sale or disposition, the ~~Borrower~~Company prepays Term Loans, in accordance with the provisions of clauses (c) and (d) of Section 2.10, in an amount equal to the greater of (i) the Net Proceeds of such sale or disposition (without giving effect to the provisos set forth in clause (a) of the definition of “Net Proceeds”) and (ii) 50% of the Appraised Value of such Mortgaged Vessel and (B) immediately after giving effect to such sale or disposition and prepayment of Term Loans, the Loan-to-Value Ratio shall be no greater than the Loan-to-Value Ratio immediately prior to such sale or (y) (A) prior to or concurrently with the release of the Vessel Mortgage on the Vessel so disposed of, the ~~Borrower~~Company shall have caused an additional Vessel registered under the laws of a Permitted Flag Jurisdiction that is free and clear of Liens to become a Mortgaged Vessel and shall have complied with the requirements of clauses (f) through (g) of the definition of “Collateral and Guarantee Requirement” mutatis mutandis, (B) the Vessel which becomes a Mortgaged Vessel shall have had an Appraisal performed not less than 90 days prior to such sale or disposition and (C) the additional Vessel that becomes a Mortgaged Vessel shall be of a newer age than, and shall have an Appraised Value that is not less than the Appraised Value of, the Vessel being so disposed or (v) permit Free Liquidity at any time to be less than $200,000,000, and with respect to each month ending during the Covenant Relief Period, the ~~Borrower~~Company shall deliver a certificate of a Responsible Officer of the Company to the Administrative Agent, setting forth the calculation of Free Liquidity as of the last day of such month, which certificate shall be delivered on or prior to the fifth Business Day following the end of such month.

Article VII

[RESERVED]

Article VIII

Events of Default

Section 8.01.             Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a)               any representation or warranty made or deemed made by any Borrower or any other Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b)               default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)               default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable; provided, however, that no Event of Default shall occur for purposes of this Section 8.01 until the expiry of three Business Days following the date on which such payment is due;

(d)               default shall be made in the due observance or performance by any Borrower of any covenant, condition or agreement contained in Sections 2.05(c), 5.01(a), 5.05(a) or 5.08 or in Article VI; provided, that, any breach of Section 6.16 during the Deferral Period shall not constitute an Event of Default under the Term A Facility or the Revolving Facility and the Term A Loans and Revolving Facility Loans may not be accelerated as a result thereof unless there are Term A-1 Loans and Deferred Term A Loans outstanding that have been accelerated by the Required Deferring Lenders as a result of such breach;

(e)               default shall be made in the due observance or performance by any Borrower or any other Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company;

(f)                (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or (ii) the Company or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g)               there shall have occurred a Change in Control;

(h)               an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any of the Material Subsidiaries, or of a substantial part of the property or assets of the Company or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of the Material Subsidiaries or for a substantial part of the property or assets of the Company or any of the Material Subsidiaries or (iii) the winding-up or liquidation of the Company or any Material Subsidiary (except, in the case of any Material Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                 the Company or any Material Subsidiary shall (1) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (2) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of the Material Subsidiaries or for a substantial part of the property or assets of the Company or any Material Subsidiary, (4) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (5) make a general assignment for the benefit of creditors or (6) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j)                 the failure by the Company or any Material Subsidiary to pay one or more final judgments aggregating in excess of $75,000,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any Material Subsidiary to enforce any such judgment;

(k)               (i) a Reportable Event or Reportable Events shall have occurred with respect to any Plan or a trustee shall be appointed by a United States district court to administer any Plan, (ii) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Multiemployer Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) the Company or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (v) the Company or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;

(l)                 (i) any Loan Document shall for any reason be asserted in writing by any Borrower or any Subsidiary Guarantor not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and which extends to assets that are not immaterial to the Company and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by any Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements or take the actions required to be taken by the Collateral Agent as described on Schedule 3.04 and except to the extent that such loss is covered by a lender’s title insurance policy and the Collateral Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the Guarantees pursuant to the Security Documents by any Borrower or any other Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by any Borrower or any other Loan Party not to be in effect or not to be legal, valid and binding obligations;

(m)             (i) so long as any Pari Passu Senior Secured Notes that constitute “Senior Secured Obligations” as defined in and under the Collateral Agreement are outstanding, the First Lien (Single Agent) Intercreditor Agreement, ~~and~~ (ii) so long as any Pari Passu Senior Secured Notes that do not constitute “Senior Secured Obligations” as defined in and under the Collateral Agreement are outstanding, the First Lien (Separate Agent) Intercreditor Agreement, and (iii) so long as any other Senior Secured Notes secured on a junior basis to the Liens on the Collateral securing the Obligations are outstanding and are subject to the Second Lien Intercreditor Agreement, the Second Lien Intercreditor Agreement shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against any party thereto (or against any person on whose behalf any such party makes any covenants or agreements therein), or otherwise not be effective to create the rights and obligations purported to be created thereunder, unless the same results directly from the action or inaction of the Administrative Agent;

then, and in every such event (other than (x) an event with respect to the Borrowers described in paragraph (h) or (i) above and (y) an event described in clause (d) above arising with respect to a failure to comply with Section 6.16 during the Deferral Period, unless the conditions of the first proviso contained in clause (d) above have been satisfied), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand cash collateral pursuant to Section 2.05(j); and in any event with respect to the Borrowers described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding. In the case of an Event of Default under clause (d) above arising with respect to a failure to comply with Section 6.16 during the Deferral Period and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Deferring Lenders, shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Term A-1 Loan Commitments and Deferred Term A Loan Commitments, (ii) declare the Term A-1 Loans and Deferred Term A Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees with respect thereto, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.02.             Right to Cure. Notwithstanding anything to the contrary contained in Section 8.01, in the event that the Company fails (or, but for the operation of this Section 8.02, would fail) to comply with the requirements of Section 6.12, 6.13, 6.14 or 6.15 then, until the expiration of the tenth Business Day subsequent to the date of the certificate calculating such covenant is required to be delivered pursuant to Section 5.04(c), the Company may, at its option, cure such non-compliance by:

(a)               In the case of a failure to comply with Section 6.12, delivering additional property over which the Collateral Agent has a perfected, first priority Lien for the benefit of the Lenders and the other Secured Parties, which additional property shall be acceptable to the Required Lenders (it being understood that, in all events, cash shall be acceptable, and separate approval thereof from any Agent or Lender shall not be required) and following such delivery the Cure Collateral Fair Market Value of such additional property shall be added to the Value Component as of the date of measurement; and/or

(b)               In the case of a failure to comply with Section 6.12, ratably prepaying (x) outstanding Term Loans (but only to the extent permitted as a voluntary prepayment under Section 2.11(a)) and (y) Revolving Facility Credit Exposure, (which, with respect to any issued but undrawn Letters of Credit, shall mean cash collateralizing such Letters of Credit in the manner provided in Section 2.05(j)), and following such prepayments, the total amount of such prepayments shall be subtracted from the Loan Component, as of the date of measurement; and/or

(c)               In the case of a failure to comply with Section 6.13, 6.14 or 6.15, issuing Permitted Cure Securities for cash or otherwise receiving cash contributions to the capital of the Company (the “Cure Right”), and upon the receipt by the Company of such cash (the “Cure Amount”) pursuant to the exercise of such Cure Right, (A) in the case of Section 6.13, Free Liquidity shall be increased by the Cure Amount, as of the date of measurement, (B) in the case of Section 6.14, the Total Net Funded Debt shall be decreased by the Cure Amount, as of the date of measurement and (C) in the case of Section 6.15, the ratio of EBITDA to Consolidated Debt, as applicable, shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to such applicable quarter and any four quarter period that includes such quarter by the Cure Amount; provided, that, for purposes of complying with Section 6.15, (i) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised and (ii) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.15.

If,

(i)               in case of a failure to comply with Section 6.12, after giving effect to the transactions in paragraphs (a) and/or (b) of this Section 8.02, the Company shall then be in compliance with the requirements of Section 6.12; and/or

(ii)              in case of a failure to comply with Section 6.13, after giving effect to the transactions in paragraph (c) of this Section 8.02, the Company shall then be in compliance with the requirements of Section 6.13; and/or

(iii)               in case of a failure to comply with Section 6.14, after giving effect to the transactions in paragraph (c) of this Section 8.02, the Company shall then be in compliance with the requirements of Section 6.14; and/or

(iv)               in case of a failure to comply with Section 6.15, after giving effect to the transactions in paragraph (c) of this Section 8.02, the Company shall then be in compliance with the requirements of Section 6.15, then in each case, the Company shall be deemed to have satisfied the requirements of the relevant Section(s) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such Section(s) that had occurred shall be deemed cured for all purposes of this Agreement.

Section 8.03.             Application of Proceeds. The proceeds received by the Administrative Agent or the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent and/or the Collateral Agent of the remedies provided for herein or in any other Loan Document shall be applied, in full or in part, together with any other sums then held by the Administrative Agent or the Collateral Agent pursuant to this Agreement or any other Loan Document, as provided in Section 4.02 of the Collateral Agreement.

Article IX

The Agents

Section 9.01.             Appointment.

(a)               Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, including as the Collateral Agent and as the Mortgage Trustee for such Lender and the other Secured Parties under the Security Documents, including the Vessel Mortgages, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents to which it is a party, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b)               In furtherance of the foregoing, each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements) hereby appoints and authorizes the Collateral Agent and the Mortgage Trustee to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and the Mortgage Trustee (and any Subagents appointed by the Collateral Agent or the Mortgage Trustee pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent or the Mortgage Trustee) shall be entitled to the benefits of this Article IX (including Section 9.07) as though the Collateral Agent and the Mortgage Trustee (and any of their respective Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c)               Each Lender (in its capacities as a Lender and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Swap Agreements)) irrevocably authorizes the Administrative Agent, the Collateral Agent or the Mortgage Trustee, as applicable, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Administrative Agent, the Collateral Agent or the Mortgage Trustee under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations and expense reimbursement claims to the extent no claim therefor has been made) and the termination of all Letters of Credit, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a person that is not (and is not required to become) a Loan Party, (C) if approved, authorized or ratified in writing in accordance with Section 10.08 of this Agreement or (D) to the extent excluded from the security interest granted under the Collateral Agreement pursuant to Section 3.01 thereof, (ii) to release any Subsidiary Guarantor from its obligations under the Loan Documents if such person ceases to be a Subsidiary as a result of a transaction permitted hereunder, (iii) to subordinate any Lien on any property granted to or held by the Collateral Agent or Mortgage Trustee under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(e)(2)(b) and (iv) enter into any First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement, to the extent contemplated by the terms hereof, and acknowledge that any such First Lien Intercreditor Agreement and Second Lien Intercreditor Agreement will be binding upon them. Upon request by an Agent, at any time, the Required Lenders will confirm in writing the Administrative Agent’s, the Collateral Agent’s or the Mortgage Trustee’s, as applicable, authority to release its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Loan Documents.

(d)               In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

Section 9.02.             Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent may also from time to time, when the Administrative Agent deems it to be necessary or desirable, appoint one or more trustees, co trustees, collateral co agents, collateral subagents or attorneys in fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. Should any instrument in writing from any Loan Party be required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney in fact or Subagent that it selects in accordance with the foregoing provisions of this Section 9.02 in the absence of the Administrative Agent’s gross negligence or willful misconduct.

Section 9.03.             Exculpatory Provisions. Neither any Agent or its Affiliates nor any of their respective officers, directors, employees, agents, attorneys in fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by a Borrower, a Lender or an Issuing Bank. Neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04.             Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Administrative Agent may conclusively rely on information provided to it by the Former Agent with respect to the Original Credit Agreement prior to the First Restatement Effective Date. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Credit Event. The Administrative Agent may consult with legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document (including with respect to any matter hereunder or under any other Loan Document that is subject to such Agent’s consent or approval) unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it (or, in the case of the Collateral Agent, the Administrative Agent) deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all of the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 9.05.             Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or any other portion of the Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 9.06.             Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 9.07.             Indemnification. The Lenders severally agree to indemnify each Agent and each Issuing Bank in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure, outstanding Term Loans and unused Commitments hereunder; provided, that the aggregate principal amount of L/C Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Credit Exposure), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or such Issuing Bank in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or such Issuing Bank under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s or such Issuing Bank’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder, and the resignation or removal of any Agent or any Issuing Bank.

Section 9.08.             Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit participated in, by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

Section 9.09.             Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be withheld or delayed unreasonably), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” means such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.09 shall apply mutatis mutandis to the Collateral Agent, provided that the Administrative Agent and the Collateral Agent shall at all times be the same person.

Section 9.10.             Withholding Tax. To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 9.10. For the avoidance of doubt, the term “Lender” shall include any Issuing Bank.

Section 9.11.             Agent and Arrangers. Neither the Joint Bookrunners, the Co-Documentation Agents nor any of the Arrangers shall have any duties or responsibilities hereunder in its capacity as such. Without limiting any other provision of this Article, neither the Joint Bookrunners, the Co-Documentation Agents nor any of the Arrangers in their respective capacities as such shall have or be deemed to have any fiduciary relationship with any Lender (including any Issuing Bank) or any other person by reason of this Agreement or any other Loan Document.

Section 9.12.             Ship Mortgage Trust. The Mortgage Trustee agrees and declares, and each of the other Secured Parties acknowledges, that, subject to the terms and conditions of this Section 9.12, the Mortgage Trustee holds the Trust Property in trust for the Secured Parties absolutely.  Each of the other Secured Parties agrees that the obligations, rights and benefits vested in the Mortgage Trustee shall be performed and exercised in accordance with this Section 9.12.  For the avoidance of doubt, the Mortgage Trustee shall have the benefit of all of the provisions of this Agreement (including exculpatory and indemnification provisions) benefiting it in its capacity as Collateral Agent for the Secured Parties.  In addition, the Mortgage Trustee and any attorney, agent or delegate of the Mortgage Trustee may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Mortgage Trustee or any other such person by or pursuant to the Vessel Mortgages or in respect of anything else done or omitted to be done in any way relating to the Vessel Mortgages (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Mortgage Trustee’s gross negligence or willful misconduct).

Section 9.13.             Acknowledgements of Lenders and Issuing Banks.

(a)               Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Bank under this Section 9.13 shall be conclusive, absent manifest error.

(b)               Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)             The Company and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from a Borrower or any other Loan Party for the purpose of making such erroneous Payment.

(d)            Each party’s obligations under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Article X

Miscellaneous

Section 10.01.         Notices; Communications.

(a)               Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)               if to any Loan Party, the Administrative Agent, the Collateral Agent or an Issuing Bank to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 10.01; and

(ii)              if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)               Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.

(c)               Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.01(b) above shall be effective as provided in such Section 10.01(b).

(d)               Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(e)               Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 10.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Loan Parties post such documents, or provides a link thereto on the Loan Parties’ website on the Internet at the website address listed on Schedule 10.01, or (ii) on which such documents are posted on the Loan Parties’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) the Loan Parties shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Loan Parties shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the certificates required by Section 5.04(c) to the Administrative Agent. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 10.02.         Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17 and 10.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

Section 10.03.         Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have received copies of this Agreement which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Issuing Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

Section 10.04.         Successors and Assigns.

(a)               The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 10.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)               (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender (such Lender, an “Assignor”) may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)             the Company; provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below), or, if an Event of Default under Sections 8.01(b), (c), (h) or (i) has occurred and is continuing, any other person;

(B)              the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund or an Affiliate of the Borrowers made in accordance with this Section 10.04(b)(i) or Section 10.21; and

(C)              the Issuing Banks; provided that no consent of the Issuing Banks shall be required for an assignment of all or any portion of a Term Loan.

(ii)              Assignments shall be subject to the following additional conditions:

(A)             except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1,000,000 in the case of Term Loans and (y) $1,000,000 in the case of Revolving Facility Loans or Revolving Facility Commitments, unless each of the Company and the Administrative Agent otherwise consent; provided that (1) no such consent of the Company shall be required if an Event of Default under Sections 8.01(b), (c), (h) or (i) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds shall be treated as one assignment), if any;

(B)              the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the discretion of the Administrative Agent);

(C)              the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms; and

(D)             the Assignee shall not be a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries; except in accordance with Section 10.04(b)(i) or Section 10.21.

For the purposes of this Section 10.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)               Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.04.

(iv)               The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and Revolving L/C Exposure owing to, each Lender pursuant to the terms of this Agreement from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms of this Agreement as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)              Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to such assignment required by paragraph (b) of this Section and any applicable tax forms, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).

(vi)               If the consent of the Company to an assignment or to an Approved Fund is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 10.04(b)(ii)(A)), the Company shall be deemed to have given its consent ten Business Days after the date written notice thereof has been delivered by the Assignor (through the Administrative Agent or the electronic settlement system used in connection with any such assignment) unless such consent is expressly refused by the Company prior to such tenth Business Day.

(c)               By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its applicable Commitment, and the outstanding balances of its Term Loans and Revolving Facility Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Company or any Subsidiary or the performance or observance by the Company or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 (or delivered pursuant to Section 5.04), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes each the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, as applicable, by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)               (i) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 10.04(a)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 10.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section 10.04, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and Section 2.19 and it being understood that the documentation required under Section 2.17(e) shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender, provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other Tax proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii)              A Participant shall not be entitled to receive any greater payment under 2.14, 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed), which consent shall state that it is being given pursuant to this Section 10.04(d)(ii); provided that each potential Participant shall provide such information as is reasonably requested by the Company in order for the Company to determine whether to provide its consent.

(e)               Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f)                The Borrowers, upon receipt of written notice from any relevant Lender, agree to issue Notes to such Lender requiring Notes to facilitate transactions of the type described in paragraph (e) above.

(g)               Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrowers or the Administrative Agent. Each Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(h)               If the Borrowers wish to replace the Loans or Commitments under any Facility with ones having different terms, they shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (1) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (2) amend the terms thereof in accordance with Section 10.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 10.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrowers), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 10.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph (h) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(i)                 Notwithstanding anything to the contrary in Section 2.18(c) (which provisions shall not be applicable to clauses (i) or (j) of this Section 10.04), the Borrowers may purchase by way of assignment and become Assignees with respect to Term Loans at any time and from time to time from Lenders in accordance with Section 10.04(b) hereof (“Permitted Loan Purchases”); provided that (A) any such purchase occurs pursuant to Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between the applicable Borrower and the Administrative Agent; provided that the Borrowers shall be entitled to make open market purchases of the Term Loans without complying with such Dutch auction procedures so long as the aggregate principal amount (calculated on the par amount thereof) of all Term Loans purchased in open market purchases from the Closing Date does not exceed the Permitted Loan Purchases Amount, (B) for the avoidance of doubt, no Revolving Facility Commitments or Revolving Facility Loans may be purchased by the Borrowers, (C) no Permitted Loan Purchases shall be made from the proceeds of any Revolving Facility Loans, (D) no Default or Event of Default has occurred and is continuing or would result from the Permitted Loan Purchase, (E) upon consummation of any such Permitted Loan Purchase, the Loans purchased pursuant thereto shall be deemed to be automatically and immediately cancelled and extinguished in accordance with Section 10.04(j) and (F) in connection with any such Permitted Loan Purchase, the applicable Borrower and such Lender that is the Assignor shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 10.04(b)(ii)(B)) and shall otherwise comply with the conditions to assignments under this Section 10.04.

(j)                 Each Permitted Loan Purchase shall, for purposes of this Agreement (including without limitation, Section 2.08(b)) be deemed to be an automatic and immediate cancellation and extinguishment of such Term Loans and the applicable Borrower shall, upon consummation of any Permitted Loan Purchase, notify the Administrative Agent that the Register be updated to record such event as if it were a prepayment of such Loans.

Section 10.05.         Expenses; Indemnity.

(a)               Costs and Expenses. The Borrowers jointly and severally agree to pay (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent in connection with the syndication of the Commitments or in the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Company and the reasonable fees, disbursements and charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions of this Agreement or thereof (whether or not the Transactions hereby contemplated shall be consummated), including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent and the Arrangers, and, if necessary, the reasonable fees, charges and documented out-of-pocket expenses and disbursements of one local counsel per jurisdiction, and (ii) all out-of-pocket expenses (including Other Taxes) incurred by the Agents and any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the fees, charges and disbursements of counsel for the Agents or, after any Event of Default under Section 8.01(b), (c), (h) (with respect to the Borrowers) or (i) (with respect to the Borrowers), counsel for the Lenders (in each case including any special and local counsel).

(b)               Indemnification by the Borrowers. The Borrowers jointly and severally agree to indemnify the Administrative Agent, the Agents, the Arrangers, the Joint Bookrunners, each Issuing Bank, each Lender, each of their respective Affiliates and each of their respective directors, trustees, officers, employees, agents, trustees and advisors (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (except the allocated costs of in house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby (including the Acquisition Transactions), (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Company or any of its subsidiaries or Affiliates; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee (for purposes of this proviso only, each of the Administrative Agent, any Arranger, any Joint Bookrunner, any Issuing Bank or any Lender shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties, shall be treated as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrowers jointly and severally agree to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction) (except the allocated costs of in house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any Environmental Claim or Environmental Liability related in any way to the Company or any of the Subsidiaries or its predecessors; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties. None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Company or any of the subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities, the Transactions or the Acquisition Transactions. The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c)               Taxes. Except as expressly provided in Section 10.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 10.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim), which shall be governed exclusively by Section 2.17 and, to the extent set forth therein, Section 2.15.

(d)               Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)               Survival. The agreements in this Section 10.05 shall survive the resignation or removal of either Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

Section 10.06.         Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrowers or any Subsidiary against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender and each Issuing Bank under this Section 10.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have. Each Lender and Issuing Bank agrees to notify the Administrative Agent promptly after any such set off and application; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 10.07.         Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 10.08.         Waivers; Amendment.

(a)               No failure or delay of either Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b)               Subject to Section 2.14, neither this Agreement nor any other Loan Document nor any provision of this Agreement or thereof may be waived, amended or modified except (x) as provided in Section 2.21, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Agent party thereto and consented to by the Required Lenders; provided, however, that no such agreement shall

(i)               decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the applicable Revolving Facility Maturity Date, without the prior written consent of each Lender directly affected thereby, except as provided in Section 2.05(c); provided that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

(ii)              increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender),

(iii)               extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv)               amend the provisions of Section 4.02 of the Collateral Agreement, or any analogous provision of any other Security Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

(v)              amend or modify the provisions of this Section 10.08 or the definition of the terms “Required Lenders,” “Majority Lenders,” or any other provision of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),

(vi)               release all or substantially all the Collateral or all or substantially all of the Subsidiary Guarantors from their respective Guarantees under the Collateral Agreement, unless, in the case of a Subsidiary Guarantor, all or substantially all the Equity Interests of such Subsidiary Guarantor is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender, or

(vii)              effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lender participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent or an Issuing Bank hereunder without the prior written consent of such Agent or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 10.08 and any consent by any Lender pursuant to this Section 10.08 shall bind any Assignee of such Lender.

Notwithstanding the foregoing, (i) only the consent of the Required Revolving Facility Lenders shall be required to (and only the Required Revolving Facility Lenders shall have the ability to) waive, amend or modify the conditions set forth in Section 4.01 and (ii) only the consent of the Required Deferring Lenders shall be required (and only the Required Deferring Lenders shall have the ability to) waive, amend or modify Section 6.16.

(c)               Without the consent of any Arranger or Lender or Issuing Bank, the Loan Parties and the Administrative Agent and/or Collateral Agent, as applicable, may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d)               Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e)               Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrowers and the Administrative Agent to the extent necessary to integrate any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments in a manner consistent with Section 2.21, including, with respect to Other Incremental Revolving Loans or Other Incremental Term Loans, as may be necessary to establish such Incremental Term Loan Commitments or Revolving Facility Loans as a separate Class or tranche from the existing Term Loan Commitments or Incremental Revolving Facility Commitments.

Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

Section 10.09.         Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter of this Agreement. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter of this Agreement is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, any fee letters previously entered into between the Agents, the Arrangers and the Joint Bookrunners shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 10.10.         No Liability of the Issuing Bank. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrowers shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrowers, to the extent of any direct, but not consequential, damages suffered by the Borrowers that the Borrowers prove were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Section 10.11.         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.11.

Section 10.12.         Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.13.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 10.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents, including, without limitation, any Assignment and Assumption or Incremental Assumption Agreement, shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.14.         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.15.         Jurisdiction; Consent to Service of Process.

(a)               Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City in the borough of Manhattan, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(b)               Waiver of Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York Court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)               Service of Process. Each Loan Party irrevocably appoints National Registered Agents, Inc. at 875 Avenue of the Americas, Suite 501, New York, New York 10001 as its authorized agent (the “Process Agent”) on which any and all legal process may be served in any action, suit or proceeding brought in any New York Court. Each Loan Party agrees that service of process in respect of it upon the Process Agent, together with written notice of such service given to it in the manner provided for notices in Section 10.01, shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each Loan Party agrees that the failure of the Process Agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any such action, suit or proceeding based thereon. If for any reason the Process Agent named above shall cease to be available to act as such, each Loan Party agrees to irrevocably appoint a replacement process agent in New York City, as its authorized agent for service of process, on the terms and for the purposes specified in this paragraph (c). Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable law or to obtain jurisdiction over any party or bring actions, suits or proceedings against any party in such other jurisdictions, and in such matter, as may be permitted by applicable law.

Section 10.16.         Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to any Loan Party and any Subsidiary furnished to it by or on behalf of such Loan Party or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 10.16 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to such Loan Party or any other Subsidiary) and shall not reveal the same other than to its Related Parties with a need to know and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the Financial Industry Regulatory Authority, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 10.04(e) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (or any of its Related Parties) (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (F) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.16) ~~and~~, (G) to any credit insurance provider relating to the Borrowers and their obligations (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 10.16) or (H) subject to Section 5.17, including the proviso in the first sentence thereof, to a classification society or other entity which a Lender has engaged to make calculations necessary to enable that Lender to comply with its reporting obligations under the Poseidon Principles. In addition, each Agent, each Issuing Bank and each Lender may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents, the Issuing Banks and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

Section 10.17.         Platform; Borrower Materials. The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a “Public Lender”). Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Banks and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 10.18.         Release of Liens and Guarantees. In the event that any equity holder conveys, sells, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Subsidiary Guarantor to a person that is not thereby required to enter into a Subsidiary Guarantor Pledge Agreement in a transaction not prohibited by Section 6.05 the Collateral Agent, without any recourse to or representation by it, shall promptly (and the Lenders hereby authorize the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrowers and at the Borrowers’ expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Guarantor in a transaction permitted by Section 6.05 and as a result of which such Subsidiary Guarantor would cease to be a Subsidiary, terminate such Subsidiary Guarantor’s obligations under its Guarantee (and, in each case, the Administrative Agent and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. In addition, the Collateral Agent agrees, without any recourse to or representation by it, to take such actions as are reasonably requested by the Borrowers and at the Borrowers’ expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than contingent indemnification obligations and expense reimbursement claims to the extent no claim therefore has been made) are paid in full and all Letters of Credit and Commitments are terminated. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of a Borrower shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of.

Section 10.19.         Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Loan Party in respect of any such sum due from it to any Agent or Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other person who may be entitled thereto under applicable law).

Section 10.20.         USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

Section 10.21.         Affiliate Lenders.

(a)               Each Lender who is an Affiliate of the Borrowers (each, an “Affiliate Lender”; it being understood that neither the Borrowers, nor any of the Subsidiaries may be Affiliate Lenders), in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, agrees that, except with respect to any amendment, modification, waiver, consent or other action described in clauses (i), (ii) or (iii) of the first proviso of Section 10.08(b), such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Subject to clause (c) below, the Borrowers and each Affiliate Lender hereby agree that if a case under Title 11 of the United States Code is commenced against a Borrower, such Borrower shall seek (and each Affiliate Lender shall consent) to designate the vote of any Affiliate Lender and the vote of any Affiliate Lender with respect to any plan of reorganization of such Borrower or any Affiliate of such Borrower shall not be counted. Each Affiliate Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (a).

(b)               Notwithstanding anything to the contrary in this Agreement, no Affiliate Lender shall have any right to (a) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrowers are not then present, (b) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrowers or their representatives, or (c) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents, (d) own more than 25% of the aggregate principal amount of outstanding Term Loans or (e) purchase Revolving Facility Loans or Revolving Facility Commitments. It shall be a condition precedent to each assignment to an Affiliate Lender that such Lender shall have represented in the applicable Assignment and Acceptance, and notified the Administrative Agent (i) that it is (or will be, following the consummation of such assignment) an Affiliate Lender, (ii) that the aggregate amount of Term Loans held by it giving effect to such assignments shall not exceed the amount permitted by clause (d) of the preceding sentence, and (iii) that, as of the date of such purchase and assignment, it is not in possession of material non-public information with respect to the Borrowers, their subsidiaries or their respective securities that (A) has not been disclosed to the assigning Lender prior to such date and (B) could reasonably be expected to have a material effect upon, or otherwise be material to, a Lender’s decision to assign Terms Loans to such Affiliate Lender.

Section 10.22.         No Advisory or Fiduciary Responsibility. In connection with all aspects of the Transactions contemplated hereby, the Borrowers acknowledge and agree that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrowers, the other Loan Parties and their respective Affiliates, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, and the Borrowers and the other Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Agent, each Arranger and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers, any Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other person; (iii) none of the Agents, any Arranger or any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, any Arranger or any Lender has advised or is currently advising the Borrowers or any other Loan Party or their respective Affiliates on other matters) and none of the Agents, any Arranger or any Lender has any obligation to any of the Borrowers, the other Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and the other Loan Parties and their respective Affiliates, and none of the Agents, any Arranger or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrowers and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. Each Borrower hereby agrees that it will not claim that any of the Agents, the Arrangers, the Lenders or their respective affiliates has rendered advisory services of any nature or respect or owes any fiduciary duty to it in connection with any aspect of any transaction contemplated hereby.

Section 10.23.         Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)               the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)               the effects of any Bail-In Action on any such liability, including, if applicable:

(i)               a reduction in full or in part or cancellation of any such liability;

(ii)              a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)               the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.24.         Borrower Representative. Each Borrower hereby designates and appoints the Company as its representative and agent on its behalf (the “Borrower Representative”) for the purposes of issuing Borrowing Requests, Interest Election Requests, and requests for Letters of Credit, delivering certificates, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. Each Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from the Borrower Representative as a notice or communication from both Borrowers. Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 10.25.         Joint and Several Liability. The obligations of each Borrower hereunder are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the other Borrower under this Agreement or any other Loan Document, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 10.25 that the joint and several obligations of the Company and the Co-Borrower hereunder shall be absolute and unconditional under any and all circumstances.

Section 10.26.         Certain ERISA Matters.

(a)               Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, the Joint Bookrunners and each Co-Documentation Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the ~~Borrower~~Company or any other Loan Party, that at least one of the following is and will be true:

(i)               such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)              the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)               (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)               such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)               In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers, the Joint Bookrunners and the Co-Documentation Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the ~~Borrower~~Company or any other Loan Party, that none of the Administrative Agent, any Arranger, any Joint Bookrunner or any Co-Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c)               The Administrative Agent, each Arranger, each Joint Bookrunner and each Co-Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 10.27.         Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Remainder of page left blank intentionally; signature pages ~~follow~~intentionally omitted.]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.~~

~~NCL CORPORATION LTD.,~~
~~as the Company~~

~~By:~~
~~Name:~~
~~Title:~~

~~VOYAGER VESSEL COMPANY, LLC,~~
~~as the Co-Borrower~~

~~By:~~
~~Name:~~
~~Title:~~

~~With respect to Section 1.04 only:~~

~~NORWEGIAN DAWN LIMITED~~

~~NORWEGIAN STAR LIMITED,~~
~~as Subsidiary Guarantors~~

~~By:~~
~~Name:~~
~~Title:~~

~~NORWEGIAN GEM, LTD.~~

~~NORWEGIAN PEARL, LTD.~~

~~NORWEGIAN SPIRIT, LTD.~~

~~NORWEGIAN SUN LIMITED,~~
~~as Subsidiary Guarantors~~

~~By:~~
~~Name:~~
~~Title:~~

~~MARINER, LLC, as Subsidiary Guarantor~~

~~By:~~
~~Name:~~
~~Title:~~

~~INSIGNIA VESSEL ACQUISITION, LLC~~

~~NAUTICA ACQUISITION, LLC~~

~~REGATTA ACQUISITION, LLC~~

~~NAVIGATOR VESSEL COMPANY, LLC,~~
~~as Subsidiary Guarantors~~

~~By:~~
~~Name:~~
~~Title:~~

~~NORWEGIAN SKY, LTD., as Subsidiary Guarantor~~

~~By:~~
~~Name:~~
~~Title:~~

~~JPMORGAN CHASE BANK, N.A.,~~
~~as Administrative Agent, Collateral Agent and Issuing Bank~~

~~By:~~
~~Name:~~
~~Title:~~

~~[__],~~
~~as Term A-1 Lender and as Deferred Term A Lender~~

~~By:~~
~~Name:~~
~~Title:~~